Registration No. 333-290330

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO.2 TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Teucrium Commodity Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6799	45-0602467
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC Three Main Street Suite 215 Burlington, VT 05401 Phone: (802)540-0019
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Sal Gilbertie Chief Executive Officer Teucrium Trading, LLC Three Main Street Suite 215 Burlington, VT 05401 Phone: (802)540-0019
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morrison C. Warren, Esq. Chapman and Cutler LLP 320 South Canal Street Chicago, Illinois 60060	Eric Simanek, Esq. Eversheds Sutherland (US) LLP 700 Sixth Street, NW Washington, DC 20001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer	☐ ☒	Accelerated filer Smaller reporting company Emerging growth company	☐ ☒ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

7RCC Spot Bitcoin and Carbon Credit Futures ETF

7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund” or “Us” or “We” or “BTCK”) is designed to provide investors with a cost‑effective means to gain price exposure to bitcoin and additional exposure to regulated emissions-allowance futures markets. The Fund issues shares (“Shares”) that trade on the NYSE Arca, Inc. (“NYSE Arca” or the “Exchange”) under the symbol “BTCK” and that can be purchased and sold by investors through their broker‑dealer. The Fund’s investment objective is to reflect the daily changes of the price of bitcoin and the value of Carbon Credit Futures (as defined below), as represented by the 7RCC Kaiko Bitcoin Carbon Credit Index (the “Index”), less expenses from the Fund’s operations. Under normal market conditions, the Fund invests its assets in bitcoin and carbon credit futures contracts that comprise the Index (“Carbon Credit Futures”), in an approximate ratio of 80:20, respectively.

The sponsor to the Fund is Teucrium Trading, LLC (the “Sponsor”), which receives a management fee (the “Sponsor Fee”). From the Sponsor Fee, the Sponsor has contractually agreed to pay all of the routine operational, administrative and other ordinary expenses of the Fund, excluding brokerage fees, interest expenses, and certain non-recurring or extraordinary fees and expenses. The Fund is a newly established series of Teucrium Commodity Trust (the “Trust”), and is an exchange-traded fund which issues Shares that represent fractional undivided interest in and ownership of the Fund. The principal office address and telephone number of the Fund, the Trust and the Sponsor is Three Main Street, Suite 215, Burlington, Vermont 05401 and (802) 540‑0019.

This is an initial public offering of the Shares. The Shares will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”). While most investors will purchase and sell Shares through their broker‑dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Creation Baskets”) or multiples thereof at their net asset value (“NAV”) to institutional firms that have entered into an agreement with the Sponsor (“Authorized Purchasers”). For the issuance of a Creation Basket, such issuance may be in exchange for an amount of bitcoin, cash and/or cash equivalents represented by the Creation Basket.  In connection with these transactions, Authorized Purchasers will deliver, or facilitate delivery of, bitcoin or cash to the Fund’s account with the Gemini Trust Company, LLC (the “Bitcoin Custodian” or “Gemini”) (in the case of bitcoin) or U.S. Bank, N.A. (the “Non-Digital Custodian” and collectively with the Bitcoin Custodian, the “Custodians”) (in the case of cash and cash equivalents).  Additionally, the Fund only redeems Shares in blocks of 10,000 Shares called “Redemption Baskets” (or multiples thereof) which may only be redeemed only by Authorized Purchasers. Except when aggregated in Redemption Baskets, Shares are not redeemable securities. For a redemption of a Redemption Basket, Shares shall be redeemed for the amount of bitcoin, cash and/or cash equivalents represented by the Redemption Basket.  The Fund will deliver bitcoin or cash/cash equivalents to the Authorized Purchaser from accounts at the Bitcoin Custodian or Non-Digital Custodian, as applicable, when redeeming Shares.  In connection with both the issuance of a Creation Basket and redemption of a Redemption Basket, the Sponsor will deploy cash proceeds and/or purchase or sell bitcoin as necessary to mirror the composition of bitcoin and Carbon Credit Futures represented by the Index.  In connection with the issuance of Creation Baskets, Authorized Purchasers may sell such Shares, which are listed on NYSE Arca, to the public at per‑Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for the assets in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 120. The Fund’s Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share.

7RCC Global Inc. (“7RCC”) is expected to purchase the initial Creation Baskets of Shares for $250,000, at a per-Share price of $25.00 for these 10,000 Shares (the “Seed Baskets”). Such proceeds are expected to be used by the Fund to purchase bitcoin and Carbon Credit Futures at or prior to the listing of Shares on the Exchange. 7RCC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

This is a best efforts offering; the marketing agent, PINE Distributors, LLC (the “Marketing Agent”), is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. An Authorized Purchaser is under no obligation to purchase Shares. This is intended to be a continuous offering, unless suspended or terminated at any time for certain reasons specified in this prospectus. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the NYSE Arca, Inc. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 20.

Neither the Trust nor the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and therefore neither is subject to regulation thereunder. Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act. 7RCC Spot Bitcoin and Carbon Credit Futures ETF is a commodity pool and Teucrium Trading, LLC is a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”) subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE CFTC HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS COMMODITY POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of the Sponsor, or the Trustee (each as defined herein). The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

Thank you for your interest in the 7RCC Spot Bitcoin and Carbon Credit Futures ETF.

The date of this prospectus is February 20, 2026.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, BEGINNING AT PAGE 117, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 7.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON‑UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

TEUCRIUM TRADING, LLC IS A MEMBER OF NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. TEUCRIUM HAS ENGAGED OR MAY ENGAGE IN UNDERLYING OR SPOT VIRTUAL CURRENCY TRANSACTIONS IN A COMMODITY POOL. ALTHOUGH NFA HAS JURISDICTION OVER TEUCRIUM AND ITS COMMODITY POOL, YOU SHOULD BE AWARE THAT NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY FOR UNDERLYING OR SPOT MARKET VIRTUAL CURRENCY PRODUCTS OR TRANSACTIONS OR VIRTUAL CURRENCY EXCHANGES, CUSTODIANS OR MARKETS. YOU SHOULD ALSO BE AWARE THAT GIVEN CERTAIN MATERIAL CHARACTERISTICS OF THESE PRODUCTS, INCLUDING LACK OF A CENTRALIZED PRICING SOURCE AND THE OPAQUE NATURE OF THE VIRTUAL CURRENCY MARKET, THERE CURRENTLY IS NO SOUND OR ACCEPTABLE PRACTICE FOR NFA TO ADEQUATELY VERIFY THE OWNERSHIP AND CONTROL OF A VIRTUAL CURRENCY OR THE VALUATION ATTRIBUTED TO A VIRTUAL CURRENCY BY TEUCRIUM.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE SPONSOR, THE AUTHORIZED PURCHASERS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PURCHASERS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART ONE OF THIS PROSPECTUS.

7RCC Spot Bitcoin and Carbon Credit Futures ETF

Table of Contents

Page

Prospectus Summary	7
Principal Offices of the Fund and the Sponsor	7
Breakeven Point	7
Operation of the Fund	7
Principal Investment Risks of an Investment in the Fund	12
Determination of NAV	15
Defined Terms	15
Breakeven Analysis	16
The Offering	17
What are the Risk Factors Involved With an Investment in the Fund?	20
Risks Related to Bitcoin, the Bitcoin Network, and Bitcoin Trading Markets	20
Risks Related to the Custody of Bitcoin	37
Risks Related to the Regulation of Bitcoin	43
Risks Related to Carbon Credit Futures	50
Risks Related to the Index	56
The Fund’s Operating Risks	57
Tax Risks	71
The Offering	72
The Fund in General	72
The Sponsor	73
The Trustee	79
Operation of the Fund	80
The Fund’s Investments	87
The Bitcoin Market and Bitcoin Trading Platforms	96
The Carbon Credit Futures Markets	100
Custody of the Fund’s Assets	102
The Fund’s Service Providers	107
Form of Shares	118
Transfer of Shares	118
Inter‑Series Limitation on Liability	119
Plan of Distribution	119
Calculating NAV	120
Creation and Redemption of Shares	123
Secondary Market Transactions	127
Use of Proceeds	127
The Trust Agreement	128
The Sponsor Has Conflicts of Interest	131
Interests of Named Experts and Counsel	132
Provisions of Federal and State Securities Laws	132
Books and Records	132
Statements, Filings, and Reports to Shareholders	132
Fiscal Year	133
Governing Law	133
Security Ownership of Principal Shareholders and Management	133
Legal Matters	133
Privacy Policy	134
U.S. Federal Income Tax Considerations	135
Investment by ERISA Accounts	139
Statements, Filings and Reports	141
Summary of Promotional and Sales Material	141
Incorporation By Reference of Certain Information	142
Financial Statements	142
Information You Should Know	151
Where You Can Find More Information	151
Statement Regarding Forward‑Looking Statements	152
Industry and Market Data	152
Appendix A	153

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 20, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The Fund is a newly established, separate series of the Trust. The principal offices of the Sponsor, the Trust and the Fund are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The telephone number is (802) 540‑0019.

Breakeven Point

The Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” The breakeven analysis is an approximation only and assumes a constant month-end. The return that the Fund would need to achieve during one-year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments is 0.44% or $0.11. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether the Fund will break even at the end of the first twelve months of an investment or during any other period. For more information, see “Breakeven Analysis” below.

Operation of the Fund

The Fund is a commodity pool that issues Shares that may be purchased and sold on NYSE Arca. The Fund is organized as a series of the Trust, a Delaware statutory trust organized on September 11, 2009. The Trust and the Fund operate pursuant to the Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated December 18, 2025. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1471824/000143774925038302/ex_900204.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a CPO and a CTA with the CFTC and is a member of the NFA.

The investment objective of the Fund is to reflect the daily changes of the price in bitcoin and Carbon Credit Futures, as represented by the Index, less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or its investment strategy. The Fund’s investment strategy is to hold a combination of bitcoin and Carbon Credit Futures to replicate the performance of the Index in furtherance of its investment objective. The Index is designed to track the performance of investing in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures are linked to the value of emissions allowances issued under the following regimes: the European Union Emissions Trading System (“EU ETS”), the California Cap and Trade (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). To obtain exposure to the EU ETS, the Index uses Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures (“EU CEA Carbon Credit Futures”). To obtain exposure to the CCA, the Index uses ICE California Carbon Allowance Vintage Future contracts (“CCA Carbon Credit Futures”). To obtain exposure to the RGGI, the Index uses ICE RGGI (CO2 allowances) futures contracts (“RGGI Carbon Credit Futures”). Under normal market conditions, the Fund invests in bitcoin, Carbon Credit Futures and cash and cash equivalents. However, if necessary in order to comply with regulatory requirements (such as position limits with respect to a given Carbon Credit Future) or in view of conditions in the carbon credits market (including a potential lack of liquidity in the futures market for the Carbon Credit Futures), the Fund will seek exposure to the portion of the Index comprising Carbon Credit Futures by investing in carbon credit futures contracts other than the Carbon Credit Futures that are economically identical or substantially similar to the Carbon Credit Futures. Additionally, the Fund may need to hold additional portions of its portfolio in cash for reasons including (but not limited to) the need to address the changes in market conditions, regulatory requirements, or risk mitigation measures or the need to satisfy potential margin requirements.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Index, or investment strategies. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, in such instance the Fund would file a current report on Form 8‑K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker‑dealer.

The Fund invests 80% of its assets in bitcoin and the remainder of its assets to obtain exposure to the Carbon Credit Futures to the extent necessary to track the performance of the Index. After fulfilling its margin and collateral requirements for the Carbon Credit Futures, the Fund invests the remainder of its proceeds attributable to the Carbon Credit Futures in short term financial instruments of the type commonly known as “cash and cash equivalents.” Cash and cash equivalents may include short‑term Treasury bills, money market funds, and commercial paper or finance company paper of sufficient credit quality in the view of the Sponsor. Additional information regarding the Fund’s investment strategies and operations is below.

The Index. The Index provides exposure to the daily price performance of bitcoin and Carbon Credit Futures by aiming to track the financial performance of investing in a portfolio of 80% bitcoin and 20% Carbon Credit Futures. In providing this exposure, the Index seeks to provide exposure to bitcoin with an environmentally responsible approach with exposure to carbon credits. Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden (“Kaiko”) is the index provider, benchmark administrator and calculates the price of bitcoin used by the Index. Kaiko is also the central recipient of input data and evaluates the integrity and accuracy of the input data. Solactive AG (“Solactive”) is calculation agent of the Index, and is also the index provider for each of the sub-indexes that comprise the Index, as detailed below.

To calculate the value of bitcoin, Kaiko selects digital asset trading platforms meeting specific criteria (the “Index Pricing Sources”) and takes the time-weighted average price from 3:00 pm ET to 4:00 pm ET on each Index Pricing Source. Kaiko then calculates the median price across the Index Pricing Sources to determine the value of bitcoin (the “Bitcoin Price”).

The Carbon Credit Futures portion of the Index is built using a combination of three carbon credit indices, each of which is calculated and administered by Solactive: Solactive Future Series European Carbon Credit Rolling Futures Index (the “European Sub-index”), Solactive Future Series California Carbon Rolling Futures Index (the “California Sub-index”), and the Solactive Future Series Regional Greenhouse Gas Rolling Futures Index (the “RGGI Sub-index” and, collectively with the European Sub-index and the California Sub-index, the “Sub-indexes”). The three underlying Sub-indexes provides the Index with returns tied to futures contracts on carbon credits connected to EU ETS, CCA and RGGI. The Fund’s Carbon Credit Futures will not result in any direct participation by the Fund in any particular carbon emissions offsetting project, including any carbon emissions associated with the mining of bitcoin or the Fund’s bitcoin holdings. The Sub-indexes include only Carbon Credit Futures that mature in the upcoming December. The futures contracts included in each Sub-Index are rolled over a five-day period prior to the expiration of the current-year futures contract and rolls into a contract with an expiration date of December of the immediately following year. The Index rebalances quarterly to maintain the 80:20 percent ratio between bitcoin and Carbon Credit Futures in March, June, September and December. The December rebalance of the Index is the business day that immediately follows the December rolling of futures contracts of the Sub-indexes.

Bitcoin and the Bitcoin Network. Bitcoin is a digital commodity native to the Bitcoin Network. Bitcoin is not issued by any government, bank or central organization, and instead exist on the Bitcoin Network. Bitcoin transaction and ownership records are reflected on the Bitcoin Blockchain, which is a digital public record or ledger of all transactions completed on the Bitcoin Network. It is widely understood that no single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership. The infrastructure of the Bitcoin Network is collectively maintained on a distributed basis by the Bitcoin Network’s participants, consisting of: (i) validators or “miners,” who run special software to validate transactions; (ii) “developers,” who maintain and contribute updates to the Bitcoin Network’s source code; and (iii) “users,” who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain and related software. Anyone can be a user, developer, or miner. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin has only a physical existence in the record of transactions on the Bitcoin Blockchain. The Bitcoin Blockchain is a public record of the creation, custody and flow of funds of bitcoin, showing every transaction effected on the Bitcoin Blockchain among users’ online “digital wallets” where their bitcoin are effectively stored. Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin Network’s software protocol. Since each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin Network full node (i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain, as well as related software). Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin Network will recognize. Bitcoin may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Bitcoin Network is a technological innovation developed in the last fifteen years, and the bitcoin that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoin and other digital currencies. However, other U.S. and state agencies have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoin. Similarly, the treatment of bitcoin and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoin creates risks for the Fund and its Shares. See “What Are the Risk Factors Involved with an Investment in the Fund?”

Bitcoin Valuation. The value of bitcoin is determined by the value that various digital asset market participants place on bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more digital asset exchanges where bitcoin is traded publicly and transparently. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. OTC dealers or market makers do not typically disclose their data. There are many digital asset exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuation of bitcoin. The Fund uses the same methodology as utilized by the Index to determine the value of its bitcoin. Digital asset trading platforms meeting the criteria set out by Kaiko, i.e., the Index Pricing Sources, are used to value bitcoin. Kaiko reviews the time-weighted average price from 3:00 p.m. ET to 4:00 p.m. ET on all eligible digital asset trading platforms and values bitcoin as the median value amongst the eligible digital asset platforms. Additional information regarding this calculation methodology is discussed herein; see “The Offering—Operation of the Fund”. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin.

Carbon Credit Futures. Futures contracts are standardized contracts that obligate the parties to buy or sell an asset at a predetermined price and date in the future. The Carbon Credit Futures that comprise the sleeve of the Index are linked to the value of emissions allowances issued under the EU ETS, CCA and RGGI. Commodity futures contracts linked to the value of emission allowances are known as “carbon credit futures”. The Fund will invest in the Carbon Credit Futures that comprise the Index directly, specifically, EU CEA Carbon Credit Futures, CCA Carbon Credit Futures and RGGI Carbon Credit Futures. The Fund does not intend to invest in carbon credit futures specifically linked to bitcoin mining or other related processes. As explained below, the Index rolls its Carbon Credit Futures contracts prior to the expiration of such contract in December. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts. Under certain market conditions, the Fund may have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling prices for Carbon Credit Futures contracts, this could have a negative impact on the Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Fund. Alternatively, the market for Carbon Credit Futures contracts may be in a state of backwardation (i.e., when the price of the futures contract in the future is less than the current price), in which case the Fund will buy later-to-expire contracts for a lower price than the soon-to-expire contracts it sells.

The Index is comprised of futures contracts on emissions allowances issued by various “cap-and-trade” regulatory regimes that seek to reduce greenhouse gas (“GHG”) emissions over time. A cap-and-trade regime typically involves a regulator setting a limit on the total amount of specific greenhouse gasses (such as CO2) that can be emitted by regulated entities. Capping and reducing the cap on GHGs is viewed as a key policy tool in reaching climate change objectives. The regime is designed to promote sustainable development by putting a price on carbon emissions. The regulator will then issue or sell “emissions allowances” to regulated entities, which in turn may buy or sell the emissions allowances to the open market. To the extent that the regulator may then reduce the cap on emission allowances, regulated entities are incentivized to reduce their emissions; otherwise, they must purchase additional emission allowances on the open market, where the price of such allowances will likely be increasing as a result of demand, and regulated entities that reduce their emissions will be able to sell unneeded emission allowances for profit. An emission allowance or carbon credit is a unit of emissions (typically one ton of CO2) that the owner of the allowance or credit is permitted to emit. Futures contracts linked to the value of emission allowances are known as “carbon credit futures”.

Purchases and Sales of Bitcoin. The Fund may conduct creations and redemptions of Shares for bitcoin and/or cash and cash equivalents.  To the extent creations are effectuated in cash, the Fund will be responsible for purchasing bitcoin to mirror the exposure of the Index.  To the extent redemptions are effectuated in cash, the Fund will also be responsible for selling bitcoin in connection with such redemption orders. The Fund may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Fund, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by, and entered into an agreement with, the Sponsor (each, a “Bitcoin Trading Counterparty”), currently Gemini Trust Company, LLC. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis. When seeking to purchase or sell bitcoin on behalf of the Fund, the Sponsor will typically seek to buy and sell bitcoin at a price as close to the Bitcoin Price as practical from any of the approved Bitcoin Trading Counterparties. The Sponsor maintains a process for approving and monitoring Bitcoin Trading Counterparties, and all Bitcoin Trading Counterparties must be approved by the Sponsor before the Fund will engage in any transactions with the entity.

Custody of the Fund’s Assets. The Fund’s assets will be split among two custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A. will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, except that the required margin to secure the Fund’s Carbon Credit Futures obligations will be deposited with the Fund’s futures commission merchant (“FCM”).

The Trust, on behalf of the Fund, has entered into a custodial services agreement with Gemini Trust Company, LLC (the “Bitcoin Custody Agreement”), pursuant to which the Bitcoin Custodian will custody all of the Fund’s bitcoin. Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Fund. The Fund has also entered into a custodial agreement with the Non-Digital Custodian (the “Non-Digital Custody Agreement”) pursuant to which the Non-Digital Custodian will custody the Fund’s investments in cash and cash equivalents in connection with the investments in the Carbon Credit Futures.

With respect to the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers, the Sponsor will retain discretion with respect to which of the Custodians and accompanying assets is selected to facilitate the respective order.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Index regardless of whether the Index goes up or goes down. This means that the Sponsor will not speculatively sell bitcoin and/or Carbon Credit Futures at times when prices are high or speculatively acquire such assets at low prices in expectation of future price increases. Rather, the Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell Shares for the purpose of investing indirectly in bitcoin and Carbon Credit Futures in a cost-effective manner. The Sponsor endeavors to place the Fund’s trades in bitcoin and Carbon Credit Futures and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Index will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Index because the Index does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Index is positive.

In order to maintain correlation to the Index, the Fund’s investments in bitcoin and Carbon Credit Futures are rebalanced in conjunction with the quarterly rebalances of the Index in March, June, September and December. In addition, the Sponsor regularly monitors the Fund’s investments to ensure the Fund’s tracking error does not exceed 10 percent over any period of 30 trading days.

Investors may purchase and sell Shares through their broker‑dealers. However, the Fund creates and redeems Shares only in blocks called “Creation Baskets” and “Redemption Baskets,” respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per Share. Similarly, baskets are generally redeemed when there is no demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The Sponsor believes that by investing in bitcoin and Carbon Credit Futures the Fund’s NAV will closely track the performance of the Index, before the consideration of expenses from the Fund’s operations. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker‑dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on the NYSE Arca at which investors purchase and sell Shares will closely mirror a basket of 80% bitcoin and 20% Carbon Credit Futures.

The Sponsor maintains a public website on behalf of the Fund, www.teucrium.com, which contains information about the Trust, the Fund, and the Shares.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, Shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 10,000 Shares and therefore requires a significant financial commitment to purchase. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that Shares will trade at prices that are at or near the per‑Share NAV. When buying or selling Shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 20.

●

Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

●	Investors may choose to use the Fund as a means of investing indirectly in bitcoin and Carbon Credit Futures, and there are risks involved in this investment strategy.

●

Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting.

●

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. The Fund invests 80% of its assets in bitcoin, the value of which is highly volatile and subject to fluctuations due to a number of factors. Future volatility, including declines in the trading prices of bitcoin, could have a material adverse effect on the value of Shares, and Shares could lose significant value.

●

Digital assets represent a new and rapidly evolving industry, and the value of the Shares in part depends on the acceptance of bitcoin. Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could negatively impact the price of bitcoin and therefore the value of the Shares.

●

The value of Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset including the fact that digital assets such as bitcoin are bearer instruments and loss, theft, destruction or compromise of associate private keys could result in permanent loss of the asset.

●

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of the Shares.

●

The impact of geopolitical or economic events on the supply and demand for bitcoin is uncertain, but could motivate large-scale sales of bitcoin, which could result in a reduction in the value of bitcoin, and the Shares.

●

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to changes.

●	Failure to safeguard and manage the Fund’s bitcoin could adversely impact the value of Shares.

●

Security threats to the Fund’s account with the Bitcoin Custodian could result in the halt of Fund operations, a loss of Fund assets, or damage to the Fund’s reputation, among others. Any of these factors could result in a reduction in the price of Shares.

●

Due to the nature of private keys, bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. Any incorrectly executed bitcoin transactions could adversely affect an investment in the Fund. Loss, theft, destruction or compromise of private keys could result in permanent loss of the asset.

●

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Administrator, and/or the Bitcoin Custodian exposes the Fund and its shareholders to the risk of loss of the Fund’s bitcoin, for which no person or entity is liable.

●

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally.

●	The U.S. federal income tax treatment of transactions in digital assets is unclear.

●

There is no assurance that cap-and-trade regimes will continue to exist. New technologies may arise that diminish or eliminate the need for cap-and-trade markets. Emissions limits allocations may not properly reflect the amount needed for a stable price of credits, which can lead to large price volatility.

●

Legislative or regulatory changes may impact the operation of the Fund, the regulation and enforcement of cap-and-trade regimes, the competitive landscape and/or market behavior regarding cap-and-trade regimes. New regulation relating to cap-and-trade markets may arise, which could negatively impact the value underlying carbon credits, the liquidity of said markets and the Fund.

●

Investments in commodity-linked derivatives, such as Carbon Credit Futures, involve risks that are greater than, and different from, investing directly in the referenced commodity. Commodity-linked derivatives may also be subject to greater price volatility than the underlying reference asset.

●

The Fund obtains exposure to Carbon Credit Futures with multiple geographic focuses, and accordingly is subjected to the accompanying geographic risks. The Fund may also experience risks related to the energy, agriculture and metal sectors, among others, in connection with its exposure to Carbon Credit Futures.

●

The price relationship between the near month Carbon Credit Future to expire and the rolled Carbon Credit Futures will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the Index. In some cases, the near month contract’s price is lower than later expiring contracts’ prices (a situation known as “contango” in the futures markets). In the event of a prolonged period of contango, and absent the impact of rising or falling carbon credit prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

●	Position limits and margin requirements, among other limitations, may have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Index.

●

The Fund is deemed a “commodity pool” and is therefore subject to regulation under the CEA and CFTC rules. The Fund and the Sponsor, as the Fund’s CPO, is subject to additional laws, regulations and enforcement policies, all of which may affect the operations of the Fund.

●	The Index has a limited history. The Bitcoin Price could fail to track the global bitcoin price and a failure of the Bitcoin Price could adversely affect the value of Shares.

●	The price used by the Index to calculate the value of bitcoin may be volatile, which could adversely affect the value of Shares.

●

The Bitcoin Price being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Fund’s periodic financial statements may differ, and may differ significantly, from the Fund’s NAV determined using the pricing of the Index.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●	The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

●

The Fund seeks to have the changes in its Shares’ NAV track changes in the Index, rather than profit from speculative trading of a portfolio of bitcoin and Carbon Credit Futures or from the use of leverage (i.e., the Sponsor manages the Fund so that the aggregate value of the Fund’s exposure to losses from its investments at any time will not exceed the value of the Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy, and if the Fund becomes leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

●

The regulation of commodity interest transactions in the United States has historically been comprehensive and is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Future U.S. or foreign regulatory changes may alter the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy.

●

Failures or breaches of the electronic systems of the Fund, the Sponsor, third parties or a public health emergency as declared by the world Health Organization have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders.

●

War and other geopolitical events, including but not limited to Russia and Ukraine and conflicts in the Middle East, have caused and may continue to cause volatility in various commodity prices. These events are unpredictable and may lead to extended periods of price volatility.

●

The Fund currently has one FCM through which it buys and sells futures contracts. Volatility in the carbon futures market may lead the Fund’s FCM to impose risk mitigation procedures that could limit the Fund’s investment in Carbon Credit Futures beyond the accountability and position limits imposed by futures contract exchanges as discussed herein. The Fund’s FCM may impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s current FCM were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund continues to monitor and manage its existing relationships with its FCM and will continue to seek additional relationships with FCM as needed.

●

The occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical events, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, the introduction of or changes in tariffs or trade barriers, global or local recessions, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause price volatility and the share price of the Fund.

●

“Backwardation” is a situation wherein near to expire contracts have traded at a higher price than longer to expire contracts. Geopolitical, economic and inflationary events can impact the level of backwardation that a futures contract may experience, and may place upward pressure on the prices of a wide variety of commodities. Putting aside the impact of the overall movement in prices of carbon credits and carbon credit futures, the price of the Carbon Credit Futures typically rise as they approach expiration. This backwardation benefits the Fund because it sells more expensive contracts and buys less expensive contracts on an ongoing basis.

●

The ability of Authorized Purchasers to create or redeem shares may be suspended for several reasons, including but not limited to the Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Purchasers would have no impact on the Fund’s investment objective – the Fund would continue to seek to track its index. However, with respect to the impact of a suspension on the price of Fund shares in the secondary market, investors may have to pay a higher price to buy shares and receive a lower price when they sell their shares. This “spread” may continue to widen the longer the suspension lasts. Should the sales of Shares be suspended in the future, the Fund expects that the risk to investors will increase as bid/ask spreads widen due to the inability of market makers to create more Fund shares to meet investor demand.

●

The Fund is new and an investment in the Fund may have more risks than an investment in an established, larger fund. Further, the Sponsor and its management have a limited history of operating investment vehicles like the Fund.

●

The Fund has a limited number of financial institutions that may act as Authorized Purchasers. If regulatory changes or interpretations of an Authorized Purchaser’s, the Fund’s or the Sponsor’s require the regulation of an Authorized Purchaser, the Fund or the sponsor as a money service business under the regulations promulgated by FinCen, an Authorized Purchaser, the Fund, or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or non-recurring expenses.

●	There are certain risks and tax considerations related to the disposition of bitcoin in connection with creation and redemption transactions.

●

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Trust Agreement modifies and restricts the default fiduciary duties under the DSTA, which could permit them to favor their own interests to the detriment of the Fund and its Shareholders under Delaware law. That notwithstanding, the Sponsor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is subject to fiduciary duties in connection therewith.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Determination of NAV

The Fund’s NAV is determined as of 4:00 p.m. (ET) on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single Share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end NAV. In order for a hypothetical investment in Shares to breakeven over the next 12 months, assuming a selling price of $25.00 per Share, the investment would have to generate a 0.44% or $0.11 return. The numbers in the chart below have been rounded to the nearest 0.01.

Per Share

Assumed initial selling price per Share(1)	$25.00
Sponsor Fee(2)	$0.17
Estimated Brokerage Commissions and Fees(3)(4)	$0.04
Other Fund Fees and Expenses(5)	$0.00
Interest and Other Income(6)	$(0.10)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$0.11
Percentage of initial selling price per Share(7)	0.44%

(1)

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount is the expected NAV of the Shares on the first day of Fund operations. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Trust during a year of an investor’s investment.

(2)

From the Sponsor Fee, the Sponsor has contractually agreed to pay all of the routine operational, administrative and other ordinary expenses of the Fund, excluding brokerage fees, interest expenses, and certain non-recurring or extraordinary fees and expenses. The routine operational, administrative and other ordinary expenses of the Funds are discussed below in the section titled “Contractual Fees and Compensation Arrangements with the Sponsor and Third‑Party Service Providers.” These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Sponsor Fee.

(3)

In connection with orders to create or redeem baskets, Authorized Purchasers will pay a transaction fee in the amount of $300 per order. Because these transaction fees are de minimis in amount, are paid to the Fund’s custodian, U.S. Bank, N.A. (the “Custodian”) and charged on a transaction-by-transaction basis (and not on a Basket by Basket basis), and are borne by the Authorized Purchasers, they have not been included in the Breakeven Table. See “Creation and Redemption Transaction Fees,” page 127.

(4)

Reflects estimated brokerage commissions and fees in relation to the Carbon Credit Futures and reflected on a per trade basis. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund. Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

(5)

From the Sponsor Fee, the Sponsor has contractually agreed to pay all of the routine operational, administrative and other ordinary expenses of the Fund, excluding brokerage fees, interest expenses, and certain non-recurring or extraordinary fees and expenses. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund.

(6)

The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s cash management in connection with its investments in futures contracts and other financial instruments, that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, and money market funds. Considering various uncertain factors in the US and commodity markets, the Sponsor has estimated a blended interest rate of 2.75%. The actual rate may vary and not all assets within the Fund will necessarily earn interest.

(7)

This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single Share equal to the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price is 0.44% or $0.11 per share.

The Offering

Offering

Shares are listed on the NYSE Arca and investors may purchase and sell Shares through their broker‑dealer. The Fund only offers Creation Baskets consisting of 10,000 Shares through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 10,000 Shares at the Fund’s NAV.

Use of Proceeds

The Sponsor applies substantially all of the Fund’s assets toward investing in bitcoin and Carbon Credit Futures, as well as cash, and cash equivalents. The Sponsor will use approximately 80% of the Fund’s assets to purchase bitcoin and Sponsor deposits a portion of the Fund’s net assets with its FCM or other financial institutions to be used to meet its current or potential margin or collateral requirements in connection with its investment in Carbon Credit Futures. The Fund will invest a sufficient amount of its assets to have the notional value of its Carbon Credit Futures be approximately 20% of the Fund’s net assets. The Fund uses only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5%‑20% of the Fund’s assets will normally be committed as margin for Carbon Credit Futures. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Fund’s assets associated with the Fund’s investments in Carbon Credit Futures is held in cash or cash equivalents. All interest or other income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“BTCK”

Creation and Redemption

The Fund issues Shares on an ongoing basis, but only in one or more whole Creation Baskets. The Fund also intends to redeem Shares in Redemption Baskets on an ongoing basis from Authorized Purchasers. The per share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day, divided by the number of issued and outstanding Shares. The purchase of a Creation Basket and sale of a Redemption Basket requires the delivery of bitcoin, cash and/or cash equivalents in an amount that equals the NAV of the aggregate Shares comprising such basket. Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Non-Digital Custodian. Authorized Purchasers, in turn, may sell such Shares received from a Creation Basket on the exchange at the trading price of the Shares on the Exchange. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. Shares may trade in the secondary market at prices that are lower (a discount) or higher (a premium) than the NAV per Share.

Inter‑Series Limitation on Liability

While the Fund is currently one of six separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement

Individual certificates are not issued for the Shares. Instead, Shares will be represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book‑entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same‑Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value

The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, the Fund’s administrator (“Administrator”), U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), calculates the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. (ET) or the close of the NYSE Arca each day.

The Fund values bitcoin using the same methodology as the Bitcoin Price. Digital asset trading platforms meeting the criteria set out by Kaiko are used as the basis for which Kaiko determines the value of bitcoin. Kaiko reviews the time-weighted average price on all eligible digital asset trading platforms between 3:00 pm ET and 4:00 pm ET and values bitcoin as the median price amongst the eligible platforms. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin.

ICE Data Indices, LLC calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca. This value should not be viewed as an actual real time update of the NAV of the Fund.

Fund Expenses

The Fund pays the Sponsor Fee at an annual rate of 0.68% of the Fund’s average daily net assets. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investor relations and services; (ix) costs of preparation of all U.S. federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; (x) payment for marketing services; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The estimated amount of fees and expenses that are anticipated to be incurred in a single Share during the first twelve (12) months of ownership is $0.11 or 0.44% of the selling price. These fees and expenses are net of any expenses or management fees waived by the Sponsor. The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its Sponsor Fee to offset, expenses that would otherwise be borne by the Fund.

The Fund will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. The Fund will either (i) cause the Sponsor to receive bitcoin and cash/cash equivalents from the Fund in such quantity as may be necessary to pay the Sponsor Fee or (ii) sell bitcoin and futures contracts in such quantity as may be necessary to permit payment in cash of the Sponsor Fee and other Fund expenses and liabilities not assumed by the Sponsor, if any.

General expenses of the Trust will be allocated among the existing series of the Trust (collectively, the “Teucrium”) Funds and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances.

Termination Events

The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the shareholders holding at least seventy‑five percent (75%) of the outstanding shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor in accordance with its policies for valuing assets, as detailed herein. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers

A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 120. Authorized Purchasers must be (1) registered broker‑dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker‑dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

The Trust has engaged BofA Securities, Inc., Citadel Securities LLC, Goldman Sachs & Co., HRT Financial LP, J.P. Morgan Securities LLC, Jane Street Capital, LLC, Mirae Asset Securities (USA) Inc. and Virtu Americas LLC, as Authorized Purchasers. Additional Authorized Purchasers may be added at any time, subject to the discretion of the Sponsor.

Incidental Rights/IR Virtual Currency

From time to time, the Fund may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than bitcoin) or other asset or right, which rights are incident to the Fund’s ownership of bitcoins and arise without any action of the Fund, or of the Sponsor or Delaware Trustee on behalf of the Fund (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of bitcoins, generally through a fork in the Bitcoin blockchain, an airdrop offered to holders of bitcoins or other similar event.

With respect to a fork, airdrop or similar event, the Sponsor will cause the Fund to permanently and irrevocably abandon the Incidental Rights and IR Virtual Currency and no such Incidental Right or IR Virtual Currency shall be taken into account for purposes of determining the NAV of the Fund. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to Depository Trust Company (“DTC”) or distribute the Incidental Rights or IR Virtual Currency in-kind to the DTC. Because the Fund will abandon any Incidental Rights and IR Virtual Currency, the Fund would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “What Are the Risk Factors Involved with an Investment in the Fund?—Risks Related to Bitcoin, the Bitcoin Network, and Bitcoin Trading Markets— A temporary or permanent ‘fork’ could adversely affect an investment in the Fund. Additionally, the Fund may not receive the benefit of any forks or ‘airdrops’. ”

What are the Risk Factors Involved With an Investment in the Fund?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See ”Incorporation by Reference of Certain Information.”

Risks Related to Bitcoin, the Bitcoin Network, and Bitcoin Trading Markets

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose significant value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023 and 2024, bitcoin prices have continued to exhibit extreme volatility. The price of bitcoin reached new all-time highs in October 2025.  However, since this high in October 2025, the price of bitcoin experienced a steep drawdown in November and December 2025.

Extreme volatility may persist and the portion of the Shares’ value that is tied to bitcoin may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets.

The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program.  In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint led to further volatility in digital asset prices. In January 2025, the SEC launched the Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. In May 2025, the SEC voluntarily dismissed the Binance Complaint.  In February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC’s lawsuit with prejudice, subject to the court’s approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. In August 2025, the SEC settled its lawsuit against Ripple Labs wherein Ripple Labs agreed to pay a penalty, and both parties filed joint papers dismissing appeals, formally ending the case.  The full impact of these lawsuits on the broader digital asset ecosystem and the reputational impact on the industry participants, remain uncertain.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, Financial Crimes Enforcement Network (“FinCEN”), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including bitcoin and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including bitcoin, which could have a negative effect on the value of bitcoin, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares in part depends on the acceptance of bitcoin.

The Bitcoin Network was first launched in 2009 and bitcoin was the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the price of bitcoin and therefore the value of Shares:

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Bitcoin has only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset exchanges, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoin may be primarily determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Fund from being able to complete the timely liquidation of bitcoin and withdrawal of bitcoin from the Bitcoin Custodian even if the Sponsor determined that such liquidation were appropriate or suitable.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin Network, and exchanges or businesses that facilitate transactions in bitcoin may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti‑money laundering duties and economic sanctions checks.

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Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin Network.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin Blockchain.

Digital assets such as bitcoin were only introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the roleplayed by users, developers and miners and the potential for malicious activity.

Digital asset networks, including the Bitcoin Network and associated Bitcoin Blockchain and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin Network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

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Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin Network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, would impact their value.

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The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a “fork” in such network’s blockchain, including the Bitcoin Blockchain, resulting in the operation of multiple separate networks.

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Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems.

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Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoin than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce bitcoin’s market price.

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Miners may be unable to acquire the proper mining equipment or suitable amounts of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. The availability and cost of electricity will restrict the geographic locations of mining activities. High costs of electricity may incentivize miners to redirect their resources to other validation protocols, such a proof-of-stake blockchains, or abandon their validation activities entirely. A significant decrease in the computational resources dedicated to the Bitcoin Network’s validation protocol could reduce the security of the network which may erode bitcoin’s viability as a store of value or means of exchange.

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Many digital asset networks, including the Bitcoin Network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin Network and to the value of bitcoin.

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The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.

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Previously, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin Network or take the Fund’s bitcoin, which would adversely affect the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

The open-source structure of the Bitcoin Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and adversely impact the Fund.

The Bitcoin Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As bitcoin is rewarded solely for mining activity and are not sold to raise capital for the Bitcoin Network, and the Bitcoin Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, investments in bitcoin, such as the Fund’s, may be adversely affected.

Digital asset networks, such as the Bitcoin Network, are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

Digital asset networks are often developed by a diverse set of contributors, and the perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum protocol developer Vitalik Buterin had died. Following the rumor, the price of ETH decreased approximately 20% before recovering after Buterin himself dispelled the rumor. In the event a high-profile contributor to the Bitcoin Network is perceived as no longer able to contribute to the Bitcoin Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of bitcoin, which could adversely impact the value of the Shares.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the Bitcoin Blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of September 18, 2025, bitcoin transaction fees were $0.76 per transaction, on average, over a one-year trailing basis.

Average fees and settlement times may also increase when the number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. The current fixed reward for solving a new block is 3.125 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016, 12.5 in May 2020 and 6.25 in in April 2024. The next estimated halving is expected to occur in 2028.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin Network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange. Such impact may adversely impact the value of bitcoin and the value of Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect the value of the Fund’s Shares.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin. As of the date of this prospectus, the Bitcoin Network creates 3.125 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the market. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and digital assets market prices. Bitcoin miners use specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin Network may experience a temporary slowdown and the overall security of the Bitcoin Network may be reduced. Bitcoin mining consumes large amounts of electricity, and many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change and/or country-specific or global climate change regulations that cap or ban energy usage may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners. Such events could have an impact on the price of bitcoin and the performance of the Fund.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the reward of new bitcoin, Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transactions recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to either wait for their transaction to be included in a block by a miner not requiring such transaction fees or require users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the value of bitcoin and the value of Shares, as well as the ability of the Fund to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would further incentivize higher fees paid to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin Network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact the value of the Shares or the ability of the Fund to operate.

Additionally, the reward for successful mining transactions (also known as the “block reward”) will decrease over time. In April 2024, the block reward was reduced from 6.25 to 3.125 bitcoin, and is estimated to halve again during 2028. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin Network or expose the Bitcoin Network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin Network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin Network may adversely impact the Shares.

Congestion or delay in the Bitcoin Network may delay purchases, sales or transfers of bitcoin by the Trust.

The size of each block on the Bitcoin Blockchain is currently limited and the transaction rate is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin Network. Any delay in the Bitcoin Network could affect the Authorized Purchaser’s, or the Authorized Purchaser Designee’s, ability to buy or sell bitcoin at an advantageous price resulting in decreased confidence in the Bitcoin Network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin Network and the value of the Trust would be adversely affected.

A temporary or permanent “fork” could adversely affect an investment in the Fund. Additionally, the Fund may not receive the benefit of any forks or “airdrops”.

The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre‑modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.

A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre‑fork digital asset, in anticipation that ownership of the pre‑fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre‑fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Fund’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of Shares.

A future fork in the Bitcoin Network could adversely affect the portion of the Shares’ value that is tied to bitcoin or the ability of the Fund to operate.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed an update referred to as the “Merge”, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network which resulted in the Ethereum proof-of-work network. Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of- stake consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Fund, the Sponsor, the Bitcoin Custodian, Authorized Purchasers or other entities.

An “Incidental Right” is the right to receive any benefit of a fork, airdrop or similar event, and any such virtual currency (other than bitcoin) acquired through an Incidental Right is an “IR Virtual Currency.” With respect to a fork, airdrop or similar event, the Sponsor will cause the Fund to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event, in which case the Incidental Rights and any IR Virtual Currency will be released to the Bitcoin Custodian. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Virtual Currency. In the event the Fund seeks to change its policy with respect to the Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules to permit the Fund to sell Incidental Rights or IR Virtual Currency and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Virtual Currency in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when the Exchange would seek or obtain this approval, if at all. Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

Any inability to recognize the economic ability of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

A hard fork could change the source code to the Bitcoin Network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin Network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the portion of the Shares’ value that is tied to bitcoin.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of Shares.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin Network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the portion of the Shares’ value that is tied to bitcoin as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, Kaiko, cryptocurrency exchanges, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Fund’s purposes, which may also adversely affect the value of Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of Shares and/or the ability of the Fund to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such a malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin Network may be located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin Network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of Shares. Additionally, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, the risks of the Bitcoin Network becoming more centralized, and therefore more susceptible to malicious actor control, could increase.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network will remain heightened. Additionally, to the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin Network, the risk that a malicious actor may be able to obtain control of the Bitcoin Network in this manner exists.

If miners expend less processing power on the Bitcoin Network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin Network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin Network. As a result, it may be possible for a bad actor to manipulate the Bitcoin Blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin Network may adversely affect an investment in the Trust.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Bitcoin Network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Bitcoin Network. By using cancer nodes, a malicious actor can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend (i.e., spend the same units in more than one transaction) bitcoin by altering the formation of the blockchain. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the blockchain before a target user’s legitimate transaction can be included in a block. All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double- spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Bitcoin Network and to disable incoming connections.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal bitcoin held by others, which could adversely affect the demand for bitcoin and therefore adversely impact the price of bitcoin and the value of the Shares. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including bitcoin, and therefore adversely affect the value of the Shares.

The Fund is subject to risks as a result of investing approximately 80% of its assets in a single asset: bitcoin. Any decreases in the value of bitcoin or disruption of the bitcoin trading markets, generally, will adversely impact the value of Shares. The Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund’s investment strategy includes the Fund investing 80% of its assets in bitcoin. Accordingly, the Fund’s holdings are not diversified. The Fund’s value is therefore more susceptible to adverse impacts to bitcoin than other, more diversified funds. Fluctuations in the price of bitcoin are expected to directly impact the value of Shares. The Fund’s NAV may be more volatile than an investment vehicle with a more broadly diversified portfolio and may experience significant fluctuations over either a short or long period of time.

The Fund’s investments in bitcoin comprise 80% of the Fund’s assets, and the value of Shares will be significantly impacted by the value of bitcoin. Bitcoin’s value may be highly volatile and subject to fluctuations due to a number of factors.

80% of the value of the Fund is invested in bitcoin, and the value of Shares will be significantly impacted by the value of bitcoin. Fluctuations in the value of bitcoin could adversely, and significantly, affect the value of Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset exchanges, which, in many cases, are largely unregulated or may be subject to manipulation;

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the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network, and their ability to meet user demands;

●	forks in the Bitcoin Network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

●	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset exchanges;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

●	an active derivatives market for bitcoin or for digital assets generally;

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monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as a novel coronavirus outbreak;

●	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

●	the maintenance, troubleshooting, and development of the Bitcoin Network including by miners and developers worldwide;

●	the ability for the Bitcoin Network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Bitcoin Network and bitcoin transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset exchanges or their banking partners, or outages or system failures affecting the Bitcoin Network;

●	decreased confidence in digital assets and digital assets exchanges;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Fund’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Fund may acquire.

There is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Shares’ value will also decline. The value of a bitcoin as represented by the Bitcoin Price may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could adversely affect the value of Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoins in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoins, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of Shares.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States engaging in a variety of manipulative or fraudulent activities. Nonetheless, any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

The bitcoin market globally and in the United States is not subject to the regulatory guardrails that exist in the regulated securities markets nor the safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on exchanges and prevent “flash crashes.” Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading, may not be available to or employed by digital asset exchanges, or may not exist at all. The effect of these could inflate volumes in the digital asset markets and/or cause distortions in price, which could adversely affect the Fund.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, in November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with the attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure or security breaches may reduce confidence in the Bitcoin Network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of one of the digital asset exchanges used in calculating the value of bitcoin by the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

Furthermore, some spot markets, including both centralized and decentralized venues, lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as bitcoin on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

A lack of stability in the bitcoin spot markets, including as a result of any manipulation of bitcoin spot markets and the termination or suspension of spot market operations due to fraud, operational failures, cybersecurity breaches, or violations or alleged violations of laws and regulations, may reduce confidence in bitcoin generally and result in greater volatility in the market price of bitcoin and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a bitcoin spot market may impact the Trust’s ability to determine the value of its bitcoin holdings or for the Trust’s Authorized Purchasers to effectively arbitrage the Trust’s Shares. The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares.

The value of bitcoin may be subject to momentum pricing whereby the current bitcoin price may account for speculation regarding future appreciation in value. Momentum pricing with respect to bitcoin may result in greater volatility and adversely affect the value of Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the price of bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of bitcoin, which could adversely affect the portion of the Shares’ value that is tied to bitcoin.

The Shares may trade at a discount or premium in the trading price relative to the Fund’s NAV on a per Share basis as a result of non-concurrent trading hours between the Exchange and the Bitcoin Platform Markets.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various Bitcoin Platforms, including those that represent components of the Index. While the Exchange is open for trading in the Shares for a limited period each day, the Bitcoin Platform Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Platform Market is not consistent throughout the day and Bitcoin Platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and distributed denial of service attacks (coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users) and other reasons. As a result, during periods when the Exchange is open but large Bitcoin Platforms (or a substantial number of smaller Bitcoin Platforms) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Fund’s Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If bitcoin prices on the Bitcoin Platform Market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various Bitcoin Platforms, including those that represent components of the Index. While the Exchange is open for trading in the Shares for a limited period each day, the Bitcoin Platform Market is a 24-hour marketplace. During periods when the Exchange is closed but Bitcoin Platforms are open, significant changes in the price of bitcoin on the Bitcoin Platform Market could result in a difference in performance between the value of bitcoin as measured by the Index and the most recent Holdings per Share or closing trading price. To the extent that the price of bitcoin on the Bitcoin Platform Market, and the value of bitcoin as measured in part by the Index, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of bitcoin on the Bitcoin Platform Market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoin. Speculation on the price of bitcoin may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Purchasers dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the portion of the Shares’ value that is tied to bitcoin that are not directly correlated to the price of bitcoin.

Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 8, 2025, bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, there were over 19,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $3.2 trillion (including the approximately $1.82 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin Network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin Network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index and the portion of the Shares’ value that is tied to bitcoin.

The impact of geopolitical or economic events on the supply and demand for bitcoin is uncertain, but could motivate large-scale sales of bitcoin, which could result in a reduction in the Bitcoin Price and adversely affect the value of Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin either globally or locally. Large-scale sales of bitcoin would result in a reduction in the Bitcoin Price and could adversely affect the portion of the Shares’ value that is tied to bitcoin.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of bitcoin and other digital assets.

Central banks in various countries have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected by stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to certain risks that stablecoins pose to the bitcoin market. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be backed by a fiat currency, such as the U.S. dollar, commodities, such as gold, or other digital assets. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity could have a dramatic impact on the broader digital asset market, including the market for bitcoin. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and affect the value of bitcoin, and in turn impact an investment in the Shares.

For example, because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Questions about the sufficiency of the backing of certain stablecoins has caused the prices for such stablecoins to fluctuate, which fluctuations may affect the price of bitcoin. For example, some have argued that the issuance of Tether has been used to artificially increase demand for bitcoin, thereby inflating its price. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. In another example, in May 2022, the digital asset TerraUSD (UST) lost its $1 peg. As UST “de-pegged,” the custodian of UST’s bitcoin reserves, the Luna Foundation Guard, sold bitcoin to buy UST in an ultimately unsuccessful effort to re-peg the price of UST to its $1 peg. It is believed that the foregoing action by the Luna Foundation Guard exacerbated a bitcoin sell-off that adversely affected the price of bitcoin. Similar future occurrences may significantly impact the value and trading of bitcoin.

Volatility in stablecoins can be triggered by bank risk. USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. An affiliate of the Sponsor acts as investment manager to a money market fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect the value of Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 8, 2025, bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 8, 2025, there were over 19,000 alternative digital assets tracked by CoinGecko.com, having a total market capitalization of approximately $3.2 trillion (including the approximately $1.82 trillion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index and the portion of the Shares’ value that is tied to bitcoin.

Risks Related to the Custody of Bitcoin

Failure to safeguard and manage our digital assets could adversely impact the Fund’s business, operating results, and financial condition.

The Fund’s success and the success of its offerings requires significant public confidence in the Fund’s and its partners’ abilities to properly manage customers’ balances and handle large and growing transaction volumes and amounts of customer assets. In addition, the Fund is dependent on its partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Any failure by the Fund or its partners to maintain the necessary controls or to manage customer digital assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of the Fund’s and its partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact the Fund’s business, operating results, and financial condition.

The Bitcoin Custodian is responsible for the proper deposit, transfer, and custody of digital assets in multiple jurisdictions. The Bitcoin Custodian is required to safeguard customers’ assets using bank-level security standards. The Fund’s security technology is designed to prevent, detect, and mitigate inappropriate access to its systems, by internal or external threats. The Fund believes the Bitcoin Custodian has developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to the Bitcoin Custodian’s policies, or others could circumvent these safeguards to improperly access the Fund’s systems or documents, or the systems or documents of its business partners, agents, or service providers, and improperly access, obtain, misuse digital assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Any security incident resulting in a compromise of customer assets could result in substantial costs to the Fund and require the Fund to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose the Fund to regulatory enforcement actions, including substantial fines, limit the Fund’s ability to provide services, subject the Fund to litigation, significant financial losses, damage the Fund’s reputation, and adversely affect the Fund’s business, operating results, financial condition, and cash flows.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Bitcoin Custodian’s loss of access to a private key associated with the Fund’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Fund’s bitcoin is collectively handled by the Bitcoin Custodian. If the internal procedures and controls of the Bitcoin Custodian are inadequate to safeguard the Fund’s bitcoin holdings, and the Fund’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Fund will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Fund’s private keys are misappropriated and the Fund’s bitcoin holdings are stolen, the Fund could lose some or all of its bitcoin holdings, which could adversely impact the Fund.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible, and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of bitcoin will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s bitcoin could be transferred from the Bitcoin Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Fund is unable to seek a corrective transaction with a third-party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party which has received the Fund’s bitcoin through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Fund will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the portion of the Shares’ value that is tied to bitcoin.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Trust Administrator, and Bitcoin Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s bitcoin for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, neither, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Fund’s bitcoins, or that sufficient insurance proceeds will be available to cover the Fund’s losses in full. The Bitcoin Custodian’s insurance may not cover the type of losses experienced by the Fund. Alternatively, the Fund may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Fund. The Fund is not a named insured under the Bitcoin Custodian’s insurance policies, though the Bitcoin Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Fund, arising from specified events, including fraud, theft, and cyber-security breaches. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Fund, or the amount of claims against the Bitcoin Custodian of all of the customers whose losses are covered by the Bitcoin Custodian’s insurance coverage. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets.

Furthermore, under the Bitcoin Custody Agreement, the Bitcoin Custodian’s liability is limited in various ways, including that the Bitcoin Custodian cannot be held responsible for any failure or delay to act by the Bitcoin Custodian, its service providers, or its banks that is within the time limits permitted by the Bitcoin Custody Agreement, or that is caused by the Fund’s negligence or is required to comply with applicable laws and regulations. The Bitcoin Custodian is not liable for any System Failure or Downtime (both as defined in the Bitcoin Custody Agreement), which prevents the Bitcoin Custodian from fulfilling its obligations under the Bitcoin Custody Agreement, provided that Bitcoin Custodian took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with the Bitcoin Custody Agreement. The Bitcoin Custody Agreement provides that “Downtime” means scheduled maintenance and a “System Failure” shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by the Bitcoin Custodian, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by the Bitcoin Custodian; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, the Bitcoin Custodian, a service provider to the Bitcoin Custodian, or an agent or subcontractor of the Bitcoin Custodian, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to the Bitcoin Custodian’s failure to comply with its obligations under the Bitcoin Custody Agreement. The Bitcoin Custodian cannot be held responsible for any circumstances beyond the Bitcoin Custodian’s reasonable control, provided the Bitcoin Custodian took reasonable care and used commercially reasonable efforts in executing its responsibilities to the Fund pursuant to the Bitcoin Custody Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the custodial services would exercise in the circumstances, or such higher care where required by law or the Bitcoin Custody Agreement (collectively, the “Standard of Care”). The Bitcoin Custodian makes no guarantees regarding the Bitcoin network’s security, functionality, or availability, and will not be liable for or in connection with any acts, decisions, or omissions made by developers of the Bitcoin network. The Bitcoin Custodian is not liable for any losses or claims arising out of actions that are in the Fund’s control and related to the Fund’s use of the Bitcoin Custodian’s online platform, including but not limited to, the Fund’s failure to follow security protocols, the Bitcoin Custodian’s platform controls, improper instructions, failure to secure the Fund’s credentials from third parties, or anything else in the Fund’s control and is also not liable for any amount greater than the value of the assets on deposit in Fund’s account at the Bitcoin Custodian at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Bitcoin Reference Rate or any successor thereto. The Bitcoin Custodian is not liable to the Fund (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the Fund (whether or not any such losses were foreseeable). The Bitcoin Custodian is not liable to the Fund or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Fund’s computer or other equipment, provided such malware did not originate from the Bitcoin Custodian or its agents. The Bitcoin Custody Agreement’s “Force Majeure” provision provides that the Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Bitcoin Custody Agreement’s Force Majeure provision shall not apply in respect of System Failures or Downtime, which are subject to other respective provisions of the Bitcoin Custody Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Bitcoin Custody Agreement.

In the event of potential losses incurred by the Fund as a result of the Bitcoin Custodian losing control of the Fund’s bitcoins or failing to properly execute instructions on behalf of the Fund, the Bitcoin Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Fund. Both the Fund and the Bitcoin Custodian are required to indemnify each other under certain circumstances.

Subject to the Force Majeure provision and as limited by the limitations of liability in the Bitcoin Custody Agreement, the Bitcoin Custodian shall be liable to the Fund for the Loss (defined below) of any of the Fund’s bitcoin or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or breach by the Bitcoin Custodian of its Standard of Care. The Bitcoin Custody Agreement provides that “Loss” means if, at any time the Fund’s Bitcoin Account or Fiat Account, as applicable, does not hold the bitcoin or fiat currency that had been (1) received by Bitcoin Custodian in connection with the Fund’s Bitcoin Account or Fiat Account pursuant to the Bitcoin Custody Agreement, or (2) duly sent to the Bitcoin Custodian by the Fund or Authorized Purchasers in connection with the Fund’s Bitcoin Account pursuant to the Bitcoin Custody Agreement but not received because of a failure caused by the Bitcoin Custodian. The Bitcoin Custody Agreement provides that “Loss” shall include situations where the Bitcoin Custodian fails to execute a valid withdrawal request, bitcoin are withdrawn from the Fund’s Bitcoin Account other than pursuant to a withdrawal request, or the Fund is not able to timely withdraw bitcoin from the Bitcoin Account pursuant to a withdrawal request, in each case due to a failure caused by the Bitcoin Custodian; provided, however, that the Bitcoin Custodian’s failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of applicable laws and regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided the Bitcoin Custodian is acting reasonably and in good faith. The Bitcoin Custody Agreement provides that should a Loss of the Fund’s bitcoin or fiat currency due to the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or a breach by the Bitcoin Custodian of its Standard of Care occur, the Bitcoin Custodian will, as soon as practicable, return to the Fund a quantity of the same digital asset that is equal to the quantity of digital assets involved in the Loss, or return to the Fund a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account). However, the Fund does not control the Bitcoin Custodian and cannot guarantee that the Bitcoin Custodian will perform its obligations to the Fund under the Bitcoin Custody Agreement, in a timely manner or at all. The Bitcoin Custody Agreement provides that (i) the Bitcoin Custodian does not own or control the underlying software protocols of networks which govern the operation of digital assets (including the Bitcoin Blockchain), (ii) the Bitcoin Custodian makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall the Bitcoin Custodian be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of digital assets, including bitcoin.

Similarly, under the Clearing Agreement, the Bitcoin Custodian’s liability in connection with the Clearing Services is limited as follows, among others: the Bitcoin Custodian does not have any responsibility for any sale or purchase of bitcoin for cash to a Liquidity Provider through the Clearing Services (such a transaction, a “Clearing Transaction”), other than as specifically identified in the Clearing Agreement. The Bitcoin Custodian may rely upon, without liability on its part, any clearing request submitted through Gemini’s platform. Absent gross negligence, willful misconduct or fraud, the Bitcoin Custodian shall not be liable for any loss resulting from a clearing request or the use of Clearing Services. Validation and confirmation procedures used by Gemini are designed only to verify the source of clearing requests and that each party has met its respective obligations in respect of a clearing request and not to detect errors in the content of a clearing request or to prevent duplicate clearing requests. The Fund is responsible for losses resulting from clearing requests provided by it and for any errors made by or on behalf of the Fund, any errors resulting, directly or indirectly, from fraud or the duplication of any clearing request by or on behalf of the Fund, or any losses resulting from the malfunctioning of any devices used by the Fund or loss or compromise of credentials used by the Fund to deliver clearing requests. The Bitcoin Custodian may reject, refuse to settle or otherwise not complete any request to settle a bitcoin transaction through the Clearing Services for any reason necessary to comply with applicable laws and regulations or in connection with its fraud or other compliance controls and systems, and the Bitcoin Custodian shall have no liability whatsoever to the Fund, any transaction counterparty or any other party in connection with or arising out of the Bitcoin Custodian rejecting, refusing or otherwise not completing the settlement of a transaction through the Clearing Services. The Bitcoin Custodian will not settle transactions through the Clearing Services: (i) if either party to a Clearing Transaction has not fully funded its accounts held with the Bitcoin Custodian and used in connection with the Clearing Services (in the Fund’s case, the Clearing Account and Fiat Account), as applicable, with the required fiat currency amount or bitcoin amount, as applicable, prior to the agreed expiration time; (ii) if either party to a Clearing Transaction has not confirmed its acceptance of the clearing request to the Bitcoin Custodian prior to the agreed expiration time; (iii) if either party to a transaction is not a Gemini customer; or (iv) for any other reason as determined by the Bitcoin Custodian in its sole discretion to comply with applicable laws and regulation or in connection with the Bitcoin Custodian’s fraud or other compliance controls and systems. Although the Bitcoin Custodian has represented to the Sponsor that Clearing Transactions ordinarily settle automatically within minutes once the bitcoin and cash have been funded by both the Fund and the Liquidity Provider in their respective accounts at the Bitcoin Custodian used in connection with the Clearing Services (in the Fund’s case, the Clearing Account and Fiat Account), the Bitcoin Custodian is not required by the Clearing Agreement to settle the Clearing Transaction that quickly. These and the other limitations on the Bitcoin Custodian’s liability may allow it to avoid liability for potential losses, even if the Bitcoin Custodian directly caused such losses.

The Clearing Agreement provides that it is subject to Gemini’s User Agreement. Pursuant to Gemini’s User Agreement, Gemini agrees to take reasonable care and use commercially reasonable efforts in executing Gemini’s responsibilities to the Fund pursuant to the User Agreement, or such higher care where required by law or as specified by the User Agreement. Gemini uses commercially reasonable efforts to provide the Fund with a reliable and secure platform. From time to time, interruptions, errors or other deficiencies in service may occur due to a variety of factors, some of which are outside of our control. These factors can contribute to delays, errors in service, or system outages, creating difficulties in accessing the Fund’s account, withdrawing fiat currency or bitcoin, depositing fiat currency or bitcoin, and/or placing and/or canceling orders.

Under the User Agreement, Gemini is not liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond Gemini’s reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, state of emergency or interruption, loss, or malfunction of equipment or utility, communications, computer (hardware or software), Internet or network provider services.

Except to the extent required by law, Gemini is not liable under the User Agreement, whether in contract or tort, for any punitive, special, indirect, consequential, incidental, or similar damages, including lost trading or other profits, diminution in asset value, or lost business opportunities (even if Gemini have been advised of the possibility thereof) in connection with the transactions subject to the User Agreement. Gemini’s total liability for breach of the User Agreement shall be limited by the value of any of the Fund’s allegedly lost fiat currency and digital assets in the custody of Gemini at the time of loss. Under the User Agreement, Gemini is not liable for delays or interruptions in service caused by automated or other compliance checks or for other reasonable delays or interruptions in service, by definition to include any delay or interruption shorter than one week, or delays or interruptions in service beyond the control of Gemini or its service providers. The limitation on liability under the User Agreement includes, but is not limited to any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Fund’s computer or other equipment, or any phishing, spoofing, domain typosquatting, or other attacks, failure of mechanical or electronic equipment or communication lines, telephone or other interconnect problems (e.g., you cannot access your internet service provider), unauthorized access, theft, operator errors, strikes or other labor problems, or any force majeure. Gemini does not guarantee continuous, uninterrupted, or secure access to Gemini. Gemini is not responsible for any failure or delay to act by any Gemini service provider, including Gemini’s banks, or any other participant that is within the time limits permitted by the User Agreement or prescribed by law, or that is caused by the Fund’s negligence.

Under the User Agreement, Gemini is not responsible for any “System Failure” (defined as a failure of any computer hardware or software used by Gemini, a Gemini service provider, or any telecommunications lines or devices used by Gemini or a Gemini service provider), or scheduled or unscheduled maintenance or downtime, which prevents Gemini from fulfilling its obligations under the User Agreement, provided that Gemini used commercially reasonable efforts to prevent or limit such System Failures, or downtime. Gemini cannot be held responsible for any other circumstances beyond Gemini’s reasonable control.

Moreover, in the event of an insolvency or bankruptcy of the Bitcoin Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Fund’s assets – may be considered the property of the bankruptcy estate of the Bitcoin Custodian, and customers – including the Fund – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Bitcoin Custody Agreement contains an agreement by the parties to treat the bitcoin credited to the Fund’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code, in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Fund’s behalf. It is possible that a court would not treat custodied digital assets as part of the Bitcoin Custodian’s general estate in the event the Bitcoin Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. In the case of the Clearing Account, because it is an omnibus account in which the assets of multiple customers – including the Fund’s assets – are held together, it is likely the Fund would be treated as a general unsecured creditor in respect of the Clearing Account held with the Bitcoin Custodian in the event of the Bitcoin Custodian’s insolvency. The Clearing Agreement does not contain an Article 8 opt-in. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

Under the Fund Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian, absent gross negligence or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Fund Agreement, as the case may be. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Bitcoin Custodian. Consequently, a loss may be suffered with respect to the Fund’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

The Fund could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the bitcoin portion of the Fund’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Fund has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Fund and the Bitcoin Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Bitcoin Custodian are technical and complex, and the Fund depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoin and the digital wallets into which the Fund deposits its assets. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Bitcoin Custodian’s safekeeping and storage of the bitcoin portion of the Fund’s assets.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent, BitPay, lost approximately $1.8 million of bitcoin due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

The Fund’s and the Bitcoin Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the bitcoin portion of the Fund’s assets.

Digital asset trading platforms and large holders of bitcoin must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Fund’s assets from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Fund’s bitcoin will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Fund may become a more appealing target of security threats as the size of the Fund’s assets grows. To the extent that the Fund or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Fund’s assets may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets.

Security threats to the Bitcoin Account could result in the halting of Fund operations, the suspension of redemptions, and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Platform Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Fund’s business operations or result in loss of the Fund’s assets. Any breach of the Fund’s infrastructure could result in damage to the Fund’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the bitcoin portion of the Fund’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Bitcoin Custodian utilize are reasonably designed to safeguard the Fund’s assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Bitcoin Custodian or their respective agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or assets. Additionally, outside parties may attempt to fraudulently induce employees of the Bitcoin Custodian or the Sponsor to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Fund could be harmed, which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

In the event of a security breach of the Bitcoin Account, the Fund may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

A loss of confidence or breach in the Fund’s security and technology policies may adversely affect the Fund and the value of an investment in the Shares.

The Fund, Sponsor, Bitcoin Custodian and each of their respective agents will take measures to protect the Fund and its assets from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Fund’s assets. A security breach could harm the Fund’s reputation or result in the loss of some or all of the Fund’s assets. A resulting perception that the Security Procedures do not adequately protect the Fund’s assets could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

The Fund’s assets may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Fund’s assets could be lost, stolen or destroyed. The Sponsor believes that the Fund’s assets held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s assets. Although the Bitcoin Custodian uses Security Procedures with various elements, neither the Bitcoin Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Fund’s assets could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

Risks Related to the Regulation of Bitcoin

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoin, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares, the portion of the Shares’ value that is tied to bitcoin, or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other more recent developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. The Fund cannot predict how these and other related events will affect it or the crypto asset business.

In August 2021, the previous chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of bitcoin or any other digital asset as a “security” or how bitcoin or the Trust would be treated under any new or revised regulatory framework.

In June 2023, the SEC filed lawsuits against Coinbase and Binance, two large U.S. digital asset trading platforms, alleging that Coinbase and Binance had been operating as unregistered securities exchanges, brokers and clearing agencies in violation of U.S. federal securities laws. While the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. However, the SEC has recently faced setbacks in U.S. courts in its attempt to regulate the digital asset markets. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. Nonetheless, until the SEC’s numerous actions against digital asset market participants are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings. That notwithstanding, certain SEC lawsuits have recently been settled.  In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. In May 2025, the SEC voluntarily dismissed the Binance Complaint.  Also in February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC’s lawsuit with prejudice, subject to the court’s approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. In August 2025, the SEC settled its lawsuit against Ripple Labs wherein Ripple Labs agreed to pay a penalty, and both parties filed joint papers dismissing appeals, formally ending the case. The full impact of these lawsuits on the broader digital asset ecosystem and the reputational impact on the industry participants, remain uncertain.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering (“AML”) regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business, or “MSB,” and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate AML program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with AML regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Purchasers. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Purchasers will actually transact in-kind at all despite this guidance.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the digital asset markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 drew increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC. It is possible future negative developments in the cryptocurrency industry and markets may lead to other firm failures and additional regulatory involvement.

Under regulations from the NYDFS, businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with AML, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of bitcoin and the portion of the Shares’ value that is tied to bitcoin, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non‑binding, statements by senior officials at the SEC indicate that the SEC does not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether bitcoin is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws. Finally, the Sponsor discusses the security status of bitcoin with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that bitcoin is not a security in light of the uncertainties inherent in the Howey and Reves tests. However, because of these uncertainties, the Sponsor acknowledges that bitcoin may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Fund if the Sponsor determines bitcoin is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s bitcoin is not a security, the Sponsor does not intend to dissolve the Fund on the basis that bitcoin could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non‑security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

For example, in 2020 the SEC filed a complaint against the promoters of XRP alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if bitcoin is determined to be a security, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. As a result, if the SEC or a federal court were to determine that bitcoin is a security, it is likely that the portion of the Shares’ value that is tied to bitcoin would decline significantly, and that the Fund itself would be terminated and, if practical, its assets liquidated.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Fund.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact the Bitcoin Network and bitcoin and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate.

Changes to current regulatory determinations of bitcoin’s status under federal or state securities laws, changes to regulations surrounding bitcoin futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin Network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of an investment in the Fund.

If the Bitcoin Network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in bitcoin could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of bitcoin and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Bitcoin Network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in bitcoin could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and bitcoin could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Bitcoin Network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Bitcoin Network and/or adversely affect the price of bitcoin, the attractiveness of the Bitcoin Network and an investment in the Shares of the Trust.

The Fund and the Sponsor, acting on behalf of the Fund, directly interact with parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws.

The Authorized Purchasers are registered broker-dealers or financial institutions exempt from broker-dealer registration and therefore are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In accordance with its regulatory obligations, the Authorized Purchasers conduct customer due diligence.

When the Fund and the Sponsor, acting on behalf of the Fund, buy, sell or deliver, as applicable, bitcoin, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Fund will not hold any bitcoin except those that have been delivered by the Fund’s Bitcoin Trading Counterparties in connection with creation requests.

If the Sponsor, the Fund, or an Authorized Purchaser were nevertheless to transact with such a sanctioned entity, the Sponsor, the Fund, and such Authorized Purchaser would be at increased risk of potential criminal or civil lawsuits.

If regulatory changes or interpretations of an Authorized Purchaser’s activities require the regulation of an Authorized Purchaser as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Purchaser may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Purchaser or increased commissions for the Authorized Purchaser’s clients, thereby reducing the liquidity of the Fund.

To the extent that the activities of an Authorized Purchaser cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Purchaser may be required to comply with FinCEN regulations, including those that would mandate an Authorized Purchaser to implement AML programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Purchaser may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Purchaser to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Purchaser charges its clients in a material and adverse manner. If an Authorized Purchaser determines not to comply with such additional regulatory and registration requirements, an Authorized Purchaser may terminate its role as an Authorized Purchaser of the Fund. Such a termination may decrease the liquidity of the Fund.

Additionally, to the extent an Authorized Purchaser is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or its Sponsor, decrease the liquidity of the Fund, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoin and adversely affect the portion of the Shares’ value that is tied to bitcoin.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect the portion of the Shares’ value that is tied to bitcoin.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The U.S., China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares due to their bitcoin component. Such a restriction could subject the Fund or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Fund or its Sponsor and could result in the termination and liquidation of the Fund at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require registration as money service businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Fund and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require the registration of the Fund or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Fund or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Fund or Sponsor operates, the Fund or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Fund, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Fund. Regulatory compliance would include, among other things, implementing AML and consumer protection programs. The Sponsor may also decide to terminate the Fund. Any termination of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Fund or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or its Sponsor, decrease the liquidity of the Fund, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Fund, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Fund, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Fund and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Fund. Any such termination could result in the liquidation of the Fund’s bitcoins at a time that is disadvantageous to Shareholders.

Risks Related to Carbon Credit Futures

The Fund is subjected to exposure to risks of futures contracts.

The primary risks associated with the use of futures contracts include: (a) an imperfect correlation between the change in market value of the reference asset and the price of the futures contract; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the inability to predict correctly the direction of market prices, interest rates, currency exchange rates and other economic factors; and (e) risks associated with the underlying asset. Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of markets, significant market volatility, and cause the value of Carbon Credit Futures to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

As a futures contract the Fund owns approaches its settlement date, the Fund may sell that futures contract and reinvest the proceeds in a similar contract with a more distant settlement date. This process is referred to as “rolling” a futures contract. The successful use of such a strategy depends upon the Sponsor’s skill and experience. Although the Fund will attempt to roll from an expiring futures contract to another contract to mirror that of the Index, the Fund nevertheless may incur a cost to “roll” the contract. In a commodity futures market where current month expiring contracts trade at a lower price than next month’s contract, a situation referred to as “contango,” absent the impact of the overall movement in commodity prices, the Fund may experience an adverse impact because it would be selling less expensive contracts and buying more expense contracts. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, there could be a significant negative impact on the Fund when it “rolls” its futures contract positions.

Futures contracts are subject to inherent leverage risk because they are typically secured by margin deposits representing a small percentage of a futures contract’s entire market value.

Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s entire market value. This feature creates the potential for commodity pools to “leverage” their assets by purchasing or selling futures contracts with an aggregate notional amount in excess of the commodity pool’s assets.

The Fund is subject to the risks associated with Commodity-Linked Derivatives.

The value of a commodity-linked derivative investment typically is based upon the price movements of a physical commodity and may be affected by changes in overall market movements, volatility of an index, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of debt securities.

The Fund’s usage of commodities derivatives investments involves additional, and potentially greater, risks of investing in the underlying asset directly.

The use of derivatives (including futures and forwards) involves risks different from, or possibly greater than, the risks of investing directly in the underlying commodity. These risks include, but are not limited to, leverage risk, liquidity risk, valuation risk, market risk, counterparty risk, and credit risk. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. There may be imperfect correlation between the derivative and that of the reference asset, resulting in unexpected returns that could materially adversely affect the Fund. Derivatives are also subject to additional risks such as operational risk, including settlement issues, and legal risk, including that underlying documentation is incomplete or ambiguous. Certain derivatives (such as swaps and options) are bi-lateral agreements that expose the Fund to counterparty risk. A counterparty (the other party to a transaction or an agreement or the party with which the Fund executes transactions) to a transaction with the Fund may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise honor its obligations. If the counterparty or its affiliate becomes insolvent, bankrupt or defaults on its payment obligations to the Fund, the value of an investment held by the Fund may decline. Additionally, if any collateral posted by the counterparty for the benefit of the Fund is insufficient or there are delays in the Fund’s ability to access such collateral, the Fund may not be able to achieve its investment objective. In addition, the Fund may enter into transactions with a limited number of counterparties, which may increase the Fund’s exposure to counterparty credit risk. Further, there is a risk that no suitable counterparties will be willing to enter into, or continue to enter into, transactions with the Fund and, as a result, the Fund may not be able to achieve its inverse investment objective or may decide to change its inverse investment objective.

Position limits and margin requirements, among other limitations, may have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Index.

If the Fund’s ability to obtain exposure to Carbon Credit Futures to mirror the exposure of the Index is disrupted for any reason, including but not limited to, limited liquidity in the Carbon Credit Futures markets, a disruption to the Carbon Credit Futures market, or as a result of margin requirements or position limits imposed by the Fund’s FCM, the exchanges on which the Carbon Credit Futures trade, or the CFTC, the Fund would not be able to achieve its investment objective and may experience significant losses.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Baskets in Carbon Credit Futures. As a result, when the Fund sells Baskets it may be limited in its ability to invest in Carbon Credit Futures. In such a case, the Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Index.

Price fluctuation limits may contribute to a lack of liquidity and have a negative impact on Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for the Fund to buy or sell futures at desired prices or at all.

The Fund is subject to risks associated with carbon emissions allowances and cap-and-trade regimes due to its investment in Carbon Credit Futures.

There is no assurance that cap-and-trade regimes will continue to exist. Cap-and-trade regimes were designed to attempt to put a cap on pollution by putting a price on carbon emissions, but the approach may not prove to be an effective method of reducing GHG emissions and or in achieving climate change objectives. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration. New technologies may arise that may diminish or eliminate the need for cap-and-trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the Fund.

Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties regulated under the regime up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility and may impact the Fund. Depending upon the industries covered under the cap-and-trade regime, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions.

If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and may adversely impact the Fund.

Climate change regulations may change, which could cause loss in value of the carbon underlying the Carbon Credit Futures and the Carbon Credit Futures itself.

The Fund is subject to the risk that a change in law and related regulations will impact the way the Fund operates, increase the particular costs of the Fund’s operations and/or change the competitive landscape. Additional legislative or regulatory changes could occur that may materially and adversely affect the Fund.

Governments around the world are increasingly focused on enacting laws and regulations regarding climate change and regulation of GHGs. Lawmakers and regulators in the jurisdictions in the United States and Europe have proposed or enacted regulations requiring reporting of greenhouse gas emissions and the restriction thereof. In addition, efforts have been made and continue to be made in the international community toward the adoption of international treaties or protocols that would address global climate change issues and impose reductions of hydrocarbon-based fuels, and encouraging the implementation of net-zero GHG emission pledges.

In recent years, the U.S. Congress has considered legislation to reduce emissions of GHGs and has included climate change considerations in its funding bills. For example, the Inflation Reduction Act of 2022, which appropriates significant federal funding for renewable energy initiatives, was signed into law in August 2022 and could accelerate the transition away from fossil fuels. In November 2021, the Biden Administration released “The Long-Term Strategy of the United States: Pathways to Net-Zero Greenhouse Gas Emissions by 2050,” which establishes a roadmap to net zero emissions in the United States by 2050 through, among other things, improving energy efficiency, decarbonizing energy sources via electricity, hydrogen and sustainable biofuels, eliminating subsidies provided to the fossil fuel industry, reducing non-CO2 GHG emissions and increasing the emphasis on climate-related risks across government agencies and economic sectors.

At the international level, the United States re-entered the United Nations-sponsored “Paris Agreement,” a non-binding agreement for nations to limit their greenhouse gas emissions through individually determined reduction goals every five years after 2020, shortly after President Biden took office in February 2021. Then, in April 2021, President Biden announced a new, more rigorous nationally determined emissions reduction level of 50%-52% reduction from 2005 levels in economy-wide net GHG emissions by 2030. Additionally, the EU has adopted the scheduled reforms to Phase IV of the EU ETS, increasing the annual reduction factor of the cap in line with its 2030 climate objective.  That notwithstanding, in January 202, Preseident Trump initiated the second withdrawal of the U.S. from the Paris Agreement, which is set to become effective in 2026. The impacts of these orders, pledges, agreements and any legislation or regulation promulgated to fulfill the U.S.’s commitments under the Paris Agreement or other international conventions cannot be predicted at this time.

At the state level, California enacted climate disclosure statutes in 2023 requiring large companies doing business in the state to report their Scope 1, Scope 2, and Scope 3 GHG emissions and to publish climate‑related financial risk reports on a phased timeline.  However, implementing regulations are in development and the laws are being challenged in court. The scope and impacts of these state actions, as well as any additional rulemakings or court decisions, cannot be predicted at this time.

The proposed rules and initiatives addressing climate change described above are subject to intense political debate and their adoption or implementation will likely be impacted by the change in presidential administration resulting from the 2024 United States presidential election.

Regulatory risk related to changes in regulation and enforcement of cap-and-trade regimes could adversely affect market behavior. In addition, as cap-and-trade markets and carbon credit markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap-and-trade markets and the Fund. For example, regulatory changes to the CCM or VCM regimes to which the Carbon Credit Futures are tied, including changes to target emission levels, the emission sources and greenhouse gases covered by the regime, the allowance allocation system, the ability to “bank” allowances for or “borrow” allowances from a future year, and the types of offsets permitted to lower the overall costs of meeting the emission cap, among others, could impact the cost of reducing emissions levels and, as a result, the cost of emissions credits and may adversely impact the Fund.

There is no assurance that CCM regimes will continue to exist.

There is no assurance that CCM regimes will continue to exist. Cap-and-trade regimes were designed to attempt to put a cap on pollution by putting a price on carbon emissions, but the approach may not prove to be an effective method of reduction in GHG emissions and or in achieving climate change objectives. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration. New technologies may arise that may diminish or eliminate the need for CCMs. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affect the Fund. Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties regulated under the regime up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility and may impact the Fund. Depending upon the industries covered under the CCM regime, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and may adversely impact the Fund.

The Fund is also exposed to the risks of the underlying commodity, the carbon credits, linked to the Carbon Credit Futures.

The value of a commodity-linked derivative investment typically is based upon the price movements of a physical commodity and may be affected by changes in overall market movements, volatility of an index, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of debt securities.

The Fund is exposed to multiple geographic risks due to obtaining exposure to carbon markets in multiple geographic regions through its exposure to the Carbon Credit Futures that comprise the Index.

The Fund’s investments are expected to be in various countries or regions and, therefore the Fund may be susceptible to adverse market, political, regulatory, and geographic events affecting that country, countries or region. Such geographic focus also may subject the Fund to a higher degree of volatility than a more geographically diversified fund.

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European Union Risk.  Because the Fund is exposed to carbon credits issued under the EU ETS cap-and-trade program, the Fund’s performance may be negatively impacted by factors affecting the European Union. The economies of the European Union are dependent to a significant extent on those of certain key trading partners, including China, the United States, and other European countries. A reduction in spending on products and services exported from the European Union, or volatility in the financial markets of member countries, may have an adverse impact on the broader European Union economy and could adversely affect the Fund. Separately, the European Union faces issues involving its membership, structure, procedures and policies. The United Kingdom (UK) officially withdrew from the European Union on January 31, 2020. The UK, European Union and broader global economy may still experience volatility in foreign exchange markets as a result of these events. The UK’s withdrawal may also destabilize some or all of the other European Union member countries and/or the Eurozone. The exit of additional member states from the European Union would subject its currency and banking system to increased risk and would likely result in increased volatility, illiquidity and potentially lower economic growth in the affected markets. Additionally, the reintroduction of national currencies in one or more European Union countries or the abandonment of the Euro as a currency could adversely affect the Fund.

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California Risk.  Because the Fund is exposed to carbon credits issued under the CCA cap-and-trade program, the Fund’s performance also may be negatively impacted by factors affecting California. For example, natural disasters may disrupt the local, state or regional economy or certain sectors of the economy and may impact the prices of such carbon credit futures. California’s budget and fiscal operations face certain structural impediments and rely on revenue sources which have been historically sensitive to the economic environment. California’s diverse economy is the largest in the United States and one of the largest in the world with major components including high technology, trade, entertainment, manufacturing, tourism, construction, agriculture and services. Any downturn in these sectors or related industries may adversely affect the economy of the state and the prices of such Carbon Credit Futures.

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Eastern U.S. Risk.  Because the Fund is exposed to carbon credits issued under the RGGI cap-and-trade program, the Fund’s performance also may be negatively impacted by factors affecting the Eastern region of the United States. For example, flooding, warming temperatures, and precipitation variability are growing challenges in the Eastern region of the United States and may disrupt the local, state, or regional economies of the Eastern states or certain sectors of those economies and may impact the prices of such carbon credit futures. The economies of the Eastern region of the United States are comprised of components including agriculture, tourism, professional services, and manufacturing. Any downturn in these sectors or related industries may adversely affect the economy of the Eastern region of the United States and the prices of such Carbon Credit Futures.

The Fund may experience risks related to the energy, agriculture and metal sectors associated with its trading in Carbon Credit Futures.

The market values of the companies in the energy, agriculture and metal sectors and industries are highly dependent on supply and demand resources, economic conditions, and technological advances among other factors. As a result, these sectors and industries can be volatile segments of the market. Companies in these sectors are also frequently subject to substantial regulation and may be subject to competitive or fixed pricing structures, which may increase the cost of business and limit potential earnings. Companies in these sectors also may have significant exposure to emerging markets or developing countries and, thus, be subject to a greater risk of expropriation, nationalization or other adverse governmental policies.

The price relationship between the Carbon Credit Futures at any point in time and the Carbon Credit Futures that will become Carbon Credit Futures on the next roll date will vary and may impact both the Fund’s total return.

The design of the Index is such that the Carbon Credit Futures will change one time per year, and the Fund’s investments must be rolled accordingly to reflect the changing composition of the Index. In the event of a carbon credit futures market where near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in carbon credit prices the value of the Carbon Credit Futures would tend to rise as they approach expiration. As a result, the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a carbon credit futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in carbon credit prices the value of the Carbon Credit Futures would tend to decline as they approach expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references. In the event of a prolonged period of contango, and absent the impact of rising or falling carbon credit prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a significant loss of your investment in the Fund.

The Fund may have a limited number of Futures Commission Merchants to buy and sell Carbon Credit Futures.

The Fund may have a limited number of FCMs through which it may buy Carbon Credit Futures, and currently has one FCM through which it buys and sells futures contracts.  Volatility in the carbon credit markets may lead to the Fund’s FCM to impose risk mitigation procedures that could limit the Fund’s investment in Carbon Credit Futures beyond the accountability and position limits imposed by futures contract exchanges as discussed herein. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s FCM were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund will seek to monitor and manage its existing relationships with its FCM and will seek additional relationships with FOMs as needed.

The fragmented nature of data regarding the European Union carbon market and the lack of a centralized market monitoring of the European Union carbon market may make it more difficult to identify potential market manipulation and abusive practices.

Due to the existing legal framework, data regarding the European Union carbon market is fragmented, with each available dataset having a specific scope regarding the counterparties and types of instruments covered. Additionally, while all EU ETS operations have been centralized into a single EU registry operated by the EU Commission in 2012, there is no centralized market monitoring of the EU Carbon Market and is instead largely conducted by individual EU member states, namely Germany, Netherlands and Norway.

As a result of this lack of centralized market monitoring of the EU carbon market at the EU level, tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and “wash-trading”) may not be available to or employed by EUA markets or may not exist at all. As a result of reduced oversight, these schemes may be more prevalent in EUA markets than in the general market for financial products. The potential consequences of the EUA market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in EUAs, may adversely impact pricing trends in EUA markets broadly, as well as an investment in Shares of the Fund.

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares and the Index. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time.

The Fund may not always be able to liquidate its positions in its investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange traded carbon credit interests.

A market disruption, such as a government taking political actions that disrupt the market in its currency or its regulatory regime, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in Carbon Credit Futures that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because Carbon Credit Futures may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

The Fund may become leveraged and may result in losses on all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate notional amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement. If the Sponsor were to cause or permit the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks unique to the Fund, and the Fund may not be appropriate for hedging purposes. The Fund was not designed for hedging purposes; those using the Fund as a hedge of any kind do so exclusively at their own risk.

Risks Related to the Index

The Fund seeks the investment performance of the Index and is accordingly subject to the risks associated therewith.

The Fund is not actively managed; rather, the Fund seeks the investment performance of the Index through its investments in bitcoin and the Carbon Credit Futures that comprise the Index. The Fund seeks this exposure regardless of the investment merits associated with the assets. The Fund does not seek to outperform the returns of the Index.

The Index has a limited operating history and may perform in unanticipated ways.

The Index is new and has a limited performance history. There is no assurance that Kaiko and Solactive will compile the Index accurately, or that the Index will be determined, composed or calculated accurately. While Kaiko provides descriptions of what the Index is designed to achieve, neither Kaiko, Solactive nor either of its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Index or its related data, and they do not guarantee that the Index will be in line with the methodology. The Sponsor does not provide any warranty or guarantee against the errors of Kaiko or Solactive or any agent thereof.

Kaiko and/or Solactive could experience system failures or errors.

If the computers or other facilities of Kaiko and/or Solactive, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to the errors in the Index, which may lead to a different investment outcome for the Fund and its Shareholders than would have been the case had such events not occurred. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

The Fund may not be successful in implementing its investment strategies to track the performance of the Index.

Although the Fund will attempt to structure its portfolio so that investments track the Index, the Fund may not achieve the desired degree of correlation between its performance and that of the Index, and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements. Tracking error risk may be heightened in volatile markets or under other unusual market conditions.

An investment in the Fund is subject to correlation risk. Your return on an investment in the Fund may differ from the return of the Index and/or changes in the Fund’s NAV.

There is a risk that changes in the price of Shares on the NYSE Arca will not correlate with changes in the Fund’s NAV, and/or that that changes in the NAV will not correlate with changes in the price of the Index. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in the Fund.

Risks related to pricing.

The Fund’s portfolio will be priced, including for purposes of determining NAV, based upon the estimated fair market value for bitcoin determined by Kaiko, as well as the price of the Carbon Credit Futures that comprise the Index. The price of bitcoin in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV. Kaiko Provider has substantial discretion at any time to change the methodology used to determine the estimated fair market value of bitcoin, including the spot markets underlying its methodology. Neither Kaiko nor Solactive is under any obligations to take the needs of the Fund, the Fund’s Shareholders or anyone else into consideration in connection with such changes.

The Index Pricing Sources (defined below) used by Kaiko are digital asset spot markets that facilitate the buying and selling of bitcoin and other digital assets. Although many Index Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin determined by Kaiko.

The NAV of the Fund will change as fluctuations occur in the market price of the Fund’s bitcoin holdings and Carbon Credit Futures exposure. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Shareholders also should note that the size of the Fund in terms of total bitcoin held may change substantially over time and as Creation Baskets are created and redeemed, even though such issuances and redemptions of Baskets will be effectuated in cash.

In the event that the value of the Fund’s bitcoin holdings and/or NAV is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The Index price being used in calculating the price of bitcoin may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s NAV determined using the Index pricing.

The Fund will determine its NAV on each Business Day based on the value of bitcoin and Carbon Credit Futures represented in the portfolio. The methodology used to value bitcoin by the Index and by the Fund in its calculation of NAV may not be deemed consistent with GAAP. To the extent the methodology used to calculate bitcoin is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Fund will be determined using the Fund’s NAV determined daily in accordance with the Index’s and Fund’s pricing methodology. Such NAV of the Fund determined using this methodology may differ, and in some cases significantly, from the NAV reported in the Fund’s periodic financial statements.

The Fund’s Operating Risks’

The Fund may change its investment objective, Index or investment strategies at any time without shareholder approval or advance notice.

Consistent with its authority under the Trust Agreement and Delaware law, the Fund, in its sole discretion and without shareholder approval or advance notice, may change the Fund’s investment objective, Index or investment strategies, subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, greatly restricts transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management. The Fund is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Springer Harris, Ms. Cory Mullen-Rusin and Ms. Christi Powitzky. If Mr. Gilbertie, Mr. Harris, Ms. Mullen-Rusin or Ms. Powitzky were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund, the other Teucrium Funds, and any other series of the Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors. If the Sponsor operates at a loss for an extended period, its capital will be depleted, and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

Position limits, accountability levels and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Index.

The CFTC and U.S. designated contract markets may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control. For example, the current position limit for investments at any one time in the EU CEA Carbon Credit Futures is 25,000 contracts. These position limits are fixed ceilings that the Fund would not be able to exceed without specific CFTC authorization.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

In 2016 the CFTC adopted a rule that requires the aggregation of all positions for purposes of the application of position limits; such positions include futures contracts, futures‑equivalent positions, OTC swaps and options (i.e., contracts that are not traded on exchanges). These aggregation requirements could limit the Fund’s ability to establish positions in commodity OTC instruments if the assets of the Fund were to grow substantially.

Part 150 of the CFTC’s regulations establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts that all market participants must comply with, with certain exemptions (the “Position Limits Rule”).

The Fund has not limited the size of its offering and is committed to utilizing the proportion of its assets invested in Carbon Credit Futures to mirror that of the Index.  If the Fund encounters accountability levels, position limits, or price fluctuation limits for the Carbon Credit Futures, it may invest, in lieu of Carbon Credit Futures, in carbon credit futures contracts other than the Carbon Credit Futures that are economically identical or substantially similar to the Carbon Credit Futures to seek to replicate the Index and meet its investment objective.  Investment in such interest may cause a tracking error between the Fund’s returns and that of the Index.

The Fund may not be able to invest in Carbon Credit Futures contracts in the proportions contemplated by its investment strategy, which could increase tracking error.

The Fund seeks to construct its portfolio by allocating assets among specified investments in proportion to their representation in the Index. Certain of these investments, including Carbon Credit Futures contracts, are available only in standardized contract sizes with large notional values. Because these contracts cannot be acquired in fractional amounts, the minimum size of a single contract may represent a significant percentage of the Fund’s net assets, particularly when the Fund has a relatively small asset base. As a result, the Fund may not be able to invest in certain Carbon Credit Futures contracts in the same proportions as the Index.

In such circumstances, the Fund may delay investing or increasing positions in one or more futures contracts until the Fund’s assets increase to levels that permit such investments to be made in closer alignment with the Index. Alternatively, the Fund may invest in such futures contracts even though doing so results in the Fund’s exposure to those contracts exceeding the target allocation described in the Fund’s investment strategy. During these periods, the Fund’s actual holdings may differ from its target portfolio composition, and the Fund may hold higher levels of cash or other investments than intended or may be temporarily overweight or underweight certain investments.

These portfolio construction limitations may cause the Fund’s performance to deviate from that of the Index and may result in greater tracking error. Such deviations may be more pronounced during the Fund’s initial periods or during periods of significant creation and redemption activity. There can be no assurance that the Fund will be able to achieve or maintain its target allocations at all times.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Index. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

In addition, the Sponsor’s principals, officers or employees may trade securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Furthermore, any voting rights on shares held by the Fund will be exercised by the Sponsor, generally without seeking advice or voting instructions from Fund Shareholders. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Fund is new and investing in the Fund’s Shares may have more risks than an investment in an established, larger fund.

The Fund is new and does not yet have shares outstanding. If the Fund does not grow large in size once it commences trading, it will be at greater risk than larger funds of wider bid-ask spreads for its shares, trading at a greater premium or discount to NAV, liquidation and/or a stop to trading.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. The Sponsor was formed for the purpose of sponsoring the Fund and other commodity pools and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund. If the Sponsor discontinues its activities on behalf of the Fund or another series of the Trust, the Fund may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Fund pays the fees, costs, and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter‑series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund property. The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re‑invest any income and realized gains of the Fund in additional bitcoin and Carbon Credit Futures or cash and cash equivalents rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third‑party service providers, such as the Marketing Agent and the Custodians, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may experience a higher breakeven if interest rates decline.

The Fund seeks to earn interest on cash balances available for investment. If actual interest rates earned were to fall and if the Sponsor were not able to waive expenses sufficient to cover the deficit, the breakeven estimated by the Fund in this prospectus could be higher.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Sponsor Fee and additional expenses borne by the Fund, and as a result, the value of the Shares may decrease over time.

The amount of assets represented by each Share will decrease over the life of the Fund due to the Fund paying the Sponsor Fee and other Fund expenses. Without increases in the price of bitcoin and/or Carbon Futures Credits sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Fund, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. The Fund also pays all transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool.

Because the Fund does not have any income, it needs to sell assets to cover the Sponsor Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin and Carbon Credit Futures held by the Fund. The result of these sales is a decrease in the amount of assets represented by each Share. New deposits of bitcoin and/or Carbon Credit Futures, received in exchange for new Shares issued by the Fund, do not reverse this trend.

A decrease in the amount of bitcoin and/or exposure to Carbon Credit Futures represented by each Share results in a decrease in its price even if the price of bitcoin and/or Carbon Credit Futures has not changed. To retain the Share’s original price, the price of the Fund’s assets has to increase. Without that increase, the reduced amount of Fund assets represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of Fund assets represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of its assets, and will result in a more rapid decrease of the amount of assets represented by each Share and a corresponding decrease in its value.

The Fund is not actively managed.

The Fund is not actively managed and is designed to track an index, regardless of whether the price of bitcoin and Carbon Credit Futures is flat, declining or rising. This means the Sponsor does not speculatively sell assets at times when their prices are high, or acquire assets at low prices in the expectation of future price increases. As a result, the Fund may sustain losses that may have been avoidable if the Fund was actively managed.

The NAV calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open futures contracts. Under normal circumstances, the NAV reflects the quoted settlement price of open Carbon Credit Futures on the date when the NAV is being calculated (or last traded price, as applicable). In instances when the quoted settlement price of futures contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, the Sponsor will recalculate the NAV where necessary to reflect the “fair value” of a Carbon Credit Futures when such contract closes at its price fluctuation limit for the day.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

In addition to certain fees paid to the Fund’s service providers, the Fund pays the Sponsor a fee of 0.68% of assets under management per annum, regardless of Fund performance. Over time, the Fund’s assets could be depleted if investment performance does not exceed such fees.

As inflation increases, the present value of the Fund’s assets may decline.

Inflation is a general increase in the overall price level of goods and services in the economy. The United States Federal Reserve has a stated goal of maintaining a two percent increase in inflation over the long run, as measured by the annual change in the price index for personal consumption expenditures. Following the COVID‑19 pandemic, the United States experienced inflation above the Federal Reserve’s stated two‑percent goal. Other world economies similarly experienced elevated inflation rates. The Federal Reserve increased interest rates and successfully reduced inflation so that it is close to the stated two percent goal. As a result, in 2024, the Federal Reserve began reducing interest rates. However, the rate of inflation in the United States is still above the stated two percent goal. Inflation has the effect of eroding the value of cash or bonds. In a high inflation environment the value of the Fund’s cash equivalents may decline.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary‑market participants which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem Creation Units, Fund shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor, to cease activities for the Fund or a decision by a secondary market participant to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares representing five baskets. The minimum level of Shares specified for the Fund is subject to change. The current number of Shares outstanding is posted daily on our website, www.teucrium.com.

The postponement, suspension or rejection of redemption orders could adversely affect a shareholder redeeming their Shares in the Fund.

The resulting delay of any postponement, suspension or rejection may adversely affect the value of the Shareholders’ redemption proceeds if the NAV of the Fund declines during the period of delay.

The Fund has a limited number of financial institutions that may act as Authorized Purchasers.

The Fund has a limited number of financial institutions that may act as Authorized Purchasers. To the extent they cannot or are otherwise unwilling to engage in creation and redemption transactions with the Fund and no other Authorized Purchaser steps in, shares of the Fund may trade at a significant discount to NAV and may face delisting from the Exchange.

There are certain risks and tax considerations related to the disposition of bitcoin in connection with creation and redemption transactions.

Like other ETFs, the Fund sells and redeems its shares only in large blocks called Creation Baskets and only to “Authorized Purchasers.” The Fund expects to effect its creations and redemptions for bitcoin, cash and/or cash equivalents. These transactions may require the Fund to dispose of portfolio investments through in-kind distributions or to sell portfolio investments to obtain the cash needed to distribute redemption proceeds at an inopportune time, and the Fund may recognize taxable gain on such in-kind distributions or dispositions or sales of portfolio investments.

The use of cash creations and redemptions may adversely affect the arbitrage transactions by Authorized Purchasers intended to keep the price of the Shares closely linked to the Fund’s NAV, and as a result, the price of Shares may fall or otherwise diverge from NAV.

To the extent the Fund uses cash creations and redemptions, as opposed to in-kind creations and redemptions, such transactions could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption transaction, which involves greater operational steps (and therefore execution risk) than the in-kind creation and redemption transaction. Such delays could cause the execution price associated with such trades to materially deviate from the Fund’s NAV. Even though the Authorized Purchaser is responsible for the dollar cost of such difference in prices, Authorized Purchasers could default on their obligations to the Fund, or such potential risks and costs could lead to Authorized Purchasers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the assets, to elect to not participate in the Fund’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the Fund’s NAV, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying bitcoin held by the Fund or sell Shares at a price lower than the value of the Fund’s assets, causing Shareholders to suffer losses. Alternatively, Authorized Purchasers could refrain from participating in creating and redeeming Baskets, and if not replaced, could disrupt the Fund’s ability to operate.

There is a risk of stale pricing when the markets in which the Fund’s investments trade are closed.

Because certain of the Fund’s investments trade in markets that are closed when the Fund and Exchange are open, there are likely to be deviations between current pricing of an underlying security and stale pricing, resulting in the Fund trading at a discount or premium to NAV greater than those incurred by other ETFs.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange traded Carbon Credit Futures must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Cabron Credit Futures are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time‑consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

The failure or insolvency of the Fund’s Custodians or other financial institution in which the Fund has deposits could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in either bitcoin with the Bitcoin Custodian cash and cash equivalents with the Cash Custodian, and other financial institutions, if applicable. The insolvency of either Custodian, and any financial institution in which the Fund holds cash and cash equivalents could result in a complete loss of the Fund’s assets even if the assets are properly segregated.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber‑attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost‑effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather‑related phenomena generally, and widespread disease, including public health disruptions, pandemics and epidemics (for example, the COVID‑19 pandemic), can be highly disruptive to economies and markets. Such events can, directly or indirectly, negatively impact, and/or cause volatility in, the price of commodities and the value, pricing, and liquidity of the investments or other assets held by the Fund.

Recent macroeconomic conditions have been adversely impacted by geopolitical instability and military hostilities in multiple geographies. Geopolitical conflict, including war and armed conflicts (such as Russia’s continued military actions against Ukraine that started in February 2022, conflicts in the Middle East, and the expansion of such conflicts in surrounding areas), sanctions, the introduction of or changes in tariffs or trade barriers, global or local recessions, and acts of terrorism, can also, directly or indirectly, negatively impact, and/or cause volatility in, the price of commodities and the value, pricing, and liquidity of the investments or other assets held by the Fund.

In late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict increased financial market volatility generally, had severe adverse effects on regional and global economic markets, and caused volatility in certain markets. Such events may occur in the future, due to the region’s importance to these markets, potential impacts to global transportation and shipping, and other supply chain disruptions, and adversely impact the Fund’s ability to achieve its investment objective. These events are unpredictable and may lead to extended periods of price volatility.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodians or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Carbon Credit Futures are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. Such failures or breaches may include intentional cyber‑attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodians or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Carbon Credit Futures are traded or cleared, or counterparties.

An investment in a Fund faces numerous risks from its shares being traded in the secondary market, any of which may lead to the Shares trading at a premium or discount to NAV.

Although the Shares are listed for trading on the NYSE Arca, there can be no assurance that an active trading market for such Shares will be maintained. Trading in Shares may be halted due to market conditions or for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. There can be no assurance that the requirements of the NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the shares will trade with any volume, or at all. The NAV of Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of shares on the NYSE Arca. It cannot be predicted whether the Shares will trade below at or above their NAV. To the extent Shares trade at prices that are disconnected from NAV, changes in the market price of Shares may substantially vary from changes in the Index, even if the Fund’s NAV closely tracks the movements in the Index. This risk is heightened in times of market volatility or periods of steep market declines. In such market conditions, market or stop loss orders to sell Fund Shares may be executed at prices well below NAV. Additionally, investors buying or selling Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of shares. Finally, secondary market trading is subject to bid-ask spreads.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

A suspension in the ability of Authorized Purchasers to create or redeem shares may adversely impact trading of the Fund’s shares in the secondary market.

The ability of Authorized Purchasers to create or redeem shares may be suspended for several reasons, including but not limited to the Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Purchasers would have no impact on the Fund’s investment objective; the Fund’s investment objective would remain the same – to have the daily changes in the Fund shares’ NAV reflect the daily changes of the Index. Nor would the Index change.

With respect to the impact of a suspension on the price of Fund shares in the secondary market, Authorized Purchasers and other groups that make a market in shares of the Fund would likely continue to actively trade the Fund’s shares. However, in such a situation, Authorized Purchasers and other market makers may seek to adjust the market they make in the shares. Specifically, such market participants may increase the spread between the prices that they quote for offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to create or redeem additional shares. In addition, Authorized Purchasers may be less willing to quote offers to buy or sell shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase the trading costs to investors in the Fund compared to the quotes and the number of shares on which bids and offers are made if the Authorized Purchasers still were able to freely create new baskets of shares. In addition, there could be a significant increase in the premium/discount between the market price at which shares are traded and the shares’ net asset value. The net asset value is the price at which the Fund can be created or redeemed by Authorized Purchasers

If the processes of creation and redemption mechanism encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Fund’s NAV may not exist and, as a result, the price of the Shares may fall.

If the creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares and price of Shares may decline independent of the NAV of Shares.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the price of the underlying products in the relevant commodities markets, as measured using the Bitcoin Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the value of the investments which comprise the Index and may fall.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the Fund’s bitcoin has been developed specifically for this product offering. There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Fund is subject to the regulatory risks associated with being a commodity pool.

Under regulations promulgated by the CFTC, the Fund is considered a commodity pool, and therefore is subject to regulation under the CEA and CFTC rules. The Sponsor is registered as a CPO and CTA and manages the investments of the Fund in accordance with its investment objective and strategies, as well as in accordance with CFTC rules. Commodity pools are subject to additional laws, regulations and enforcement policies, all of which may potentially increase compliance costs and may affect the operations and financial performance of the Fund. Additionally, positions in commodity-linked derivative instruments may have to be liquidated at disadvantageous times or prices to prevent the Fund from exceeding any applicable position limits established by the CFTC. Such actions may subject the Fund to substantial losses.

Regulation of the commodity interests and commodity markets is extensive and constantly changing. Future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. This is particularly so whenever there is a change in presidential administration, which can lead to changes in regulatory priorities and policy. In addition, the Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because the Shares are publicly traded. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability for the Fund to continue to implement its investment strategy. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

Registration of the Sponsor as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund.

The Fund’s investment exposure to Carbon Credit Futures contracts will cause it to be deemed to be a commodity pool, thereby subjecting the Fund to regulation under the CEA and CFTC regulations. The Sponsor is registered as a CPO and the Fund will be operated in accordance with applicable CFTC regulations. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund. For example, the Sponsor will be required to post certain documents on the Fund’s website, make periodic filings with the NFA, retain certain records, and implement certain policies and procedures.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Fund. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected. Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

The Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Marketing Agent, Kaiko, Solactive and Custodians expose the Fund and its Shareholders to the risk of loss of the Fund’s assets for which no person is liable.

Shareholders’ recourse against the Fund, Trustee, Custodians and Sponsor under New York law or Minnesota law, as applicable, governing their custody operations is limited. Similarly, the Shareholders’ recourse against the Sponsor, the Marketing Agent, Kaiko and Solactive for the services they provide to the Fund, including those relating to the provision of instructions relating to the movement of bitcoin, is limited. Consequently, a loss may be suffered with respect to the Fund’s assets for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Fund’s assets.

Assets held by the Fund are not subject to FDIC or SIPC protections.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Fund’s assets represented by Shares in the Fund are not insured directly by the Trustee or the Sponsor.

The Custodians’ limited liability under the respective Bitcoin Custody Agreement or Non-Digital Custody Agreement may impair the ability of the Fund to recover losses relating to its assets and any recovery may be limited, even in the event of fraud, to the market value of the assets at the time the fraud is discovered.

Under the respective Bitcoin Custody Agreement and the Non-Digital Custody Agreement, the respective custodian’s liability is limited to the greater of (i) the market value of the Fund’s assets at the time the events giving rise to the liability occurred and (ii) the fair market value of the Fund’s assets at the time that the custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Bitcoin Custodian and Non-Digital Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Bitcoin Custodian and Non-Digital Custodian will also not be liable for any system failure or third-party penetration of the Fund’s accounts, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Bitcoin Custodian or Non-Digital Custodian. As a result, the recourse of the Fund or the Shareholder, under New York law or Minnesota law, as applicable, may be limited.

The Fund may not have adequate sources of recovery if its assets are lost, stolen or destroyed.

If the Fund’s assets are lost, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the applicable Bitcoin Custodian or Non-Digital Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund.

The Administrator is responsible for determining the value of the Fund’s assets, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Fund’s NAV and NAV per Share on a daily basis as soon as practicable after 4:00 p.m. Eastern Time on each business day. The Administrator’s determination is made utilizing data from the Non-Digital Custodian operations and the value of bitcoin as determined by the Index, calculated at 4:00 p.m. Eastern Time on such day. To the extent that the Fund’s NAV or NAV per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

If the Fund incurs extraordinary expenses in U.S. Dollars, the Fund will sell bitcoins and Carbon Credit Futures to pay these expenses. The sale of the Fund’s bitcoins and Carbon Credit Futures to pay expenses at a time of low bitcoin prices or low Carbon Credit Future prices could adversely affect the value of the Shares.

The Sponsor will sell bitcoins and/or exposure to Carbon Credit Futures held by the Fund to pay Fund expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current prices. The Fund is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins and/or Carbon Credit Futures. Consequently, if the Fund incurs expenses in U.S. Dollars, the Fund’s bitcoins and exposure to Carbon Credit Futures may be sold at a time when bitcoin prices and/or Carbon Credit Future prices are low, resulting in a negative impact on the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding bitcoins and/or carbon credit futures; however, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in carbon credit futures contracts and the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Fund Expenses and be borne by the Fund. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate the Fund’s assets. As a result, an intellectual property rights claim against the Fund could adversely affect an investment in the Shares.

The Bitcoin Custodian nor the Non-Digital Custodian owe any fiduciary duties to the Fund or the Shareholders, are not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Fund.

The Bitcoin Custodian nor the Non-Digital Custodian is a trustee for, and owes no fiduciary duties to, the Fund or the Shareholders. In addition, the Custodians have no duty to continue to act as a custodian of the Fund. Any of the Custodians can terminate its role as custodian for any reason whatsoever upon the notice period provided under the respective Bitcoin Custody Agreement or Non-Digital Custody Agreement. The Custodians may also be terminated. If one of the Custodians resigns or is removed without replacement, the Fund will dissolve in accordance with the terms of the Trust Agreement.

The Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Fund’s assets.

While the Bitcoin Custodian is required to safeguard the Bitcoin Assets from theft, loss, destruction or other issues relating to hackers and technological attack, its ability to do so is based upon known technology and threats. As technological change occurs, the security threats to the Bitcoin Assets will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Fund may become a more appealing target of security threats as the size of the Fund’s assets grows. To the extent that the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Bitcoin Assets may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares.

Affiliates of the Sponsor may invest in or trade bitcoin and/or carbon credit futures without regard to the interests of the Fund or its Shareholders.

Affiliates of the Sponsor may have direct investments in bitcoins and/or invest in carbon credit futures contracts. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Fund or its Shareholders. Affiliates of the Sponsor may obtain exposure to bitcoins and carbon credit futures through investment in the Shares.

To the extent that any substantial investment in bitcoins and/or carbon credit futures contracts is initiated, materially increased or materially reduced, such investment can affect the Bitcoin Price and/or value of the Carbon Credit Futures. The initiation of, or material increases in, a substantial investment in bitcoins and/or carbon credit futures may result in an increase in the value of the Index. A material reduction in a substantial investment may result in a decrease in the Bitcoin price and/or Carbon Credit Futures, having a negative impact on the value of Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Fund will not have regular Shareholder meetings and take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Fund could adversely affect an investment in the Shares.

Tax Risks

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The classification of the Fund as a corporation for U.S. federal income tax purposes is relatively uncommon.

The Fund has elected to be classified as a corporation for U.S. federal income tax purposes. This classification differs from many investment funds, which typically are structured such that the fund is not subject to U.S. federal income tax at the entity level. As a result of the Fund’s U.S. federal income tax classification, it will be subject to U.S. federal and state income tax imposed at corporate rates on its taxable income.

The U.S. federal income tax treatment of transactions in digital assets is unclear.

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain. The Fund’s dealings in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the United States, including as a result of development of the legal regimes surrounding digital assets, and the Fund’s operating results, as well as the price of digital assets, could be adversely affected thereby.

Many significant aspects of the U.S. federal income tax treatment of digital assets (including with respect to the amount, timing and character of income recognition) are uncertain. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of virtual currency for U.S. federal income tax purposes and, in particular, providing that such assets (1) are “property,” (2) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (3) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The Notice and the Ruling & FAQs, however, do not address other significant aspects of the U.S. federal income tax treatment of digital assets. The Fund does not intend to request a ruling from the IRS on these or any other issues, and the Fund will take positions on these and other U.S. federal income tax issues relating to digital assets that it believes to be reasonable. There can be no assurance that the IRS will agree with the positions that the Fund takes, and it is possible that the IRS will successfully challenge the Fund’s positions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for the Fund and could have an adverse effect on the value of bitcoin or other digital assets. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only virtual currency that is “convertible virtual currency,” and it is conceivable that the Fund may hold certain types of digital assets that are not within the scope of the Notice.

On November 15, 2021, President Biden signed the Infrastructure Investment and Jobs Act (the “IIJA”) into law. The IIJA implements a set of comprehensive financial account information reporting rules that will apply to persons, including digital asset trading platforms and custodians, that regularly effect transfers of digital assets on behalf of other persons. In particular, these rules will require certain digital asset trading platforms and custodians to report digital asset transactions (including sales, exchanges and other transfers) effected on behalf of other persons on an annual return, in a manner similar to the current reporting rules for brokers that effect stock and other securities transactions on behalf of customers. The IRS issued final regulations on these rules on July 9, 2024. Under the regulations the gross proceeds of sales or exchanges of digital assets generally must be reported, and, in certain circumstances, gain or loss with respect to such sales or exchanges must be reported.

These rules, the effects of which may depend in significant part on regulations or other guidance from the IRS on their implementation, could create significant compliance burdens for the Fund and its investors, and could affect the price of digital assets, which could have an adverse effect on the Fund’s investments.

The state, local and non-U.S. tax treatment of digital assets is unclear.

The taxing authorities of certain states (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. It is unclear what further guidance on the treatment of digital assets for state or local tax purposes may be issued in the future. Any future guidance on the treatment of digital assets for state or local tax purposes could result in adverse tax consequences to us and could adversely affect the price of digital assets.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currency for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets. For instance, if a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on digital asset users or imposes sales or value-added tax on purchases and sales of digital assets, such actions could result in decreased demand for digital currency in such jurisdiction, which could adversely affect the price of digital assets.

Each potential investor is urged to consult his, her or its own tax advisor regarding the tax treatment of digital assets and the tax consequences of investing in the Fund.

Tax legislation that has been or could be enacted may affect investors with respect to their investments in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares, including without limitation the U.S. federal, state, local and non-U.S. tax consequences.

Prospective investors are strongly urged to consult their own tax advisors with respect to the possible tax consequences to them of an investment in shares; such tax consequences may differ in respect of different investors.

The Offering

The Fund in General

The Fund’s investment objective is to reflect the price of bitcoin and the value of Carbon Credit Futures, as represented by the 7RCC Kaiko Bitcoin Carbon Credit Index, less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategy will be successful. The Fund seeks these investments to reflect the price of bitcoin and Carbon Credit Futures, as represented in the Index. The Index seeks to provide exposure to bitcoin with an environmentally responsible approach with exposure to carbon credits, and is designed to track the performance of investing in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures.

Under normal market conditions, the Fund will invest approximately 80% of its assets in bitcoin and the remaining 20% of its assets in Carbon Credit Futures that comprise the Index. The Index’s Carbon Credit Futures replicate three sub-indexes and provide exposure to the value of emissions allowances issued under the following cap-and-trade regimes: the European Union Carbon Emissions Allowance (“EU ETS”), the California Cap and Trade (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). The Fund’s Carbon Credit Futures will not result in any direct participation by the Fund in any particular carbon emissions offsetting project, including any carbon emissions associated with the mining of bitcoin or the Fund’s bitcoin holdings. However, if necessary, in order to comply with regulatory requirements (including position limits for a given Carbon Credit Future) or in view of conditions in the carbon credit futures markets (including a potential lack of liquidity in the futures market for the Carbon Credit Futures), the Fund will invest, in lieu of Carbon Credit Futures, in carbon credit futures contracts other than the Carbon Credit Futures that are economically identical or substantially similar to the Carbon Credit Futures. These investments may impact the Fund’s performance and its ability to track the Index.

The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker‑dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on the NYSE Arca at which investors purchase and sell Shares will closely track a basket of 80% bitcoin and 20% Carbon Credit Futures, as measured by the Index.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Index or investment strategies. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. The Fund would file a current report on Form 8‑K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker‑dealer.

The Fund is organized as a series of the Teucrium Commodity Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009. Currently, the Trust has six series that are separate operating commodity pools: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, the Teucrium Agricultural Fund, and the 7RCC Spot Bitcoin and Carbon Credit Futures ETF. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at Three Main Street, Suite 215, Burlington Vermont 05401. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of April 29, 2019 and grants full management control to the Sponsor.

See “Performance of the Other Commodity Pools Operated by the CPO” beginning on page 76 for more information about prior performance of the commodity pools managed by the Sponsor.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company. The principal office of the Sponsor and the Trust are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009. The Sponsor registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017. Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC, is a Delaware limited liability company, which was formed on January 4, 2022. Teucrium Investment Advisors, LLC is a U.S. SEC registered investment advisor. Teucrium Investment Advisors, LLC was registered with the CFTC as a CPO on May 2, 2022, a CTA on May 2, 2022, and a Swap Firm on May 9, 2022. Teucrium Investment Advisors, LLC became a member of the NFA on May 9, 2022.

Aside from establishing the series of the Trust, operating those series that have commenced offering their shares, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any other business activity prior to the date of this prospectus. Under the Trust Agreement, the Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and to review daily positions and margin requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting service providers such as the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund, www.teucrium.com, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor receives a fee as compensation for services performed under the Trust Agreement. The Sponsor’s fee accrues daily and is paid monthly at an annual rate of 0.68% of the average daily net assets of the Fund. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor bore the costs and expenses related to the registration of the Shares. None of the costs and expenses related to the initial registration, offer and sale of Shares, which totaled approximately $83,500, were or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Carl N. Miller III, and Van Eck Associates Corporation – and a small number of non‑voting or “Class B” members who have provided working capital to the Sponsor. Mr. Gilbertie owns 45.74%, Van Eck Associates Corporation owns 48.81% of the Sponsor’s Class A membership interests, while Mr. Miller holds the remainder, which is 5.45%.

The Sponsor has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Trust and the Funds directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real‑time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and each Fund) is managed by the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and has general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Funds. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer and Chief Accounting Officer act as the Sponsor’s principal financial and accounting officers. The Chief Compliance Officer has primary responsibility for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory requirements. Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of each Mr. Gilbertie and Van Eck Associates Corporation). The Sponsor has no board of directors, and the Trust has no board of directors or officers. The three Class A members of the Sponsor are Sal Gilbertie, Carl N. Miller III, and Van Eck Associates Corporation.

The Officers of the Sponsor, one of whom is a Class A Member of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception, its Chief Investment Officer since September 2011, and its Chief Executive Officer and Secretary since September 17, 2018, and was approved by the NFA as a principal of the Sponsor on September 23, 2009 and registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 65 Adams Road, Easton, Connecticut 06612. Effective July 16, 2012, Mr. Gilbertie was registered with the NFA as the Branch Manager for this location. Mr. Gilbertie is an officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC effective January 21, 2022. Mr. Gilbertie was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on April 28, 2022. Mr. Gilbertie was registered as an associated person of Teucrium Investment Advisors LLC on May 2, 2022. Mr. Gilbertie will generally assume the same roles and duties held in the parent company within the subsidiary. From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, an FCM and broker‑dealer registered with the CFTC and the SEC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and OTC derivatives trader and market maker in multiple classes of commodities. (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an FCM and an affiliate of Newedge USA, LLC.) From October 1998 until October 2005, Mr. Gilbertie was principal and co‑founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank. While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day to day activities of the business and the portfolio of both companies. Mr. Gilbertie is 65 years old.

Cory Mullen-Rusin has been the Chief Financial Officer and Chief Accounting Officer of the Sponsor since September 17, 2018 and Ms. Mullen-Rusin has primary responsibility for the financial management, compliance and reporting of the Sponsor and is in charge of its books of account and accounting records, and its accounting procedures. She maintains her main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. Ms. Mullen-Rusin was approved by the NFA as a Principal of the Sponsor on October 8, 2018. Ms. Mullen-Rusin began working for the Sponsor in September 2011 and worked directly with the former CFO at the Sponsor for seven years. Her responsibilities included aspects of financial planning, financial operations, and financial reporting for the Trust and the Sponsor. Additionally, Ms. Mullen-Rusin was the Chief Compliance Officer of the Sponsor from September 17, 2018 through December 31, 2025. In that role, she had primary responsibility for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory agency requirements. Ms. Mullen-Rusin is an officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC effective January 21, 2022. Ms. Mullen-Rusin was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on April 28, 2022. Ms. Mullen-Rusin generally assumes the same roles and duties held in the parent company within the subsidiary. Ms. Mullen-Rusin graduated from Boston College with a Bachelor of Arts and Science in Communications in 2009, where she was a four-year scholarship player on the NCAA Division I Women’s Basketball team. In 2017, she earned a Master of Business Administration from Nichols College. Ms. Mullen-Rusin is 38 years old.

Christi Powitzky has been the Chief Compliance Officer of the Sponsor since January 1, 2026 and was approved by the NFA as a Principal of the Sponsor on January 2, 2026. Ms. Powitzky is responsible for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory requirements.  Ms. Powitzky has over fifteen years of experience as a compliance officer. Ms. Powitzky has been the Chief Compliance Officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC since August 2025. Ms. Powitzky was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on August 22, 2025. Ms. Powitzky serves as Chief Compliance Officer for both the Advisor and Teucrium Trading, overseeing firmwide compliance programs across ’40 Act and ’33 Act ETF products. She leads compliance oversight for ETF launches, service provider diligence, regulatory risk assessment, advertising review, books and records, and firmwide compliance training. Prior to joining the Sponsor, Ms. Powitzky served as Chief Compliance Officer of the Listed Funds Trust, an open-end management investment company consisting of multiple investment series, from June 2022 to August 2025. From June 2021 to July 2022, Ms. Powitzky was an Advisory Compliance Principal Consultant at ACA Group where she served as the Firm’s SEC Marketing Rule subject matter expert and provided mock examinations, regulatory gap analyses, and implementation support to her Registered Investment Advisor clients. From November 2018 to June 2021, Ms. Powitzky served as the Lead Manager of Global Communications Compliance for T. Rowe Price, a global investment management firm. Ms. Powitzky received her Bachelor of Science in Education from the University of Texas at Austin and her Master of Business Administration in Finance from the University of Houston. She maintains her principal business office at Three Main Street, Suite 215, Burlington, Vermont 05401. She is 52 years old.

Springer Harris, Chief Operating Officer, began working for Teucrium Trading in April 2011 as Director of Operations, working directly under the former COO for 13 years. Mr. Harris has served in numerous regulatory and supervisory roles throughout his tenure. He was registered as an Associated Person and NFA Associate Member of Teucrium Trading LLC beginning May 31, 2011, and was approved as Branch Manager on October 1, 2012. He also became a Swap Associated Person in October 2012. He served as the Vermont Branch Manager until his withdrawal from that role on November 18, 2019. In 2024, Mr. Harris was approved as a Principal of Teucrium Trading LLC on June 17, 2024. On the same date, he was also approved as a Principal, NFA Associate Member, Associated Person, and Swap Associated Person of Teucrium Investment Advisors LLC, a wholly owned subsidiary of Teucrium Trading. In late 2023, Mr. Harris was briefly employed by Kelly Strategic Management LLC. Kelly Strategic Management LLC was approved as a Member of the NFA and registered as a CPO on September 29, 2023. Subsequently, the firm voluntarily withdrew its NFA membership and CPO registration, with the withdrawal becoming effective on November 9, 2023. Mr. Harris was approved as a Principal and registered as an Associated Person and NFA Associate Member between September 28 and 29, 2023. These roles were subsequently withdrawn on November 9, 2023. His association with the firm was in anticipation of the launch of a fund for which Teucrium and Mr. Harris were expected to provide trading and portfolio management services. Mr. Harris has also served as a FINRA Supervising Principal from 2014 to 2021. He heads ETF Solutions by Teucrium, Teucrium’s multi‑asset white‑label ETF platform, which assists a diverse range of clients—from individuals to large asset managers—in launching their ETFs efficiently. On June 14, 2024, Mr. Harris was appointed COO of Teucrium Trading by majority vote of the Class A Members and assumed primary responsibility for the Trade Operations for the Funds. He is primarily responsible for making trading and investment decisions for the Funds and for directing the Funds’ trades for execution. He also holds the role of officer at Teucrium Investment Advisors, LLC, generally assuming the same duties and responsibilities as within the parent company. He graduated Cum Laude with a B.A. in Business Management from Washington College, where he was a four‑year member and two‑year captain of the Men’s Rowing Team. Mr. Harris maintains his main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. He is 37 years old.

Messrs. Gilbertie and Harris, Van Eck Associates Corporation, Ms. Mullen-Rusin and Ms. Powitzky are “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor and Teucrium Investment Advisors, LLC. These persons are principals due to their positions and/or due to their ownership interests in the Sponsor. GFI Group LLC is a principal under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor and Teucrium Investment Advisors, LLC. NMSIC Classic LLC is a principal under CFTC Rules due to its greater than 10% capital contribution to the Sponsor. The Sponsor is a listed principal of Teucrium Investment Advisors, LLC due to its 100% ownership of the entity.

Prior Performance of the Fund

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Performance of the Other Commodity Pools Operated by the CPO

The following performance information is presented in accordance with CFTC regulations. The performance of the Fund will differ materially from the performance of the Related Pools which is included herein. The performance of the Related Pools which is summarized herein is expected to be materially different from the Fund and the past performance summaries of the Related Pools below are generally not representative of how the Fund might perform in the future. No performance information is presented with respect to the Fund, which has not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Baskets of the Fund are purchased by the initial Authorized Purchaser (all as described in the “Plan of Distribution” section). The performance of the Fund will differ materially from the Related Pools listed below.

In accordance with applicable requirements of the CFTC and the NFA, certain performance information for each Related Pool is set forth below.

PERFORMANCE OF TEUCRIUM’S STRATEGIES

Name of Commodity Pool: Teucrium Sugar Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 19, 2011

Units of beneficial interest issued (from inception until December 31, 2025): 15,375,000

Aggregate gross sale price for units issued: $150,888,585

NAV per Share as of December 31, 2025: $9.79

Pool NAV as of December 31, 2025: $14,686,991

Worst monthly percentage drawdown*: December 2023 (15.74)%

Worst peak to valley drawdown*: September 2011 – April 2020 (78.60)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2021	2022	2023	2024	2025
January	2.81%	(3.86)%	8.71%	12.05%	0.76%
February	7.93%	(0.89)%	0.40%	(5.17)%	3.11%
March	(5.73)%	9.43%	10.20%	2.12%	3.10%
April	13.55%	(0.34)%	21.19%	(11.88)%	(7.08)%
May	3.01%	2.25%	(2.94)%	(4.89)%	(0.34)%
June	3.17%	(4.93)%	(5.65)%	7.73%	(3.47)%
July	1.25%	(6.14)%	5.12%	(4.84)%	(0.23)%
August	12.51%	1.47%	4.43%	1.64%	0.26%
September	(0.97)%	(1.64)%	5.85%	11.60%	(3.04)%
October	(2.31)%	(1.00)%	1.51%	(0.29)%	(12.12)%
November	(3.42)%	9.10%	(1.49)%	(4.82)%	5.05%
December	2.22%	0.91%	(15.74)%	(8.59)%	0.13%
Annual Rate of Return	37.31%	3.13%	30.69%	(8.27)%	(14.16	)%**

Name of Commodity Pool: Teucrium Corn Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 9, 2010

Units of beneficial interest issued (from inception until December 31, 2025): 48,650,000

Aggregate gross sale price for units issued: $1,082,503,402

NAV per Share as of December 31, 2025: $17.73

Pool NAV as of December 31, 2025: $46,989,404

Worst monthly percentage drawdown*: June 2022 (11.37)%

Worst peak to valley drawdown*: August 2012 – July 2020 (76.94)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2021	2022	2023	2024	2025
January	8.71%	4.63%	(1.28)%	(4.93)%	5.23%
February	1.72%	8.39%	(5.46)%	(4.86)%	(3.30)%
March	2.47%	11.02%	0.69%	3.41%	(2.94)%
April	17.62%	10.31%	(7.55)%	(1.56)%	1.44%
May	(2.07)%	(5.65)%	(1.17)%	0.21%	(3.65)%
June	5.72%	(11.37)%	(3.76)%	(8.24)%	(2.29)%
July	(6.07)%	(0.47)%	4.05%	(3.48)%	(2.33)%
August	(0.56)%	7.69%	(4.63)%	(0.01)%	1.86%
September	1.04%	0.65%	0.04%	4.62%	(0.83)%
October	5.38%	1.75%	0.77%	(3.23)%	2.11%
November	(1.40)%	(3.75)%	(0.97)%	0.20%	0.98%
December	2.63%	1.57%	(1.83)%	4.72%	(1.48)%
Annual Rate of Return	38.88%	24.64%	(19.64)%	(13.20)%	(5.48	)%**

Name of Commodity Pool: Teucrium Agricultural Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: March 28, 2012

Units of beneficial interest issued (from inception until December 31, 2025): 2,287,500

Aggregate gross sale price for units issued: $77,555,646

NAV per Share as of December 31, 2025: $22.94

Pool NAV as of December 31, 2025: $6,307,971

Worst monthly percentage drawdown*: June 2022 (9.38)%

Worst peak to valley drawdown*: July 2012 – April 2020 (70.07)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2021	2022	2023	2024	2025
January	4.18%	2.22%	0.60%	(0.88)%	2.94%
February	3.46%	8.52%	(3.66)%	(5.34)%	(1.31)%
March	(1.53)%	8.33%	2.19%	2.56%	(0.99)%
April	13.71%	5.93%	(0.43)%	(2.62)%	(2.05)%
May	(1.02)%	(0.22)%	(4.34)%	2.08%	(0.67)%
June	3.26%	(9.38)%	2.57%	(6.00)%	(1.74)%
July	(1.21)%	(3.12)%	3.72%	(5.08)%	(1.96)%
August	2.70%	2.16%	(2.11)%	0.11%	1.58%
September	(0.60)%	0.99%	(1.52)%	6.81%	(2.91)%
October	2.16%	0.52%	1.24%	(3.06)%	0.01%
November	(1.70)%	(0.75)%	0.55%	(3.25)%	1.58%
December	2.34%	1.12%	(4.60)%	(0.46)%	(3.25)%
Annual Rate of Return	27.85%	16.06%	(6.04)%	(14.79)%	(8.61	)%**

Name of Commodity Pool: Teucrium Soybean Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 19, 2011

Units of beneficial interest issued (from inception until December 31, 2025): 19,325,000

Aggregate gross sale price for units issued: $368,832,574

NAV per Share as of December 31, 2025: $21.88

Pool NAV as of December 31, 2025: $39,939,725

Worst monthly percentage drawdown*: May 2023 (8.57)%

Worst peak to valley drawdown*: August 2012 – May 2020 (52.02)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2021	2022	2023	2024	2025
January	3.63%	9.30%	(1.18)%	(4.88)%	3.20%
February	4.15%	7.40%	(2.40)%	(6.59)%	(2.66)%
March	2.59%	0.11%	(1.10)%	4.77%	(1.11)%
April	6.16%	6.70%	(3.24)%	(2.07)%	0.97%
May	2.17%	(1.48)%	(8.57)%	2.32%	0.54%
June	1.61%	(3.79)%	13.63%	(6.16)%	0.54%
July	(2.81)%	0.87%	0.97%	(5.72)%	(2.59)%
August	(2.57)%	(1.90)%	3.20%	(1.83)%	5.66%
September	(2.38)%	(2.50)%	(4.80)%	5.30%	(4.05)%
October	(0.99)%	3.03%	1.16%	(6.75)%	7.64%
November	(2.80)%	3.11%	2.92%	(1.53)%	2.08%
December	7.59%	2.75%	(4.24)%	1.38%	(7.35)%
Annual Rate of Return	16.82%	25.17%	(5.17)%	(20.58)%	1.95%**

Name of Commodity Pool: Teucrium Wheat Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 19, 2011

Units of beneficial interest issued (from inception until December 31, 2025): 142,325,000

Aggregate gross sale price for units issued: $1,284,895,537

NAV per Share as of December 31, 2025: $19.99

Pool NAV as of December 31, 2025: $113,057,434

Worst monthly percentage drawdown*: June 2022 (17.43)%

Worst peak to valley drawdown*: September 2011 – September 2025 (83.60)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2021	2022	2023	2024	2025
January	2.18%	(0.91)%	(3.57)%	(5.04)%	2.52%
February	0.33%	19.78%	(7.27)%	(4.95)%	(2.42)%
March	(5.08)%	12.24%	(1.08)%	(0.21)%	(3.05)%
April	18.28%	7.02%	(9.81)%	5.51%	(3.56)%
May	(6.94)%	4.01%	(4.83)%	11.08%	0.60%
June	2.31%	(17.43)%	6.59%	(16.16)%	(1.97)%
July	2.75%	(6.90)%	3.93%	(6.63)%	(2.69)%
August	2.12%	1.38%	(10.85)%	0.42%	(1.36)%
September	(0.20)%	7.48%	(6.97)%	5.55%	(3.76)%
October	6.55%	(1.80)%	1.54%	(2.00)%	3.37%
November	0.69%	(10.69)%	1.67%	(6.89)%	(1.90)%
December	(2.66)%	(0.63)%	4.01%	1.02%	(4.15)%
Annual Rate of Return	19.84%	8.23%	(25.11)%	(19.26)%	(17.18	)%**

* The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Not annualized

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the Fund. This need not be a continuous decline but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890‑0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty‑day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The Sponsor employs a “neutral” investment strategy intended to track changes in the Index regardless of whether the Index goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures in a cost-effective manner. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the assets that comprise the Fund and/or the risks involved in hedging may exist. In addition, the Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in cash and cash equivalents and the changes in the price of bitcoin and/or Carbon Credit Futures. While the level of interest earned on, or the market price of, these investments may in some respects correlate to changes in the price changes in these assets, this correlation is not anticipated as part of the Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the level of the Index.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 10,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 10,000 Shares called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. The NYSE Arca publishes an approximate NAV intra‑day based on the prior day’s NAV and the current price of the bitcoin and Carbon Credit Futures, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

Investment Objective

The Fund’s investment objective is to reflect the price of bitcoin and the value of Carbon Credit Futures, as represented by the 7RCC Kaiko Bitcoin Carbon Credit Index, less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategy will be successful.

Investment Strategies

The Fund pursues its investment objective by investing 80% of its assets in bitcoin and the remaining 20% of its assets in the Carbon Credit Futures that comprise the Index. The Fund seeks these investments to reflect the price of bitcoin and Carbon Credit Futures, as represented in the Index. The Index seeks to provide exposure to bitcoin with an environmentally responsible approach with exposure to carbon credits, and is designed to track the performance of investing in a portfolio comprised of 80% of bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures replicate three sub-indexes and provide exposure to the value of emissions allowances issued under the following cap-and-trade regimes: (i) EU ETS; (ii) CCA; and (iii) RGGI. To obtain exposure to the EU ETS, the Index uses Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures (“EU CEA Carbon Credit Futures”). To obtain exposure to the CCA, the Index uses ICE California Carbon Allowance Vintage Future contracts (“CCA Carbon Credit Futures”). To obtain exposure to the RGGI, the Index uses ICE RGGI (CO2 allowances) futures contracts (“RGGI Carbon Credit Futures”). The Fund’s Carbon Credit Futures will not result in any direct participation by the Fund in any particular carbon emissions offsetting project, including any carbon emissions associated with the mining of bitcoin or the Fund’s bitcoin holdings.

In order to maintain correlation to the Index, the Fund’s investments in bitcoin and Carbon Credit Futures are rebalanced in conjunction with the quarterly rebalances of the Index in March, June, September and December. In addition, the Sponsor regularly monitors the Fund’s investments to ensure the Fund’s tracking error does not exceed 10 percent over any period of 30 trading days.

The Index

The Index provides exposure to the daily price performance of bitcoin and Carbon Credit Futures by aiming to track the financial performance of investing in a portfolio of 80% bitcoin and 20% Carbon Credit Futures. In providing this exposure, the Index seeks to provide exposure to bitcoin with an environmentally responsible approach through exposure to carbon credits. The Index does not provide exposure to futures contracts that are specifically linked to bitcoin mining or other related processes. Kaiko is the index provider, benchmark administrator and calculates the Bitcoin Price. Kaiko is also the central recipient of input data and evaluates the integrity and accuracy of the input data. Solactive is the calculation agent of the Index and is also the index provider of each of the Sub-indexes detailed below. Bitcoin is valued in accordance with the procedures outlined below in “Operation of the Fund — Bitcoin Valuation”. The Index is calculated on any day the Exchange is open for trading. The Index value will be calculated as of 4:00 p.m. ET, and published after 4:10 ET on such days.

Bitcoin represents 80% of the value of the Index with the remaining 20% represented by various interests in Carbon Credit Futures. The Carbon Credit Futures portion of the Index is built using a combination of three carbon credit indices, each of which is calculated and administered by Solactive: Solactive Future Series European Carbon Credit Rolling Futures Index (the “European Sub-index”), Solactive Future Series California Carbon Rolling Futures Index (the “California Sub-index”), and the Solactive Future Series Regional Greenhouse Gas Rolling Futures Index (the “RGGI Sub-index” and, collectively with the European Sub-index and the California Sub-index, the “Sub-indexes”). The combination of exposure to the three underlying indices provides the Index with returns tied to futures contracts on carbon credits connected to EU ETS, CCA and RGGI (specifically, EU CEA Carbon Credit Futures, CCA Carbon Credit Futures and RGGI Carbon Credit Futures). Solactive calculates the value of the Carbon Credit Futures for the Index in accordance with the valuation of the Carbon Credit Futures Sub-indexes, detailed below. The Carbon Credit Futures represented by the European Sub-index are denominated in euros, however the Index is published in U.S. dollars. The European Sub-index employs the 4:00 p.m. London WM/Reuters Fixing to convert the value of the European Sub-index in euros to a value in U.S. dollars. For additional information regarding each of the European Sub-index, California Sub-index and RGGI Sub-index, please see “Carbon Credit Futures Sub-indexes” below).

The Sub-indexes include only Carbon Credit Futures that mature in the upcoming December. Specifically, each Sub-index includes futures contracts that are rolled over a five day period prior to the expiration of such contracts in December to new contracts that expire in December of the subsequent year. For example, if the specific Sub-index holds Carbon Credit Futures that expire in December 2025, when such contracts approach their expiration date, the Sub-index will roll such contracts into Carbon Credit Futures that expire in December 2026.

The Index does not equally weight its exposure to the Carbon Credit Futures that comprise the Sub-indexes. Rather it seeks exposure to the reference carbon credits proportional to the trading volume of the back-month Carbon Credit Futures over the last 22 trading days prior to the December rebalancing. As of January 9, 2026, 14.6% of the Index is comprised of EU CEA Carbon Credit Futures, 5.5% of the Index is comprised of CCA Carbon Credit Futures that reference CCA and 1% of the Index is comprised of RGGI Carbon Credit Futures. The below table provides the volume and allocation for the specific Carbon Credit Futures on ICE as of January 21, 2026:

Carbon Credit Futures	Volume	Allocation
EU CEA Carbon Credit Futures	59,914	79.19%
CCA Carbon Credit Futures	4,423	14.42%
RGGI Carbon Credit Futures	497	0.99%

The Index rebalances quarterly in March, June, September and December. The December rebalance of the Index is the business day immediately following the roll of Carbon Credit Futures for each of the Sub-indexes. Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Kaiko is the index provider, benchmark administrator and calculates the Bitcoin Price. Kaiko is also the central recipient of input data and evaluates the integrity and accuracy of the input data. Kaiko, founded 2014, is a global crypto data and data solutions company, offering businesses institutional-grade, regulatory-compliant solutions. Kaiko, through Kaiko Indices, a wholly owned subsidiary, is an index provider for crypto assets. Kaiko Indices is a registered Benchmark Administrator under the EU Benchmark Regulations and is regulated by the European Securities and Markets Authority (ESMA). Kaiko crypto asset benchmarks and indices are used by exchanges, asset managers and funds, and other market participants across the world.

The Sponsor has entered into a licensing agreement with 7RCC, pursuant to which 7RCC has sub-licensed to the Sponsor the use of certain names and marks, including the Index, which 7RCC licensed from Kaiko. For this license, the Sponsor pays no fee to 7RCC.

Solactive is the calculation agent of the Index and is also the index provider of each of the Sub-indexes detailed below. Solactive also calculates the value of the Carbon Credit Futures portion of the Index and the value of the Index overall. Since its creation in 2007, Solactive AG has become one of the key players in the indexing space. Solactive AG is a German multi-asset class index provider focusing on tailor-made indices, developing, calculating and distributing them worldwide. Offering a fast time to market service with great flexibility and at a reasonable cost has allowed Solactive AG to become one of the fastest growing index providers over the past few years. Solactive AG now calculates indices for more than 500 clients in Europe, America and Asia. As of January 2026, approximately $300 billion are invested in products linked to more than 35,000 indices calculated by Solactive AG globally, primarily in the form of 650 ETFs.

The Fund will notify Shareholders of any material change in the methodology of the Index or the respective Sub-indexes in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Carbon Credit Futures Sub-indexes. The Sub-indexes are excess return indexes that roll exposure to the underlying futures contracts over five days. The European Sub-index seeks to track the performance of the Intercontinental Exchange EUA (Carbon Emission Allowances) futures. The California Sub-index seeks to track the performance of the ICE California Carbon Allowance Vintage Future contracts. The RGGI Sub-index seeks to track the performance of the ICE RGGI (CO2 allowances) futures contracts. Each Sub-index has been calculated back to a start date of January 16, 2024 (the “Start Date”) and the initial level of each Sub-index on the Start Date was 100. The Sub-indexes are owned, calculated, administrated, and published by Solactive AG assuming the role as index owner and index administrator under the Regulation (EU) 2016/1011.

The levels of each Sub-index is calculated on each day on which the ICE Futures U.S. is open for general business (the “Calculation Day”) based on the trading prices on the ICE Futures U.S. on which the futures contracts currently reflected in the respective Sub-index (the “Sub-index Components”) are listed. The levels for the RGGI Sub-index and California Sub-index are calculated on each Calculation Day from 3:00 to 16:00 ET. A closing level for each of the RGGI Sub-Index and California Sub-index is calculated based on the last trading price of the respective Sub-index Component prior to 16:00 ET. If the trading price to determine the closing level of the respective Sub-index for any of the Sub-index Components is unavailable, the “Settlement Level” (detailed below) of the Sub-index Component published by the respective exchange on which the Sub-index Component is listed will be used. The level for the European Sub-index is calculated on each Calculation Day from 8:00 to 19:00 CET (2:00 to 13:00 ET). A closing level for the European Sub-index for each Calculation Day is calculated based on the Settlement Level of the Sub-index Component. The “Settlement Level” is an underlying security’s final regular-hours price at which a futures contract will reference at the end of each Calculation Day and upon its expiration published by the ICE Futures U.S. and determined in accordance with the ICE Futures U.S. regulations. In the event that a Sub-index Component has no closing level or settlement level, such a day will be treated as a market disruption day, and the level of the respective Sub-index will not be published. In such event, the Solactive (as calculation agent for the Index), will use the last observed trading price to calculate the level of the specific sub-index until there is a closing level or settlement level for the given sub-index.

Sub-index Components are selected according to the Roll Period (defined below) and in accordance with each Sub-index’s pre-determined roll schedule (the “Roll Schedule”). The replacement of the current active contract as set forth in the Roll Schedule (the “Active Contract”) by the next active contract as set forth in the Roll Schedule (the “Next Active Contract”) will be implemented over a five-day roll period (the “Roll Period”). The Roll Period starts on the Trading Day (defined as a day on which the respective Sub-index is open for trading (or a day that would have been such a day if a market disruption had not occurred) (the “Roll Start Date”), excluding days on which trading may be ceased prior to the normal Sub-index closing time) preceding the expiry day of the Active Contract by fifteen Trading Days. The Contract Roll Weight of the Active Contract is then decreased by 1/5 after the close of each Trading Day of the Roll Period starting at 100% while the Contract Roll Weight of the Next Active Contract is increased by 1/5 after the close of each Trading Day of the Roll Period starting at 0%. After the end of the Roll Period (inclusive of the Trading Day which is five days after the Roll Start Date (the “Roll End Date”)) the Next Active Contract becomes the Active Contract.

Once the expiry date (the “Roll Anchor”), anchort, as of Calculation Day t is determined, in relation to Calculation Day t, the Roll Start, RollStartt, is set to negative 15 (the “Roll Offset”) plus one Calculation Day before anchort.

Roll End, RollEndt, as of Calculation Day t is set to be exactly the number of “Roll Days” many Calculation Days after Roll Start, RollStartt.

In relation to Calculation Day t, the Contract Roll Weight of the Active Contract is calculated as follows:

RollDays is 5

is the number of Calculation Days between Calculation Day t  (inclusive) and RollEndt (exclusive)

In relation to Calculation Day t  _the Contract Roll Weight of the Next Active Contract is calculated as follows:

Roll Anchor would be set to the Active Contract’s expiration date. Therefore, Roll Start would be the fifteenth last day before expiration.

Weekday	Mon	Tue	Wed	Thu	Fri	Mon	Tue	Wed	Thu	Fri
Named Day			Roll Start					Roll End		Roll Anchor
Weight of the Active Contract	100%	100%	100%	80%	60%	40%	20%	0%	0%	0%
Weight of the Next Active Contract	0%	0%	0%	20%	40%	60%	80%	100%	100%	100%

Each Sub-index is calculated on any given Trading Day t and published in USD in accordance with the following formula:

     is the Sub-index level on the Trading Day immediately preceding Trading Day t with IStart Date= 100 is the Contract Roll Weight of the Active Contract, c, on Trading Day t

  is the Contract Roll Weight of the Next Active Contract, nc, on Trading Day t

               is the Settlement Level of the Active Contract, c, on Trading Day t

             is the Settlement Level of the Next Active Contract, nc, on Trading Day t

The methodology of each Sub-index is subject to regular review, at least annually. In case a need of a change of the methodology has been identified within such review (e.g., if the underlying market or economic reality has changed since the launch of the respective Sub-index, i.e., if the present methodology is based on obsolete assumptions and factors and no longer reflects the reality as accurately, reliably and appropriately as before), such change will be made in accordance with the Solactive Methodology Policy, which is available on Solactive’s website, and published on Solactive’s website.

Bitcoin Valuation

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more digital asset trading platforms where bitcoin is traded publicly and transparently. On such digital asset trading platforms, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. OTC dealers or market makers do not typically disclose their data. There are numerous digital asset trading platforms operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuation of bitcoin.

The Fund utilizes the same methodology as that of the Index for determining the value of bitcoin for purposes of calculating the NAV of the Fund. The Index requires each digital asset trading platform used to calculate the price of bitcoin to meet each of the following criteria:

●	has had operating history as a crypto asset exchange for a minimum of two years;

●	implemented trading, deposits, and withdrawal fees for a minimum of one month without interruption;

●	met a minimum monthly volume threshold of $30 million with respect to total trading volume;

●	provided reliable, continuous, and valid market data for a minimum of one month;

●	offered the possibility to withdraw and deposit for a minimum of one month, settling in 2-7 business days;

●	chosen a jurisdiction of incorporation that offers sufficient investor protection, such as Financial Action Task Force (FATF), FAFT-style regional bodies (FSRBs), or Moneyval member states;

●	complied with relevant AML and know-your-customer (“KYC”) regulations;

●	cooperated with requests from Kaiko and relevant regulatory bodies;

●	has not been domiciled in a jurisdiction subject to EU restrictive measures (sanctions);

●	provided information concerning ownership and corporate structure; and

●	has not been declared unlawful by any governmental authority or agency with jurisdiction over the exchange.

Digital asset trading platforms meeting these criteria are used to calculate the price of the bitcoin portion of the Index (the “Index Pricing Sources”). The selection of Index Pricing Sources may evolve from time to time, and Kaiko may make changes to the eligibility requirements. Kaiko reviews the eligibility of digital asset trading platforms for inclusion in the Index two times per year, and such platforms must meet Kaiko’s criteria at the time of such review. As of the date of this prospectus, the following platforms are used to calculate the Index price of bitcoin:

●

Bitstamp. Bitstamp, founded in 2011, is a cryptocurrency trading platform headquartered in Luxembourg City, Luxembourg. It allows trading between fiat currencies and cryptocurrencies such as Bitcoin, Ethereum, and others. In April 2016, Bitstamp received a license from the Luxembourg government to operate as a fully regulated payment institution across all 28 EU member states.

●

Crypto.com. Crypto.com, founded in 2016, is a cryptocurrency trading platform headquartered in Singapore. It provides a platform for trading, investing, and using cryptocurrencies. In North America, Crypto.com is registered as a Money Services Business with FINTRAC in Canada and FinCEN in the United States. It also holds Money Transmitter Licenses across various U.S. states. In Europe, the company received approval from the UK's Financial Conduct Authority in August 2022 and operates under the Electronic Money Institution license in several European Economic Area countries.

●

Gemini. Gemini, established in 2014, is a cryptocurrency trading platform based in New York City, USA. It offers a platform for buying, selling, and storing digital assets. Gemini is regulated by the New York State Department of Financial Services and was the first U.S.-based licensed Ethereum trading platform. In May 2023, Gemini announced that Dublin, Ireland, would be the location for its European headquarters.

●

itBit. itBit, founded in 2013, is a cryptocurrency trading platform headquartered in New York City, USA. It offers trading services for various digital assets. itBit is regulated by the New York State Department of Financial Services and operates under a trust charter, allowing it to offer services across the United States.

●

Kraken. Kraken, established in 2011, is a cryptocurrency trading platform based in San Francisco, California, USA. It provides a platform for trading a wide range of digital assets. In the United States, Kraken is registered as a Money Services Business with FinCEN. In the United Kingdom, Kraken operates as a Financial Conduct Authority (FCA) Registered Cryptoasset Firm under the Money Laundering Regulations.

Kaiko reviews the time-weighted average price from 3:00 pm EST to 4:00 pm ET on all Index Pricing Sources, and values bitcoin as the median price amongst the Index Pricing Sources. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin. For the 24-hour trading period ended January 23, 2026, each Index Pricing Source had the below volume and market share:

Index Pricing Source	Volume (BTC)	Volume (Percentage Market Share)
Crypto.com	22,484.45	75.13%
Kraken	3,470.00	11.60%
Gemini	982	3.28%
Bitstamp	2,850.00	9.52%
itBit	142.00	0.47%

Once it has actual knowledge of changes to the Index Pricing Sources used to calculate the Bitcoin Price, the Fund will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports.

The Sponsor, in its sole discretion, may cause the Fund to price its portfolio based upon an index, benchmark or standard other than the Index and the Bitcoin Price at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Fund’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Bitcoin Price of bitcoin differs materially from the global market price of bitcoin and/or that third parties are able to purchase and sell bitcoin on public or private markets not included among the Index Pricing Sources, and such transactions may take place at prices materially higher or lower than the Bitcoin price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Fund’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Fund’s annual or quarterly reports.

Purchases and Sales of Bitcoin

The Fund may effectuate creations and redemptions of Shares in bitcoin, cash and/or cash equivalents. To the extent the Fund will conduct creations and redemptions of Shares with cash, it will be responsible for purchasing and selling bitcoin in connection with those creation and redemption orders. The Fund may also be required to sell bitcoin to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

The Sponsor, on behalf of the Fund, will typically seek to buy and sell bitcoin at a price as close to the Bitcoin Price as practical. When selecting counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability and responsiveness.

The Authorized Purchasers may deliver bitcoin, cash and/or cash equivalents to create Shares and may receive bitcoin, cash and/or cash equivalents when redeeming Shares. Additionally, if the Fund will create Shares by receiving bitcoin from a third party that is not the Authorized Purchaser involved in the order, and the Sponsor, on behalf of the Fund—not the Authorized Purchaser—is responsible for selecting the third party to deliver the bitcoin. Further, the third party will not be acting as an agent of the Authorized Purchaser with respect to the delivery of the bitcoin to the Fund or acting at the direction of the Authorized Purchaser with respect to the delivery of the bitcoin to the Fund. Additionally, if the Fund will redeem Shares by delivering bitcoin to a third party that is not the Authorized Purchaser and the Sponsor, on behalf of the Fund—not the Authorized Purchaser—is responsible for selecting the third party to receive the bitcoin. Further, the third party will not be acting as an agent of the Authorized Purchaser with respect to the receipt of the bitcoin from the Fund or acting at the direction of the Authorized Purchaser with respect to the receipt of the bitcoin from the Fund.

Bitcoin Trading Counterparties. The Sponsor, on behalf of the Trust, is responsible for acquiring bitcoin from a bitcoin trading counterparty that has been approved by the Sponsor (each, a Bitcoin Trading Counterparty). Gemini is currently the Fund’s Bitcoin Trading Counterparty. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third parties and all transactions will be done on an arm’s-length basis. Bitcoin Trading Counterparties are not required to have an account with the Custodians.

When seeking to purchase or sell bitcoin on behalf of the Fund, the Sponsor will typically seek to buy and sell bitcoin at a price as close to the Bitcoin Price as practical from any of the approved Bitcoin Trading Counterparties. Such transactions will generally occur on an “over-the-counter” basis.

In the event that the Fund engages additional Bitcoin Trading Counterparties, upon notification that the Fund needs to purchase or sell bitcoin, the Sponsor will reach out to various Bitcoin Trading Counterparties and ask them for a quote regarding the terms at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Bitcoin Trading Counterparty with which it wishes to transact and records the rationale for that determination. In the event that the Fund engages other Bitcoin Trading Counterparties, transfers of bitcoin may be conducted as “on-chain” transactions represented on the bitcoin Blockchain.

The Sponsor maintains a process for approving and monitoring Bitcoin Trading Counterparties. All Bitcoin Trading Counterparties must be approved by the Sponsor before the Fund will engage in transactions with the entity. The Sponsor continuously reviews all approved Bitcoin Trading Counterparties and will reject the approval of any previously approved Bitcoin Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved bitcoin trading counterparty in doubt. The Sponsor has instituted policies and procedures to evaluate which Bitcoin Trading Counterparties to approve.

The Fund’s Investments

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin Network. As a result, the Bitcoin Network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin Network’s infrastructure (“miners”) in exchange for expending computational power to verify transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

Bitcoin Network. Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers. The Bitcoin Network and its software have been under active development since that time by a group of computer engineers known as “core developers,” each of whom operates under a volunteer basis and without strict hierarchical administration.

The Bitcoin Network utilizes a digital asset known as “bitcoin,” which can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. As a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin. Unless it is using a third-party service provider, a party transacting in bitcoin is generally not afforded some of the protections that may be offered by intermediaries.

The first step in directly using the Bitcoin Network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s bitcoin address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; however, such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such bitcoin address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin Network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain. The innovative design of the Bitcoin Network protocol allows each bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a proposed transaction that is confirmed and settled when included in the Blockchain. The transaction would reduce the amount of bitcoin allocated to the sender’s bitcoin address and increase the amount allocated to the recipient’s bitcoin address, in each case by the amount of bitcoin desired to be transferred. The transaction is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin Network; however, the use of cryptographic verification is believed to prevent the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol. The Bitcoin protocol is built using open-source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate under a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or “BIP.” Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin Network’s operations. Instead, the implementation of a change is achieved by users and transaction validators (known as “miners”) downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to those bitcoin users and miners who download it. If an incompatible modification is accepted by a less than overwhelming percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

Such a fork in the Bitcoin Network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future.

Recent developments on the Bitcoin Network has enabled some functionality other than the transfer of value on the Blockchain. Following the recent activation of “Segregated Witness” on the Bitcoin Network, an alpha version of the Lightning Network was released. The “Lightning Network” is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin Network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. The Fund’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing the utility of the Bitcoin Network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Bitcoin Network and could either “bloat” the size of the Blockchain or slow confirmation times. At this time, such projects remain in early stages.

Bitcoin Transactions. A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin Network address, or “wallet,” is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The use of key pairs is a cornerstone of the Bitcoin Network technology. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key provides the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Fund secures its bitcoin, see “The Offering—Custody of the Fund’s Assets—The Bitcoin Custodian” below.

The public key is visible to the public and analogous to the Bitcoin Network address. The private key is a secret and is used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept safe in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could apply the user’s digital signature without authorization and send the user’s bitcoin to their or another bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin associated with that private key and bitcoin address.

To prevent the possibility of double-spending bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin Network was authorized by the holder of the applicable private key, and Bitcoin Network mining software consistent with reference software requirements validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a bitcoin user’s private key, including the hacking of a bitcoin user’s computer or a service provider’s systems.

A bitcoin transaction between two parties is recorded if such transaction is included in a valid block added to the Blockchain. A block is accepted as valid through consensus formation among Bitcoin Network participants. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s data and by the block’s addition to the longest confirmed blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of validity. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. This layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous hashrate in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain.

If a malicious actor is able to amass ten percent (10%) of the Bitcoin Network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Fund has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as Bitcoin Platforms and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining – The Creation of New Bitcoins. The process by which bitcoin are created and bitcoin transactions are verified is called “mining.” To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks, and, in this case, gives such user the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully “solves” the complex mathematical calculations has the right to add a block of transactions to the Blockchain and is then rewarded with new bitcoin, the amount of which is determined by the Bitcoin protocol, plus any transaction fees paid for the transactions included in such block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply. The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. The most recent halving occurred in April 2024 and the next estimated halving is expected to occur in 2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one million (21,000,000) and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of November 2024, approximately 19.8 million bitcoin are outstanding. The date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Forms of Attack Against the Bitcoin Network. All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Carbon Credit Futures

Futures contracts are standardized contracts that obligate the parties to buy or sell an asset at a predetermined price and date in the future. The Carbon Credit Futures that comprise the sleeve of the Index are linked to the value of emissions allowances issued under the EU ETS, CCA and RGGI include EU CEA Carbon Credit Futures, CCA Carbon Credit Futures and RGGI Carbon Credit Futures. Commodity futures contracts linked to the value of emission allowances are known as “carbon credit futures”.

The Index is comprised of futures contracts on emissions allowances issued by various “cap-and-trade” regulatory regimes that seek to reduce greenhouse gas emissions over time. A cap-and-trade regime typically involves a regulator setting a limit on the total amount of specific GHGs (such as CO2) that can be emitted by regulated entities. Capping and reducing the cap on GHGs is viewed as a key policy tool in reaching climate change objectives. The regime is designed to promote sustainable development by putting a price on carbon emissions. The regulator will then issue or sell “emissions allowances” to regulated entities, which in turn may buy or sell the emissions allowances to the open market. To the extent that the regulator may then reduce the cap on emission allowances, regulated entities are incentivized to reduce their emissions; otherwise, they must purchase additional emission allowances on the open market, where the price of such allowances will likely be increasing as a result of demand, and regulated entities that reduce their emissions will be able to sell unneeded emission allowances for profit. An emission allowance or carbon credit is a unit of emissions (typically one ton of CO2) that the owner of the allowance or credit is permitted to emit. Futures contracts linked to the value of emission allowances are known as “carbon credit futures”. Descriptions of each of the EU ETS, CCA and RGGI are below:

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EU ETS: EU ETS cap-and-trade regime is a cornerstone of the EU’s policy to combat climate change and is a key tool for reducing greenhouse gas emissions cost-effectively. It was the world’s first major carbon market and remains among the largest. The EU ETS is a cap & trade mechanism that was launched in 2005 and has become the largest GHG trading mechanism in the world, covering approximately 11,000 installations generating carbon emissions in certain sectors, such as power generation, utilities, iron, steel, and cement. Under the mechanism, each country has a national allocation plan that determines the caps on GHG emissions for each participating entity.

Participants are allocated some free European Union Allowances (“EUAs”) and may purchase a proportion through auction. Participants have to monitor their emissions and after each year submit EUAs equivalent to their verified emissions. Participants that do not have sufficient EUAs can buy them from other participants that have a surplus, or within certain limits, use other eligible carbon credits for compliance purposes instead of EUAs. EUAs are allocated under the National Allocation Plan of each country within the EU ETS. Each EUA represents one tonne of CO2 or the equivalent amount of nitrous oxide (N2O) and perfluorocarbons (PFCs) (“CO2e”).

The EU ETS began with a first Phase running from 2005 to 2007. Phase II of the mechanism is in line with the first Kyoto period and ran from 2008-2012. Phase III ran between 2013 to 2020. Phase IV commenced in 2021 and will run until 2030. Allocations in Phase II were reduced from their respective levels in Phase I to ensure that they were consistent with meeting national Kyoto targets. In Phase III, while some participants were still allocated free allowances, auctioning is the default method for allocating allowances. In addition, EU legislation enables banking of credits between Phases (e.g., from Phase II to Phase III, although this was not possible between Phase I and Phase II).

In 2023, the EU adopted and implemented important reforms of the EU ETS framework as part of: the “Fit for 55” package, to align the system with the EU’s 2030 climate target of at least 55% net emissions reductions compared to 1990 levels and the European Green Deal objectives, the EU’s response to the energy crisis caused by Russia’s invasion of Ukraine (“REPowerEU” plan).  The scheduled Phase IV reforms adopted include a higher annual cap-reduction rate and related modifications to the Market Stability Reserve.

Allowance prices in the EU ETS remain primarily driven by regulatory supply, compliance demand and macroeconomic conditions. Supply is determined by EUAs and other carbon credits (CERs, EUAs) which are available to the market. Demand is determined by the volume of carbon emitted during the year in relation to the annual allocation. The main factors influencing volumes emitted in the short-term are the weather, relative fuel prices, general economic activity and the amount of electricity generated from non-fossil fuel sources. The bulk of exchange trading activity in EUAs is concentrated on the ICE Endex Energy exchange.

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CCA: The CCA cap-and-trade regime is designed to reduce GHG emissions from major sources (covered entities) by setting a firm cap on statewide GHG emissions while employing market mechanisms to cost-effectively achieve the emission-reduction goals. The statewide cap for GHG emissions from major sources, which is measured in metric tons of carbon dioxide equivalent (MTCO2e), commenced in 2013 and has declined over time, achieving GHG emission reductions throughout the program’s duration. Each covered entity will be required to surrender one permit to emit (the majority of which will be allowances, entities are also allowed to use a limited number of ARB offset credits) for each ton of GHG emissions they emit. Certain covered entities will be allocated allowances and will be able to buy additional allowances at auction, purchase allowances from others, or purchase offset credits.

Carbon credits issued under the CCA cap-and-trade regime include carbon credits issued by Quebec since the California and Quebec markets were linked pursuant to the Western Climate Initiative in 2014. Currently, carbon credits issued by Quebec each year consist of approximately 17-18% of the carbon credits issued under the CCA cap-and-trade regime. This percentage is subject to change and it is possible for additional markets to be added in the future.

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RGGI: The RGGI is a cooperative market-based effort among Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Rhode Island, and Vermont to cap and reduce CO2 emissions from the power sector. RGGI was the first cap-and-trade regional initiative implemented in the United States.

The RGGI is composed of individual CO2 Budget Trading Programs in each participating state. Through independent regulations, based on the RGGI Model Rule, each state's CO2 Budget Trading Program limits emissions of CO2 from electric power plants, issues CO2 allowances and establishes participation in regional CO2 allowance auctions. Within the RGGI states, fossil-fuel-fired electric power generators with a capacity of 25 megawatts1 or greater ("regulated sources") are required to hold allowances equal to their CO2 emissions over a three-year control period.

A CO2 allowance represents a limited authorization to emit one short ton of CO2 from a regulated source, as issued by a participating state. Regulated sources can use a CO2 allowance issued by any participating state to demonstrate compliance in any state. They may acquire allowances by purchasing them at regional auctions, or through secondary markets. For 2025, the RGGI cap for the ten participating states is 81,347,784 CO2 allowances and the adjusted cap is 66,586,609 CO2 allowances.

The Fund will invest in the Carbon Credit Futures that comprise the Index. Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. The DCMs utilized by the Fund will be Intercontinental Exchange, Inc. (ICE U.S. and ICE ENDEX). The DCOs utilized by the Fund are ICE Clear, ICE Clear Europe and Gemini Custody.

In a standard futures contract, one party agrees to buy a commodity from the other party at a later date at a price and quantity agreed upon when the contract is made. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The Carbon Credit Futures are financially settled, which means that one party agrees to buy a commodity from the other party at a later date at a price and quantity agreed upon when the contract is made, but instead of taking physical delivery of the commodity at such later date, settlement occurs in a dollar amount that is equivalent to the amount agreed to in the contract. The contractual obligations of a buyer or seller may generally be satisfied by financial settlement or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the underlying asset increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying asset decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Fund seeks to track the Index, the Fund intends to hold only long positions in Carbon Credit Futures and intends to roll its Carbon Credit Futures prior to expiration via sales of existing long positions and the acquisition of new long positions as replacements for contracts sold. Futures contracts are typically traded on futures exchanges (i.e., DCMs) which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e., DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance. The Carbon Credit Futures are cash-settled, and the Fund will not be required to take physical delivery. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing a particular position or positions will not be reinvested.

Certain typical and significant characteristics of Carbon Credit Futures are discussed below. Additional risks of investing in Carbon Credit Futures are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Position Limits, Accountability Levels, and Dynamic Price Fluctuation Limits may potentially cause a tracking error between the price of the Shares and the Index. The Fund does not intend to limit the size of the offering and will attempt to invest in Carbon Credit Futures and cash and cash equivalents to replicate the exposure of the Index. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Carbon Credit Futures, it could force the Fund to limit the number of Baskets that it sells.

Position Limits, Accountability Levels, and Price Fluctuation Limits may potentially cause a tracking error between the price of the Shares and the Index. When futures contracts in the Fund’s index are halted or locked limit up or down, it is likely that the Shares will trade at a premium or discount to the Fund’s published NAV. Such premium or discount may be elevated and may or may not reflect current market conditions of the price of futures compared to normal market conditions. These conditions could cause the Fund to experience prolonged tracking error from its Index.

Over time, the price of carbon credits fluctuates based on a number of market factors, including demand. The value of Carbon Credit Futures likewise fluctuates in reaction to a number of market factors. Because the Fund seeks to maintain its holdings in Carbon Credit Futures, the Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Index and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation, the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either the underlying asset or the price relationship between soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either the underlying asset or the price relationship between the asset, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The Fund is required to post margin with respect to its investment in Carbon Credit Futures. “Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking‑to‑market is designed to prevent losses from accumulating in any futures account. Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

The Fund seeks to have the aggregate “notional” amount of the Carbon Credit Futures mirror the exposure of the Index. At any given time, however, most of the Fund’s investments with respect to the Carbon Credit Futures are in cash and cash equivalents that support the Fund’s position in the Carbon Credit Futures. To secure its position in the Carbon Credit Futures, the Fund will deposit the required margin with the FCM and will separately hold its remaining assets through its Non-Digital Custodian in cash and cash equivalents, which specifically include: (a) cash; (b) debt securities issued or directly or indirectly fully guaranteed or insured by the United States or any agency or instrumentality thereof (such as U.S. Treasury Bills); (c) commercial paper or finance company paper of sufficient credit quality in the view of the Sponsor; or (d) money market mutual funds. Additionally, the Fund will use spot market or foreign exchange forwards and customary foreign exchange hedging instruments to seek to remove its foreign currency exposure. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Carbon Credit Futures. The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Non-Digital Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per Share is $25.00. In that case, the Fund would receive $250,000 in proceeds from the sale of the Creation Basket in bitcoin, cash and/or cash equivalents ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the transaction fee of $300). The Sponsor would allocate 80% of the proceeds to bitcoin ($200,000) and 20% to Carbon Credit Futures ($50,000) in proportion to those represented in the Index. To the extent the amount of bitcoin received as part of the Creation Basket exceeds this amount, the Fund would sell a portion of the bitcoin received to meet its 80% allocation and transfer such proceeds to the Cash Custodian. Assuming a margin requirement equal to 10% of the value of the Carbon Credit Futures (the amount of margin required for Carbon Credit Futures varies by contract and exchange), the Fund would be required to deposit $5,000 in cash with the FCM through which the Carbon Credit Futures were purchased. The remainder of the proceeds from the sale of the Creation Basket allocated to the Fund’s carbon investments (i.e., 20% of the value of the Creation Basket), $45,000, would remain invested in cash, and/or cash equivalents as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions. The above notwithstanding, the Fund invests in Carbon Credit Futures that comprise each of the Solactive subindices (see below for additional information), in weights reflected by the Index. As of January 9, 2026, approximately 14.6% of the Index is comprised of EU CEA Carbon Credit Futures, 5.5% of the Index is comprised of CCA Carbon Credit Futures that reference CCA and 1% of the Index is comprised of RGGI Carbon Credit Futures. Accordingly, of the $50,000 in proceeds indicated above, $27,500 would be allocated to EU CEA Carbon Credit Futures (of which, assuming a 10% margin requirement, $2,750 would be deposited in cash with the FCM), $20,000 would be allocated to CCA Carbon Credit Futures (of which, assuming a 10% margin requirement, $2,000 would be deposited in cash with the FCM) and $2,500 would be allocated to RGGI Carbon Credit Futures (of which, assuming a 10% margin requirement, $250 would be deposited in cash with the FCM). In the event of a redemption order, the Fund would liquidate the necessary Carbon Credit Futures necessary to cover the portion of the redemption order, and similarly sell the necessary amount of bitcoin (or include such amount of bitcoin in the Redemption Basket to be transferred in-kind), which in aggregate, would cover the funds to meet the redemption request and maintain the 80%/20% weightings of bitcoin and Carbon Credit Futures represented by the Index. As an example, assume that the Fund receives a redemption request for a Basket and that the Fund’s closing NAV per Share is $25.00. The Fund would need to raise $250,000 to meet such redemption request ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the transaction fee of $300). The Sponsor would either instruct the sale of $200,000 worth of bitcoin or transfer such amount of bitcoin in-kind as part of the basket, and instruct the sale of $50,000 worth of notional value of the respective Carbon Credit Futures to maintain the appropriate exposure to the Index, and such proceeds would be used for the redemption order.

The Fund’s Investments in Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Carbon Credit Futures it holds equal that of the Index. At any given time, however, most of the Fund’s investments with respect to the Carbon Credit Futures are in cash and cash equivalents that support the Fund’s positions in Carbon Credit Futures. For example, the purchase of a Carbon Credit Future with a stated or notional amount of $10 million would not require the Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, approximately 10%‑20% of the notional amount, would be required. To secure its Carbon Credit Futures obligations, the Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Non-Digital Custodian or other financial institution in cash and cash equivalents, specifically in demand deposits, in short‑term Treasury Securities held by the FCM, in money‑market funds or in commercial paper. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Carbon Credit Futures.

The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Non-Digital Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

Any cash equivalent invested in by the Fund will have a remaining maturity of less than 3 months at the time of investment or will be subject to a demand feature that enables that Fund to sell the security within that time period at approximately the security’s face value (plus accrued interest). Any cash equivalents invested in by the Fund will be or will be deemed by the Sponsor to be of investment grade credit quality.

The Bitcoin markets and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by: (i) the supply of and demand for bitcoin in the bitcoin market; (ii) market expectations for the expansion of investor interest in bitcoin and the adoption of bitcoin by individuals; (iii), the number of merchants that accept bitcoin as a form of payment; and (iv) the volume of private end-user-to-end-user transactions.

Although the value of bitcoin is determined by the value that two transacting market participants place on bitcoin through their transaction, the most common means of determining a reference value is by surveying one or more trading platforms where secondary markets for bitcoin exist. The most prominent digital asset trading platforms are often referred to as “exchanges,” although they neither report trade information nor are they regulated in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and, therefore, provide large data sets for market valuation of bitcoin. A digital asset trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or Nasdaq, which provide ways for investors to buy stocks and bonds in the “secondary market.” Unlike stock exchanges, which are regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) and are required to monitor for and detect money-laundering and other illicit financing activities that may take place on the platform. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

As with conventional stock exchanges, an investor opening a trading account and wishing to transact at a digital asset trading platform must deposit an accepted government-issued currency into their account, or a previously acquired digital asset. The process of establishing an account with a digital asset trading platform and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address, such as to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs largely on private websites and databases owned by the digital asset trading platform.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, bitcoin cash and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. As of December 2025, bitcoin accounted for approximately 57% of the total market capitalization of all digital assets, according to CoinGecko.com.

Authorized Purchasers will have the option of purchasing and selling bitcoin used in Creation Basket transactions with the Fund either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority is now undertaken by parties with access to high grade hardware, favorable electric prices, and industrial data centers. In addition, most mining hashrate is directed by participants in mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool adds a new block to the Blockchain, the pool operator receives the new bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector. This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, hedge funds and day-traders who invest in bitcoin by trading on digital asset trading platforms. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector. The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, such as BitPay, which provides a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin Network may reduce the transaction cost for merchants, relative to the costs paid for credit card transaction processing, and eliminates the potential for consumer chargebacks.

Service Sector. This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Fidelity are examples of multi-service financial institutions that provide wallets that store bitcoin for users and also serve as a retail or exchange gateway whereby users can purchase bitcoin for fiat currency. BitPay is an example of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

More than 20,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank digital currencies.

Regulation of Bitcoin and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support. In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. The CFTC has pursued enforcement actions relating to fraud and manipulation involving bitcoin and bitcoin markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not use collateral, leverage, or financing.

On December 1, 2017, two designated contract markets (“DCMs”) registered with the CFTC self-certified new contracts for bitcoin futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self- regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of bitcoin futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other bitcoin prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly bitcoin spot markets and service providers that fall within such jurisdictions’ regulatory scope. Several foreign jurisdictions have developed varying levels of regulatory frameworks surrounding exchange-traded bitcoin products.

The effect of any future regulatory change on the Fund or bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Platforms where bitcoin is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoin. Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Platforms located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Platforms, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Platforms. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Platforms with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Platforms or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Fund because they do not meet the Fund’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements. Historically, the Fund has not needed to make any changes in the determination of principal market due to variances in pricing, although it has changed its principal market due to disruption of operations of the Bitcoin Market considered to be the principal market.

The Carbon Credit Futures Markets

This section of the Prospectus provides a descriptive overview of the commodity futures markets, including the market for Carbon Credit Futures. The overview briefly covers commodity futures and the regulatory scheme pursuant to which the Fund and commodity interests markets generally operate. The following description is a summary only; it is not intended to be complete.

Regulatory Framework

In the U.S., the purchase, sale, trade and/or marketing of interests in commodities, such as futures contracts and swap agreements, is regulated by the CEA, as modified by the Dodd-Frank Act, as well as the rules and regulations promulgated by the CFTC. The CEA establishes the statutory framework under which the CFTC operates and grants the CFTC jurisdiction over exchange traded commodities (e.g., futures and options), over-the-counter markets (e.g., swaps), as well as physical commodity transactions in interstate commerce.

The CEA defines a commodity by referencing specific enumerated commodities, as well as “all services, rights, and interests . . . in which contracts for future delivery are presently or in the future dealt in.” The CFTC has taken the view that certain digital assets, such as bitcoin are commodities. Through clarifications in the CFTC federal register, renewable energy credits have been deemed to be an environmental commodity, which has subsequently been expanded to include carbon credits as an environmental commodity.

In 2008, the Dodd-Frank Act amended the CEA and established a comprehensive new framework for commodities that are purchased, sold, traded and/or marketed using an agreement commonly known as a “swap.” Following the enactment of the Dodd-Frank Act, the CFTC was required to create, or promulgate, a multitude of rules and regulations to enforce such laws. The term “swap” includes “any agreement, contract, or transaction…that provides for any purchase, sale, payment, or delivery (other than a dividend on an equity security) that is dependent on the occurrence, nonoccurrence, or the extent of the occurrence of an event or contingency associated with a potential financial, economic, or commercial consequence.” The CEA also provides a list of agreements that are also considered swaps, which includes “agreements, contracts and transactions commonly known as … (xx) agriculture swaps, (xxi) emissions swaps, and (xxii) commodity swaps.” The Dodd-Frank Act provides that the CFTC shall further define the term “swap” and the CFTC is given authority over swaps.

The CFTC possesses exclusive jurisdiction to regulate the activities of CPOs and CTAs with respect to “commodity interests,” such as futures, swaps and options, and has adopted regulations with respect to the activities of those persons and/or entities. Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than DCMs. The CFTC has delegated to the NFA responsibility for the registration of CPOs, CTAs and FCMs and their respective associated persons.

Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC and NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Accordingly, CPOs are required to keep accurate, current and orderly records for each pool that they operate. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor were not elected pursuant to the Trust Agreement.

The regulation of commodity interest transactions in the U.S. is an evolving area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the U.S. There is a possibility of future regulatory changes within the U.S. altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The Fund will use a portion of its net assets to invest in and trade in Carbon Credit Futures; accordingly the Fund is a commodity pool and the Sponsor is a CPO subject to regulation by the CFTC and the NFA under the CEA. The offering of the Fund’s Shares is registered with the SEC in accordance with the Securities Act and the Fund’s Shares are registered with the SEC under the Exchange Act.

Commodity Pools. A commodity pool is any investment trust, syndicate, or similar form of enterprise operated for the purpose of trading in commodity interests. In relevant part, a commodity interest is a commodity for future delivery, security futures product, swap or commodity option. Since the Fund intends to use pooled funds from investors to invest in bitcoin and Carbon Credit Futures, the Fund is a “commodity pool” and is therefore subject to CFTC regulation.

The term “commodity pool operator” is defined in part as “any person engaged in a business that is of the nature of a commodity pool…and who, in connection therewith, solicits, accepts, or received from others, funds, securities or otherwise, for the purpose of trading in commodity interests…”. A “commodity pool operator” is required to register with the CFTC and become a member of the NFA. The Sponsor is a CPO and CTA and is registered with the CFTC and is a member of the NFA.

Carbon Markets

Carbon markets are designed to reduce GHG emissions and promote sustainable development by putting a price on carbon. Carbon markets are markets where GHG emissions are commodified as a tradable unit either as an emission allowance in government compliance markets or as a verified emission reduction/removal credit in voluntary markets. There are two types of instruments that are traded in carbon markets: carbon credits (sometimes called “allowances”) and carbon offsets. The two main types of carbon markets are compliance carbon markets (“CCMs”) and voluntary carbon markets (“VCMs”). Carbon Credit Futures are an expansion of the carbon market. Carbon Credit Futures are credit instruments where the buyer seeks to have exposure to CCMs or VCM market’s carbon offset projects, but without directly buying or selling allowances or investing in any projects.

CCMs are established by governments and operate under a cap-and-trade system. Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties in the mechanism up to the total emissions cap. In these types of markets, a regulator will define an allowed maximum level of GHG emissions (the “Cap”) for a certain group of entities (e.g., countries, companies, or facilities). The Cap is then subdivided into distinct emission allowances, which are distributed by regulated entities. To stay in compliance with the regulator, the covered entities need to submit one allowance for each ton of carbon dioxide equivalent emitted during a compliance period (usually a year). The initial allocation of allowances to covered entities can be free of charge, partially free, and/or sold at auction by the regulator.

Cap-and-trade regimes and related markets are new and based on scientific principles that are subject to debate. Cap-and-trade regimes have arisen primarily due to relative international consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in GHG emissions in the atmosphere, on the other hand. If this consensus were to break down, cap-and-trade regimes and the value of the Fund may be negatively affected. Scientists are still debating whether the rise in atmospheric GHGs is caused by human activity such as GHG emissions generated through the burning of fossil fuels, as well as the acceptable level of GHG concentrations in the atmosphere. If the science supporting the relationship or the acceptable level of GHG concentrations is discredited or proved to be incorrect or inaccurate, it may negatively affect cap-and-trade regimes and the value of the Fund. There is no assurance that cap-and-trade regimes will continue to exist. Cap-and-trade may not prove to be an effective method of reduction in GHG emissions. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration.

New technologies may arise that may diminish or eliminate the need for cap-and-trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the price of the Fund. Emission limit allocations may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility, which could affect the value of the Fund. Depending upon the industries covered under each cap-and-trade mechanism represented in the Index, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions. The ability of the GHG emitting companies to pass on the cost of emissions credits to consumers can affect the price of the Carbon Credit Futures. If the price of emissions can be passed on to the end customer with little impact upon consumer demand, it is likely that industries may continue emitting and purchase any shortfall in the market at the prevailing price. If, however, the producer is unable to pass on the cost, it may be incentivized to reduce production in order to decrease its need for offsetting emissions credits, which could adversely affect the price of carbon credit futures and the Fund.

Regulatory risk related to changes in regulation and enforcement of cap-and-trade regimes could also adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and a drop in the value of the Fund. In addition, as cap-and-trade markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap-and-trade markets and the Fund.

In the VCM, often referred to as a “baseline-and-credit” system, a variety of private organizations allows individuals or businesses to purchase offsets from emission reduction or removal projects. In these markets, the private organization defines how emission (reduction or removal) credits can be generated by activities/projects that reduce or remove GHG emissions from the atmosphere compared to a reference scenario (baseline) that reflects the counterfactual situation without such activities. The difference between the baseline emissions and the emissions of the activity determines how many credits can be issued. To generate emission credits, verification of the reduction/removal by an officially recognized institution (a verifier) is necessary to calculate the reduction/removal of emissions into its carbon-dioxide (“CO2”) equivalent (“CO2e”). The emission credit represents one metric-ton of CO2e and can then be used as offsets against mandatory or voluntary GHG emission targets or other policy instruments aiming at GHG mitigation. The Fund will not invest in any Carbon Credit Futures that provide exposure to VCMs.

Custody of the Fund’s Assets

General

The Fund’s assets will be split among two custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC as custodian for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A. (the “Non-Digital Custodian” and collectively with the Bitcoin Custodian, the “Custodians”) will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

The Fund may engage third-party custodians or vendors besides the Bitcoin Custodian and the Non-Digital Custodian to provide custody and security services for all or a portion of its bitcoin, cash, and investments in connection with its exposure to Carbon Credit Futures, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Bitcoin Custodian and Non-Digital Custodian, as well as the Fund’s other service providers.

Custody of the Fund’s Non-Bitcoin Assets

U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement in connection with the Fund’s Carbon Credit Futures. The Non-Digital Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202. The Non-Digital Custodian will also help facilitate the movement of cash (and purchases and sales of assets associated therewith) in connection with creation and redemption of Baskets.

Custody of the Fund’s Bitcoin

The Trust, on behalf of the Fund, has entered into a custodial services agreement with the Bitcoin Custodian (the “Bitcoin Custody Agreement”), pursuant to which the Bitcoin Custodian will custody all of the Fund’s bitcoin. Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Fund. The Bitcoin Custody Agreement is governed by New York law. For additional information regarding the Bitcoin Custody Agreement, see “The Offering—The Fund’s Service Providers” below.

The Transfer Agent, in coordination with the Bitcoin Custodian and Non-Digital Custodian, will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers. With respect to the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers, to the extent the Fund uses multiple bitcoin custodians, the Sponsor will retain discretion with respect to which of the bitcoin custodians and accompanying assets is selected to facilitate the respective order. The Sponsor may, in its sole discretion, add or terminate other bitcoin custodians. The Sponsor may, in its sole discretion, change the custodian for the Fund’s bitcoin holdings, but it will have no obligation to do so or to seek any particular terms for the Fund from other such custodians. To the extent that the Sponsor adds or terminates other bitcoin custodians, or changes the custodian for the Fund bitcoin holdings, notification will be made to Shareholders via a prospectus supplement and/or a current report filed with the SEC.

The Fund’s Bitcoin Custodian will keep custody of all of the Fund’s bitcoin in a custodial account maintained by the Bitcoin Custodian (the “Bitcoin Account”) relating to its Bitcoin Account and Clearing Account. Bitcoin private keys are stored in two different forms: “hot wallet” storage, whereby the private keys are stored on secure, internet-connected devices, and “cold” storage, where digital currency private keys are stored completely offline. The Custody Agreement requires the Bitcoin Custodian to hold the Fund’s bitcoin in its Bitcoin Account in cold storage, unless required to facilitate withdrawals as a temporary measure. Bitcoin temporarily held in the Clearing Account in connection with creations and redemptions or withdrawals of bitcoin to pay the Sponsor Fee or extraordinary expenses may be held in omnibus hot storage wallets.

As a fiduciary under Section 100 of the New York Banking Law, the Bitcoin Custodian is held to specific capital reserve requirements and banking compliance standards. The Bitcoin Custodian is also subject to the laws, regulations and rules of applicable governmental or regulatory authorities, including: money service business regulations under FinCEN; U.S. state money transmission laws; laws, regulations, and rules of relevant tax authorities; applicable regulations and guidance set forth by FinCEN; the Bank Secrecy Act of 1970; the USA PATRIOT Act of 2001; other anti-money laundering regulations as mandated by U.S. federal law and any other rules and regulations regarding anti-money laundering/counter-terrorist financing; issuances from the Office of Foreign Assets Control; the New York Banking Law; regulations promulgated by the New York State Department of Financial Services from time to time; the National Futures Association; the Financial Industry Regulatory Authority; and the Commodity Exchange Act.

The Bitcoin Custodian provides custody, clearing/settlement, and other capital markets services specifically designed for digital asset exchange-traded funds and other fund vehicles. The Bitcoin Custodian has been providing services as a limited purpose trust company licensed by the New York State Department of Financial Services (NYSDFS) since 2015. The Bitcoin Custodian is a fiduciary under Section 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act, and it was the world’s first digital asset platform to achieve a SOC 1 Type II and SOC 2 Type II certification for custody. Gemini Custody® is also regularly audited and subject to stringent capital reserve requirements. The Bitcoin Custodian has represented to the Sponsor that it also maintains insurance coverage by a reputable insurance company with respect to digital assets custodied with the Bitcoin Custodian, in accordance with its internal standards for maintaining such insurance and subject to change at the Bitcoin Custodian’s discretion. The Fund is not a named insured on such insurance policies and such insurance is not specific to the Fund, but the Bitcoin Custodian has represented to the Sponsor that such insurance covers events that result in a loss of digital assets belonging to customers, including the Fund.

The Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Fund’s Bitcoin Account, which is separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and which are directly verifiable via the bitcoin blockchain. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Fund. The Bitcoin Custodian will not loan, hypothecate, pledge or otherwise encumber the Fund’s bitcoin, as applicable, without the Fund’s instruction, nor will the Sponsor or any other entity or service provider. The Fund will not lease or loan bitcoin held in the Fund’s account with the Bitcoin Custodian and will not give instructions to that effect.

Bitcoin Storage Structure. Bitcoin private keys are stored in two different forms: “hot wallet” storage, whereby the private keys are connected to the internet, and “cold” storage, where digital currency private keys are stored completely offline. The Fund’s bitcoin will be stored by the Bitcoin Custodian offline in cold storage. When under the purview of the Bitcoin Custodian, bitcoin will only enter “hot” storage in the case of creations and redemptions or withdrawals to pay the Sponsor Fee or extraordinary expenses, meaning that the bitcoin will only be in “hot” storage for a temporary period. The Bitcoin Custodian will store private keys in geographically diverse regions across the continental United States.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: HSMs are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet: HSMs are used to store and manage hot wallet private keys; operational redundancy is achieved through geographic disbursement of failover storage facilities and hardware, thus protecting against service disruptions and single points of failure; all hot wallet HSMs are stored within secured facilities that are access-controlled, guarded, and monitored; tiered access-controls are applied to the Bitcoin Custodian’s production environment to restrict access to employees based on role, following the principle of least-privilege; administrative access to its production environment requires multi-factor authentication; and it offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer’s whitelist.

The Fund will use a clearing account for the Fund (the “Clearing Account”) in connection with clearing and settlement services for bitcoin purchase and sale transactions (“Clearing Services”). While the Bitcoin Custodian maintains records of the Fund’s bitcoin balance in its Clearing Account, the actual bitcoin relating to the Fund’s Clearing Account is held in omnibus wallets by the Bitcoin Custodian, meaning that bitcoin owned by multiple customers is held in the same wallet and at the same address on the Bitcoin Blockchain. The Fund’s Clearing Account balance therefore represents an omnibus claim on the Bitcoin Custodian’s bitcoins held in such wallets, and the Fund does not have an identifiable claim to specific bitcoins. The Bitcoin Custodian holds the bitcoin across a combination of omnibus hot wallets and cold wallets. The Sponsor has no control over, and the Bitcoin Custodian does not disclose to the Sponsor, the amount of bitcoin that the Bitcoin Custodian holds in connection with the Fund’s Clearing Account in omnibus hot wallets, as compared to omnibus cold wallets. The Bitcoin Custodian could hold substantially all bitcoin connected to the Fund’s Clearing Account in omnibus hot wallets. In addition to the Bitcoin Account and the Clearing Account, the Fund will have access to an omnibus custodial account held at depository institutions or money market funds in the Bitcoin Custodian’s name for the benefit of its customers at which a cash balance may be maintained (“Fiat Account”). The Bitcoin Custodian’s services in respect of the Bitcoin Account (i) allow bitcoin to be deposited from a public blockchain address to the Fund’s Bitcoin Account and (ii) allow bitcoin to be withdrawn from the Bitcoin Account to a public blockchain address as instructed by the Fund. The Custody Agreement requires the Bitcoin Custodian to hold the Fund’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure.

Other than in connection with creations and redemptions and withdrawals of bitcoin to pay the Sponsor Fee and Additional Fund Expenses, where the associated bitcoin may temporarily be held in omnibus hot storage in the Clearing Account, the Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Fund. The addresses on the Bitcoin Blockchain at which the Fund’s bitcoin in the Bitcoin Account are held by the Bitcoin Custodian are separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and are directly verifiable via the Bitcoin Blockchain. The Bitcoin Custodian will safeguard the private keys to the bitcoin associated with the Fund’s Bitcoin Account. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Fund. The Bitcoin Custodian will not withdraw the Fund’s bitcoin from the Fund’s Bitcoin Account with the Bitcoin Custodian, or loan, hypothecate, pledge or otherwise encumber the Fund’s bitcoin, without the Fund’s instruction, nor will the Sponsor or any other entity or service provider. The Fund will not lease or loan bitcoin held in the Fund’s Bitcoin Account with the Bitcoin Custodian and will not give instructions to that effect.

The Custody Agreement provides that bitcoin is deemed delivered to the address associated with the Fund’s Bitcoin Account only after the required number of confirmations of the transaction on the Bitcoin Blockchain, and that the Bitcoin Custodian has no obligations for bitcoin that is not delivered in that manner. The Custody Agreement provides that once the Fund submits a request for a withdrawal transaction, the bitcoin subject to the withdrawal request shall be delivered by the Bitcoin Custodian to the designated address on the Bitcoin Blockchain specified in the Fund’s withdrawal transaction within one business day of 4:00 p.m. Eastern time of the business day on which the Fund submits the withdrawal request. If a withdrawal request is made by the Fund (i) by 4:00 p.m. Eastern time of the business day on which the Fund submits the withdrawal request, (ii) in connection with a redemption of shares of the Fund by an Authorized Purchaser, and (iii) the delivery of bitcoin for such withdrawal request is to the account at the Bitcoin Custodian of an Authorized Purchaser, then the bitcoin subject to such withdrawal request shall be delivered to the destination blockchain address specified therein, by the next business day from the business day when such withdrawal request was submitted. The Custody Agreement provides that withdrawals may be delayed in connection with scheduled maintenance (“Downtime”) or the congestion or disruption of a digital asset network, including the Bitcoin Blockchain.

In respect of the Fiat Account, the Bitcoin Custodian holds the Fund’s cash held in its account at the Bitcoin Custodian in one or more Customer Omnibus Accounts. “Customer Omnibus Account” means, with respect to fiat currency held for customers of the Bitcoin Custodian in fiat accounts (including the Fund’s cash balance in its Fiat Account), omnibus bank accounts (each an “Omnibus Account”) at depository institutions (each, a “Bank”); money market accounts (each, a “Money Market Account”) at a Bank or financial institution; and/or payment accounts (each, a “Payment Account”) at a financial institution. Each Omnibus Account is: (i) in the Bitcoin Custodian’s name, and under its control; (ii) separate from the Bitcoin Custodian’s business, operating, and reserve bank accounts; (iii) established specifically for the benefit of the Bitcoin Custodian’s customers; and (iv) represents a banking relationship, not a custodial relationship, with each Bank. Omnibus Accounts do not create or represent any relationship between the Fund and any of the Bitcoin Custodian’s Banks. Each Money Market Account is held at a Bank or financial institution: (i) in the Bitcoin Custodian’s name, and under its control; (ii) separate from the Bitcoin Custodian’s business, operating, and reserve money market accounts; (iii) established specifically for the benefit of the Bitcoin Custodian’s customers; (iv) managed by a registered financial advisor, (v) custodied by a qualified custodian; and (vi) the monies within which are used to purchase money market funds invested in securities issued or guaranteed by the United States or certain U.S. government agencies or instrumentalities. Money Market Accounts do not create or represent any relationship between the Fund and any of the related registered financial advisors and/or qualified custodians. Each Payment Account is held at a financial institution: (i) in the Bitcoin Custodian’s name, and under its control; (ii) separate from the Bitcoin Custodian’s business, operating, and reserve bank accounts; and (iii) established specifically for processing the fiat funds transfers of the Bitcoin Custodian’s customers. Payment Accounts do not create or represent any relationship between the Fund and any of the related financial institutions. The Fund’s fiat currency deposits are: (i) held across the Bitcoin Custodian’s Customer Omnibus Accounts in the exact proportion that all Bitcoin Custodian customer fiat currency deposits are held across its Customer Omnibus Accounts; (ii) not treated as the Bitcoin Custodian’s general assets; (iii) fully owned by the Fund; and (iv) recorded and maintained in good faith on the Bitcoin Custodian’s books and records and reflected in a sub-account (i.e., the Fiat Account of the Fund’s Gemini Account) so that the Fund’s interests in the Bitcoin Custodian’s Customer Omnibus Accounts are readily ascertainable. The Bitcoin Custodian’s records permit the determination of the balance of U.S. dollars for a particular customer as a percentage of total commingled U.S. dollars held for the benefit of all of the Bitcoin Custodian’s customers in all Customer Omnibus Accounts in a manner consistent with 12 C.F.R. § 330.5(a)(2). The Fund is not entitled to receive any interest that may be generated with respect to the cash held in its Fiat Account. U.S. dollar deposits in the Fund’s Fiat Account held in one or more Omnibus Accounts at one or more Banks located in the United States are held with the intention that they be eligible for FDIC “pass-through” deposit insurance, subject to the Standard Maximum Deposit Insurance Amount per FDIC regulations (currently $250,000 per eligible customer of the Bitcoin Custodian) and other applicable limitations. U.S dollar deposits held at banks or financial institutions located outside of the United States, may not be subject to or eligible for FDIC deposit insurance. The portion of the Fund’s cash holdings attributable to the Fund’s Fiat Account which is held at a Money Market Fund is not eligible for deposit insurance whether on a pass-through or any other basis. The Custody Agreement provides that wire deposit and withdrawal transfer times in respect of the Fiat Account are subject to bank holidays, the internal processes and jurisdiction of the Fund’s bank, and the internal processes of the Bitcoin Custodian’s banks and financial institutions. In certain situations, wire deposit or withdrawal transfer times may be delayed in connection with Downtime or disruptions to the Bitcoin Custodian’s banks and/or affiliates or service providers. ACH deposit and withdrawal transfer times are subject to bank holidays, the internal processes and jurisdiction of the Fund’s bank, and the internal processes of the Fund’s banks. The Custody Agreement provides that in certain situations, ACH withdrawal transfer times may be delayed in connection with Downtime or disruptions to the Bitcoin Custodian’s banks and/or affiliates or service providers.

Gemini BSA/AML Program

The Bitcoin Custodian has adopted the Gemini BSA/AML Program for its digital asset trading platform and custody service in an effort to maintain the highest possible compliance with applicable laws and regulations relating to anti-money laundering in the U.S. and other countries where it conducts business. This program includes robust internal policies, procedures and controls that combat any attempted use of Gemini for illegal or illicit purposes, including a customer identification program, annual training of all employees and officers in anti-money laundering regulation, filing of Suspicious Activity Reports and Currency Transaction Reports with the U.S. Financial Crimes Enforcement Network and annual internal and independent audits of the Gemini BSA/AML Program.

Website Security

The Bitcoin Custodian has implemented certain security policies and practices to enhance security on its website, including through the use of two-factor authentication for certain user actions, such as withdrawals; a requirement for strong passwords from its users, which are cryptographically hashed using modern standards; encryption of sensitive user information, both in transit and at rest; the application of rate-limiting procedures to certain account operations such as login attempts to thwart brute force attacks; the transmission of website data over encrypted transport layer security connections; the leveraging of content-security policy and HTTP strict transport security features in modern browsers; partnerships with enterprise vendors to mitigate-potential distributed denial-of-service attacks; and the use of separate access controls on internal-only sections of the Bitcoin Custodian’s website.

Internal Control

In addition to the security policies and procedures discussed above, the Bitcoin Custodian has also instituted the following internal controls: multiple signatories are required to transfer funds out of cold storage; the Bitcoin Custodian’s Chief Executive Officer and President are unable to individually or jointly transfer funds out of cold storage; all private keys are stored offsite in secure facilities; all employees undergo criminal and credit background checks, and are subject to ongoing background checks throughout their employment; and all remote-access by employees uses public-key authentication (e.g. no passwords, one-time passwords or other phishable credentials are used).

Insurance

The Bitcoin Custodian, as custodian of the Fund’s bitcoin, is responsible for securing the Fund’s bitcoin. As of March 1, 2024, the Bitcoin Custodian maintains $125 million in digital asset insurance for certain types of losses, in addition to the capital reserves required of the Bitcoin Custodian as a New York limited purpose trust company and fiduciary under New York Banking Law. This consists of $25 million of commercial crime insurance for digital assets held in its hot storage system, and $100 million of offline (cold storage system) insurance coverage for assets held. The Bitcoin Custodian has represented to the Fund applies to all customer assets held at the Bitcoin Custodian, including the Fund’s assets. Such insurance is shared with other customers and is not specific to the Fund. The Fund is not a named beneficiary under the Bitcoin Custodian’s insurance policies, though the Bitcoin Custodian has represented to the Sponsor that the insurance covers customer losses, including losses suffered by the Fund, arising from specified events, including fraud, theft, and cyber-security breaches. The amounts and continuing availability of this coverage are subject to change at the Bitcoin Custodian’s sole discretion. The Bitcoin Custodian also maintains separate commercial crime insurance coverage for digital assets custodied in its “hot wallet”. To date, the Bitcoin Custodian has never experienced a loss due to unauthorized access from its hot wallet or the cold storage vaults.

Each Bitcoin Trading Counterparty is required to maintain a Bitcoin Trading Counterparty bitcoin account at the Fund’s Bitcoin Custodian.

The Fund’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers. The Fund generally holds cash and cash equivalents in connection with its investments in Carbon Credit Futures, and to facilitate the issuance and redemption of Baskets. However, there may be situations where the Fund will unexpectedly hold cash on a temporary basis.

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third‑Party Service Providers

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third‑party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third‑Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.68% per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

The Custodians

The Fund’s assets will be split among two custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A., will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

Bitcoin Custodian. Gemini Trust Company, LLC serves as the Fund’s Bitcoin Custodian, pursuant to its custodial agreement, to hold a portion of the Fund’s bitcoin in accordance with the procedures outlined above in the section “Custody of the Fund’s Assets”. The Bitcoin Custodian has its principal offices at 315 Park Ave South, Floor 16, New York, NY 10010. Gemini Trust Company, LLC is a fiduciary under § 100 of the New York Banking Law. The Bitcoin Custodian is authorized to serve as the Fund’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement.

In designating a custodian as a bitcoin custodian for the Fund, the Sponsor considers whether the custodian provides protection against theft and loss and ensures that the transactions and trades are secure. The Sponsor may consider whether a custodian:

1.

Provides custody accounts whose holders are the legal beneficiaries of the assets held in the account. In case of bankruptcy or insolvency of a Bitcoin Custodian, creditors or the estate should have no rights to the clients’ assets.

2.

Offers segregated accounts and stores the Fund’s bitcoin in separated individual accounts and not in omnibus accounts. That means that The Fund’s bitcoin shall be held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or other customer assets.

3.	Generates account-segregated private keys for digital assets using high entropy random number generation methods and employing advanced security practices.

4.

Utilizes technology for storing private keys in offline digital vaults and applies secure processes, such as private key segmentation, multi-signature authorization, and geographic distribution of stored assets, to limit access to private keys. The Bitcoin Custodian should use security technology for storing private keys aiming to avoid theft or misappropriation of assets due to online attacks, collusion of agents managing the storage services, or any other threat.

5.

Has a comprehensive risk management policy and formalized framework of managing operational and custody risks, including a disaster recovery program that ensures continuity of operations in the event of a system failure. The Bitcoin Custodian shall have a business continuity plan to help ensure continued access to the Fund’s assets.

6.

Has an insurance policy that covers, at least partially, risks such as the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer.

7.

Complies with higher standards of government oversight, external audits, and security, and as such, Bitcoin Custodian is able to offer better legal guarantees that safekeep asset ownership. The Bitcoin Custodian may be licensed or registered as a custodian by a reputable and independent governing body (e.g., the New York State Department of Financial Services, or other state, national or international regulators), as can be ascertained by certain public data sources.

8.

Provides third-party audit reports at least annually on operational and security processes. This audit may be completed by having a Systems and Organizational Control certification (“SOC”) issued. Auditors provide reasonable assurance that the Bitcoin Custodian operational processes and private key management controls are in accordance with the expected standards.

A custodian may lose its eligibility as a Bitcoin Custodian if it fails to comply with the above requirements, but the Sponsor has no obligation whatsoever to change the Bitcoin Custodian for the Fund’s bitcoin holdings. The Bitcoin Custodian may also employ advanced blockchain monitoring tools and services to ensure the security and compliance of incoming transactions, including:

1.

Transaction Validation: When a transaction is initiated, these monitoring tools immediately validate it against predefined criteria, including sender addresses, transaction amounts, and transaction details, to ensure they comply with the custodian’s policies and regulatory requirements.

2.

Real-time Alerts: These monitoring tools offer real-time alerting capabilities, using advanced algorithms to identify suspicious or potentially fraudulent transactions. They detect patterns that may indicate money laundering, fraud, or other illicit activities.

3.

AML/KYC Compliance: To comply with Anti-Money Laundering (AML) and Know Your Customer (KYC) regulations, custodians integrate these solutions to verify sender and receiver identities, ensuring transactions are conducted by legitimate parties and meeting regulatory requirements.

The Sponsor has evaluated the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Fund’s bitcoin holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys. Notwithstanding the Sponsor’s evaluation, the Sponsor does not control Bitcoin Custodian’s operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage.

Bitcoin Custody Agreement. The Trust, on behalf of the Fund, has entered into a custodial services agreement with the Bitcoin Custodian.

The Bitcoin Custodian agrees to take reasonable care and use commercially reasonable efforts in executing its responsibilities to the Trust pursuant to the Bitcoin Custody Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the services contemplated by the Bitcoin Custody Agreement would exercise in the circumstances, or such higher care where required by law or the Bitcoin Custody Agreement (collectively, the “Standard of Care”). The Bitcoin Custodian cannot be held responsible for any failure or delay to act by the Bitcoin Custodian, its affiliates or service providers, or its banks that is within the time limits permitted by the Bitcoin Custody Agreement, or that is caused by the Fund’s negligence or is required to comply with applicable laws and regulations. The Bitcoin Custodian cannot be held responsible for any Downtime or System Failure (defined below), which prevents the Bitcoin Custodian from fulfilling its obligations under the Bitcoin Custody Agreement, provided that Bitcoin Custodian took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with this Agreement. The Bitcoin Custody Agreement provides that a “System Failure” shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by Bitcoin Custodian, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by Bitcoin Custodian; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, Bitcoin Custodian, a Bitcoin Custodian affiliate or service provider, or an agent or subcontractor of Bitcoin Custodian, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to Bitcoin Custodian’s failure to comply with its obligations under the Bitcoin Custody Agreement. The Bitcoin Custodian cannot be held responsible for any circumstances beyond the Bitcoin Custodian’s reasonable control, provided Bitcoin Custodian acted in accordance with the Standard of Care. Notwithstanding any other provision in the Bitcoin Custody Agreement, for the Fund’s bitcoin held in the Bitcoin Account, the Bitcoin Custodian represents, warrants, and covenants that it will maintain the private key or keys in a form accessible to the Bitcoin Custodian and will take reasonable care and use commercially reasonable efforts to (i) protect and keep the private key or keys secure and (ii) not disclose them or allow access to them by any other person. The Bitcoin Custodian shall take reasonable care and use commercially reasonable efforts to ensure that the Trust shall be able to access the Bitcoin Account via the Bitcoin Custodian’s online interface 97% of the time excluding Downtime and System Failures. The Bitcoin Custodian shall not, without the prior written consent of the Trust, deposit or hold the Fund’s bitcoin with any third-party depositary, custodian, clearance system, wallet, or sub-custodian. Subject to the foregoing, the Bitcoin Custodian is permitted to perform its obligations under the Bitcoin Custody Agreement using subcontractors or agents, provided that, in relation to each such subcontractor or agent used by the Bitcoin Custodian, the Bitcoin Custodian shall: (i) comply with the Standard of Care in the selection, appointment and use of each such subcontractor or agent; (ii) monitor such subcontractor’s or agent’s performance; and (iii) remain solely liable to Trust for the performance of the Bitcoin Custodian’s obligations under the Bitcoin Custody Agreement, notwithstanding any use of subcontractors or agents.

The Bitcoin Custody Agreement provides that no more than once per calendar year, the Trust shall be entitled to request that the Bitcoin Custodian produce its Services Organization Controls 2 Type I report (a “SOC 2-I Report”) and a new Services Organization Controls 2 Type II report (a “SOC 2-II Report” and, together with a SOC 2-I Report, “SOC Reports”), or certify that there have been no material changes which would impact the previous SOC Reports provided to the Trust, and promptly deliver to the Trust a copy of each SOC Report within 45 days of the Trust’s request. No more than once per calendar year, the Trust shall be entitled to request that the Bitcoin Custodian produce a copy of the Bitcoin Custodian’s audited annual financial statements for each financial year ending on or after December 31, 2021, and the Bitcoin Custodian shall promptly deliver such financial statements to the Trust.

Subject to the “Force Majeure” provision (defined below) and as limited by the limitations of liability in the Bitcoin Custody Agreement, the Bitcoin Custodian shall be liable to the Trust for the Loss (defined below) of any of the Fund’s bitcoin or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or breach by the Bitcoin Custodian of its Standard of Care. The Bitcoin Custody Agreement provides that “Loss” means if, at any time the Fund’s bitcoin Account or Fiat Account, as applicable, does not hold the bitcoin or fiat currency that had been (1) received by Bitcoin Custodian in connection with the Fund’s bitcoin Account or Fiat Account pursuant to the Bitcoin Custody Agreement, or (2) duly sent to the Bitcoin Custodian by the Trust or Authorized Purchasers in connection with the Fund’s bitcoin Account pursuant to the Bitcoin Custody Agreement but not received because of a failure caused by the Bitcoin Custodian. The Bitcoin Custody Agreement provides that “Loss” shall include situations where the Bitcoin Custodian fails to execute a valid withdrawal request, bitcoin are withdrawn from the Fund’s bitcoin Account other than pursuant to a withdrawal request, or the Trust is not able to timely withdraw bitcoin from the Bitcoin Account pursuant to a withdrawal request, in each case due to a failure caused by the Bitcoin Custodian; provided, however, that the Bitcoin Custodian’s failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of applicable laws and regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided the Bitcoin Custodian is acting reasonably and in good faith. The Bitcoin Custody Agreement provides that should a Loss of the Fund’s bitcoin or fiat currency due to the negligence, fraud, willful or reckless misconduct of the Bitcoin Custodian or a breach by the Bitcoin Custodian of its Standard of Care occur, the Bitcoin Custodian will, as soon as practicable, return to the Trust a quantity of the same digital asset that is equal to the quantity of digital assets involved in the Loss, or return to the Trust a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account). The Bitcoin Custody Agreement provides that (i) the Bitcoin Custodian does not own or control the underlying software protocols of networks which govern the operation of digital assets (including the Bitcoin Blockchain), (ii) the Bitcoin Custodian makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall the Bitcoin Custodian be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of digital assets, including bitcoin.

The Bitcoin Custody Agreement’s “Force Majeure” provision provides that in no event shall the Bitcoin Custodian be liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond the Bitcoin Custodian’s reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Bitcoin Custody Agreement’s Force Majeure provision shall not apply in respect of System Failures or Downtime, which are subject to other respective provisions of the Bitcoin Custody Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Bitcoin Custody Agreement.

Under the Bitcoin Custody Agreement, each of the Bitcoin Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) arising out of or related to the Bitcoin Custodian’s or the Trust’s, as the case may be, non-performance of its obligations under or material breach of the Bitcoin Custody Agreement and inaccuracy in any of the Bitcoin Custodian’s or the Trust’s, as the case may be, representations or warranties in the Bitcoin Custody Agreement. In addition, the Bitcoin Custodian agrees to indemnify the Trust in the event of Damages relating to the holding of the Fund’s bitcoin and fiat currency by the Bitcoin Custodian as contemplated by the Bitcoin Custody Agreement, including any loss or damage caused by any act or omission of any employee of the Bitcoin Custodian or any agent, representative or independent contractor engaged by the Bitcoin Custodian, whether or not such act or omission occurred within the scope of his employment or engagement. The Bitcoin Custody Agreement provides that “Damages” shall not include any losses, claims, damages, liabilities or expenses arising from any fluctuation in market price, forks, governance changes, airdrops or other events which impact all holders of a digital asset such as bitcoin globally as a class.

The Bitcoin Custody Agreement provides the Bitcoin Custodian, its affiliates, service providers, or any of their respective officers, directors, agents, joint venturers, employees or representatives, shall not be liable for (i) any losses or claims arising out of actions that are in the Trust’s control and related to its use of the Bitcoin Custodian’s online platform, including but not limited to, the Trust’s failure to follow security protocols, the Bitcoin Custodian’s controls, improper instructions, failure to secure the Trust’s credentials from third parties, or anything else in the Trust’s control and (ii) any amount greater than the value of the bitcoin on deposit in the Fund’s bitcoin Account at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Bitcoin Reference Rate or any successor thereto. No party shall be liable to the other parties (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the other parties (whether or not any such losses were foreseeable or within the contemplation of the parties). This means, by way of example only (and without limiting the scope of the above), that if the Trust claims that the Bitcoin Custodian failed to process a withdrawal request properly, the Trust’s damages are limited to no more than the value of the bitcoin at issue in the withdrawal request, and that the Trust may not recover for lost profits, lost business opportunities, or other types of special, incidental, indirect, intangible, or consequential damages in excess of the value of the bitcoin at issue in the withdrawal. The Bitcoin Custodian shall not be liable to the Trust or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Trust’s computer or other equipment, provided such malware did not originate from the Bitcoin Custodian or its agents.

The Bitcoin Custody Agreement provides that the Bitcoin Custodian has obtained insurance coverage by a reputable insurance company with respect to digital assets custodied with the Bitcoin Custodian, in accordance with its internal standards for maintaining such insurance and subject to change at the Bitcoin Custodian’s discretion. The Bitcoin Custody Agreement provides that the Bitcoin Custodian shall provide the Trust with notice of material changes in its insurance coverage.

The Bitcoin Custody Agreement will commence on the date of execution and continue until terminated in accordance with its provisions. The Bitcoin Custody Agreement may be terminated by either party upon 90 days written notice to the other party; provided, however, that if the Bitcoin Custody Agreement is terminated, the Bitcoin Custodian shall use commercially reasonable efforts to cooperate with the Trust’s transition to a replacement custodian and if the Trust is unable to engage a replacement custodian using commercially reasonable efforts within such 90 day period, the Bitcoin Custodian terminates the Bitcoin Custody Agreement, then the Bitcoin Custodian shall continue to act as Bitcoin Custodian pursuant to the terms of the Bitcoin Custody Agreement until such time as the Trust engages a replacement custodian, provided that the Trust uses reasonable commercial efforts to promptly engage a replacement custodian. Either party (the “Terminating Party”) may terminate the Bitcoin Custody Agreement at any time on written notice to the other party (the “Defaulting Party”), such termination to take effect (i) on the tenth business day after the delivery of written notice of termination by the Terminating Party to the Defaulting Party, unless the Defaulting Party has cured the event triggering a termination right to the satisfaction of the Terminating Party, acting reasonably, or (ii) immediately after delivery of written notice of termination by the Terminating Party to the Defaulting Party if the event triggering a termination right is incapable of being cured within ten business days, in the following circumstances. First, any representation, warranty, certification or statement made by the Defaulting Party under the Bitcoin Custody Agreement was or becomes incorrect in any material respect when made; second, the Defaulting Party materially breaches, or fails in any material respect to perform any of its obligations under, the Bitcoin Custody Agreement; third, the Defaulting Party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the Defaulting Party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Defaulting Party files a petition for bankruptcy or an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements; fourth, a Change of Control (as defined in the Bitcoin Custody Agreement) of the Defaulting Party, or an event, change or development that causes or is likely to cause a Material Adverse Effect (as defined in the Bitcoin Custody Agreement) on the Defaulting Party, or in the ability of the Defaulting Party to fulfill its responsibilities under the Bitcoin Custody Agreement, occurs; fifth, with respect to the Trust’s right to terminate, the Bitcoin Blockchain undergoes a fork and becomes a forked network, and the Trust disagrees with the Bitcoin Custodian’s choice of which forked network to support; or with respect to the Trust’s right to terminate, applicable laws and regulations or any change therein or in the interpretation or administration thereof that may have a Material Adverse Effect (as defined in the Bitcoin Custody Agreement) on the Trust or the rights of the Trust with respect to any services covered by the Bitcoin Custody Agreement.

The Bitcoin Custodian has the right to immediately (i) take actions the Bitcoin Custodian determines appropriate to comply with applicable law and regulations and in accordance with its Bank Secrecy Act and Anti-Money Laundering compliance program (“BSA/AML Program”), (ii) suspend the Fund’s bitcoin Account or Fiat Account, (iii) freeze/lock the funds and assets in all such accounts, and (iv) suspend the Trust’s access to the Bitcoin Custodian’s platform or its account there (collectively, an “account suspension”), if: (A) the Bitcoin Custodian is required to do so by a regulatory authority, court order, facially valid subpoena, or binding order of a governmental authority, (B) the Bitcoin Custodian reasonably and in good faith believes the Trust has violated applicable laws and regulations in connection with the Fund’s bitcoin Account or Fiat Account, or the Bitcoin Custodian is required to do so under the Bitcoin Custodian’s BSA/AML Program, (C) the Bitcoin Custodian believes someone is attempting to gain unauthorized access to the account, or (D) the Bitcoin Custodian believes there is unusual activity in the account. Except as set forth above, the Bitcoin Custodian shall not suspend the Trust’s access to the Bitcoin Account or the Fiat Account, and any suspension of the Trust’s access to such accounts shall constitute a breach of the Bitcoin Custody Agreement. In the case of an account suspension due to (C) or (D) of this paragraph, the Bitcoin Custodian shall restore the Trust’s normal access to the Bitcoin Account or Fiat Account as promptly as reasonably possible without putting the bitcoin and fiat currency in such accounts at risk. In the case of an account suspension due to (A) or (B) of this paragraph, the Bitcoin Custodian shall permit the Trust to withdraw the Fund’s bitcoin and fiat currencies from Bitcoin Account or Fiat Account as soon as permitted by applicable laws and regulations or the applicable court order, subpoena, or regulatory or governmental authority, and for ninety (90) days thereafter.

Non-Digital Custodian. In its capacity as the Non-Digital Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. The Non-Digital Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System.

The Fund is subject to various risks associated with the potential insolvency of the Non-Digital Custodian. In the event of the Non-Digital Custodian’s insolvency, the Fund’s assets held under custody might be subject to legal and financial complexities, which would subject the Fund to the following risks:

●

Access to Assets: In the case of the Non-Digital Custodian’s insolvency, there may be delays or difficulties in accessing the Fund’s assets held by the Non-Digital Custodian. This situation could impact the Fund’s ability to meet its financial obligations or to execute its investment strategies promptly.

●

Asset Recovery and Transfer: The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process might involve legal proceedings and negotiations, potentially leading to a prolonged period during which the assets are not actively managed or are inaccessible.

●

Financial Losses: The Fund may incur financial losses if the assets held by the Non-Digital Custodian are entangled in insolvency proceedings. The Fund might not recover the full value of its assets, particularly if any part of the assets becomes part of the Non-Digital Custodian’s bankruptcy estate.

●

Operational Disruptions: Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Fund would be subject to additional risks if the Custody Agreement is terminated, which include:

●	Cost Implications: Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

●	Continuity of Service: There is a risk of service interruptions during the transition period, which might affect the Fund’s ability to execute transactions and manage its assets effectively.

Non-Digital Custody Agreement. Under the Non-Digital Custody Agreement between the Non-Digital Custodian, Sponsor, and the Trust, upon the Sponsor’s instructions, the Non-Digital Custodian will establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or securities. Upon instructions from the Trust or Sponsor, the Non-Digital Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Non-Digital Custodian’s fees are payable by the Trust, however, the Sponsor assumes such fees via the Sponsorship Agreement with the Trust. The Non-Digital Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the Agreement. Either party can terminate the Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Non-Digital Custodian. In performing its duties, the Non-Digital Custodian is required to exercise due care in accordance with reasonable commercial standards. The Non-Digital Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Agreement, except a loss arising out of or relating to the Non-Digital Custodian’s refusal or failure to comply with the terms of the Agreement or from the Non-Digital Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. Liability of the Non-Digital Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Non-Digital Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Non-Digital Custodian’s failure to meet the agreed standard of care. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate. The governing law for the Non-Digital Custody Agreement is the laws of the State of Minnesota.

Registrar, Transfer Agent, Fund Accountant, and Fund Administrator

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as Administrator for the Fund, performing certain administrative, accounting services, and preparing certain SEC and CFTC reports on behalf of the Fund. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202.

Marketing Agent

The Fund employs PINE Distributors LLC, as the Marketing Agent for the Fund. The Marketing Agent Services Agreement is among the Marketing Agent and the Trust. It calls for the Marketing Agent to work with the Transfer Agent in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Marketing Agent and Teucrium Trading LLC have also entered into a Registered Representative Services Agreement under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Marketing Agent under certain FINRA rules (“Registered Representatives”). As Registered Representatives of the Marketing Agent, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the Registered Representative Services Agreement, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the Registered Representative Services Agreement and the Marketing Agent’s internal procedures.

The Marketing Agent’s principal business address is 501 S. Cherry Street, Suite 610, Denver, CO 80264. The Marketing Agent is a broker‑dealer registered with the SEC and a member of FINRA.

Bitcoin Trading Counterparty

The Trust, on behalf of the Fund, has entered into a Digital Asset Purchase and Sale Agreement with Gemini, in its capacity as the Bitcoin Trading Counterparty. This agreement sets forth the general parameters under which a transaction in bitcoin will be effectuated, should any transaction with the Bitcoin Trading Counterparty occur. Under the agreement, the Fund shall determine and notify the Bitcoin Trading Counterparty of its intention to sell or purchase bitcoin. The Bitcoin Trading Counterparty does not have an obligation to accept any such offer from the Fund and shall be entitled to buy or sell the bitcoin from or to the Fund, respectively, according to the terms agreed to by both parties. Payment for and delivery of the bitcoin will be due as agreed between the Trust and the Bitcoin Trading Counterparty. Delivery of the bitcoin are considered to be completed when the bitcoin are credited to the Fund’s wallet. The agreement shall remain in effect until terminated in writing by either the Trust or the Bitcoin Trading Counterparty. The Bitcoin Trading Counterparty shall have no liability for any losses, liabilities, damages, fees or expenses of the Fund arising from the agreement, except that the Bitcoin Trading Counterparty may be liable for its gross negligence, willful misconduct, fraud, or material breach of the agreement. The agreement is governed by, and construed and enforced in accordance with, the laws of the State of New York.

7RCC

7RCC Global Inc. (“7RCC”) has its principal offices at 90 Alton Rd, Suite 1105, Miami Beach, FL 33139. 7RCC, established in 2021, is an alternative investment manager specializing in bridging the digital asset industry with environmentally conscious investment strategies. The firm focuses on developing innovative financial products that align with Environmental, Social, and Governance principles, catering to investors seeking sustainable investment opportunities. The team at 7RCC comprises professionals with extensive backgrounds in financial markets, blockchain technology, and sustainable investment practices.

7RCC is responsible for providing the Sponsor and Marketing Agent with research and analysis for use in the operation and marketing of the Fund. 7RCC has no role in maintaining, calculating or publishing the Index. 7RCC also has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

The Sponsor and 7RCC have entered into one or more agreements that sets forth certain terms and conditions applicable to the marketing, promotion, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses. From the Sponsor’s Fee paid to the Sponsor by the Fund, the Sponsor retains a management fee, in addition to paying the operational costs for the respective Fund. Following the deduction of such costs from the Sponsor Fee, 7RCC receives the resulting profits. If the Sponsor Fee is not sufficient to cover a Fund’s operating expenses, including amounts to be retained by the Sponsor, 7RCC will pay the shortfall.

The Sponsor has also entered into a licensing agreement with 7RCC, pursuant to which 7RCC has sub-licensed to the Sponsor the use of certain names and marks, including the Index, which 7RCC licensed from Kaiko. For this license, the Sponsor pays no fee to 7RCC.

Legal Counsel

Eversheds Sutherland (US) LLP serves as legal counsel to the Fund and the Trust.

Clearing Broker

The Fund intends to use ADM Investor Services, Inc. (“ADMIS”) as its FCM. ADMIS serves as a clearing broker to the Fund and as such arranges for the execution and clearing of the Fund’s futures transactions. The FCM acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Fund. The executing brokers will give up all such transactions to an FCM.

The Fund pays to the FCM all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. The Sponsor estimates the brokerage commissions and fees will be approximately 0.16% of the Fund’s NAV in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Investors should be advised that the FCM is not affiliated with or acts as a supervisor of the Fund or the Fund’s commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, the FCM is not acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

The FCM has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, the FCM does not provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon the FCM in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace the FCM as the Funds’ clearing brokers.

Litigation and Regulatory Disclosure Relating to the Fund’s FCM

ADM Investor Services, Inc. (“ADMIS”) is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except for the following matters.

In an Order entered on July 12, 2019, the CFTC found that between December 1, 2014 and September 24, 2017 ADMIS failed to diligently supervise the handling by its employees and agents of commodity interest accounts as well as the activities of its employees and agents relating to its business as an FCM in violation of CFTC Regulation 166.3. The order imposed a civil monetary penalty of $250,000.

On January 28, 2020, a Commodity Exchange Business Conduct Committee Panel (“Panel”) found that between 2012 and 2018, ADMIS learned that one of its brokerage firm clients automatically offset omnibus account positions in futures contracts using the FIFO method and was misreporting its open positions. As a result, inaccurate open interest data was published to the market. The Panel found that ADMIS failed to require the client to provide accurate and timely owner and control information and continued to report inaccurate information regarding the ownership and control of the positions through May 2018 in violation of Exchange Rules 432.Q., 432.X., and 561.C. Additionally, on multiple occasions continuing through May 2018, ADMIS provided the Exchange with inaccurate audit trail data provided by the client. The Panel found that ADMIS violated Exchange Rule 536.B.2.

Finally, the Panel found that ADMIS failed to take effective measures to ensure the accuracy of its client’s purchase and sales data reporting and its responses to the Exchange, and failed to properly supervise employees. The Panel therefore found that ADMIS violated Exchange Rule 432.W. In accordance with an offer of settlement, the Panel ordered ADMIS to pay a fine of $650,000.

In an order issued on September 29, 2022, the CFTC found that between December 2016 and September 2019, ADMIS failed to supervise its employees and agents in their handling of commodity interest accounts regarding the improper or fictitious trade transfer requests and their activities relating to its business as a registered FCM to ensure compliance with the Commodity Exchange Act and it Regulations, and to deter and detect wrongdoing in violation of CFTC Regulation 166.3. The order imposed a civil monetary fine of $500,000.

Pursuant to an offer of settlement in which ADMIS neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in E-Mini Dow, Corn, Kansas City Hard Winter Wheat, Chicago Soft Winter Wheat, Soybean, and Soybean Meal futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CBOT Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CME and COMEX 20-1401-BC ($175,000 of which is allocated to CBOT).

Pursuant to an offer of settlement in which ADMIS neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Commodity Exchange Business Conduct Committee (“Panel”) found that from at least December 2016 through December 2017, ADMIS failed to diligently supervise its own employees and agents in their handling of accounts carried by ADMIS. Specifically, ADMIS employees and agents failed to detect numerous instances wherein an ADMIS broker successfully requested account changes and trade transfers between customer accounts in Copper futures markets, often without the knowledge or permission of the account owner. The broker requested these changes to transfer losing trades from a customer’s personal account to a corporate account the customer shared ownership of and the broker controlled. Additionally, the Panel found that ADMIS failed to timely implement policies and procedures to effectively monitor, detect, and assess account change and transfer requests. The Panel therefore concluded that ADMIS violated COMEX Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CME and CBOT 20-1401-BC ($100,000 of which is allocated to COMEX).

Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Mercantile Exchange Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in Live Cattle, Feeder Cattle, Lean Hog, E-Mini S&P 500, and E-Mini NASDAQ futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CME Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CBOT and COMEX 20-1401-BC ($175,000 of which is allocated to CME).

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third‑Party Service Providers

Service Provider	Compensation Paid by the Fund

Teucrium Trading, LLC, Sponsor	0.68% of average net assets annually

U.S. Bank N.A., Non-Digital Custodian	For custody services: 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, Transfer Agent, Fund Accountant and Fund Administrator

For Transfer Agency, Fund Accounting and Fund Administration services, based on the total assets for all the Teucrium Funds in the Trust: 0.05% of average gross assets on the first $500 million, 0.04% on the next $500 million, 0.03% on the next $2 billion and 0.02% on the balance over $3 billion annually

A combined minimum annual fee of $47,000 for custody, transfer agency, accounting and administrative services is assessed per Fund

Gemini Trust Company, LLC, Bitcoin Custodian	For custody services: 0.05% of the Fund’s total assets maintained by the Bitcoin Custodian, accrued daily and paid monthly in kind, plus $125 per withdrawal

PINE Distributors, LLC, Marketing Agent

With respect to compensation, the Marketing Agent receives an aggregate annual fee of $75,000 for all series in the Teucrium Commodity Trust, and an additional percentage of 0.0075% of average net assets under management. Under the Registered Representative Services Agreement, the Marketing Agent receives compensation from the Sponsor for its activities on behalf of all the Funds. The Registered Representative Services Agreement provides that the Sponsor shall pay the Marketing Agent (i) $7,500 per year, (ii) $3,500 per registered representative, per year, and (iii) $5,000 for 1 registered representative supervised, $5,000 additional for 2‑5 subsequent additional representative supervised, and $10,000 additional for every 5 subsequent additional representatives supervised, starting with first subsequent representative

The Marketing Agent also will receive reimbursements relating to certain expenses relating to its provision of services under the Registered Representative Services Agreement

ADM Investor Services, Inc.	$4.00 per carbon credit futures contract half-turn, plus exchange fees

Wilmington Trust Company, Trustee	$3,300 annually for the Trust

Other Non‑Contractual Payments by the Fund

The Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, FINRA, or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays its portion of the fees and expenses for services directly attributable to the Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. Certain aggregate expenses common to all Teucrium Funds within the Trust are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax‑preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Marketing Agent. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Teucrium Funds, which are primarily the cost of performing certain accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to the Fund and are included, primarily, in distribution and marketing fees.

The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by the Fund, can be changed at the discretion of the Sponsor. All asset‑based fees and expenses are calculated on the prior day’s net assets.

Asset‑based fees are calculated on a daily basis (accrued at 1/366 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book‑entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same‑Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book‑entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book‑entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter‑Series Limitation on Liability‑

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally.

The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter‑Series Limitation on Liability. The Inter‑Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter‑Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter‑Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “BTCK.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Marketing Agent to Authorized Purchasers. All Authorized Purchasers pay a $300 fee for each Creation Basket order. The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: BofA Securities, Inc., Citadel Securities LLC, Goldman Sachs & Co., HRT Financial LP, J.P. Morgan Securities LLC, Jane Street Capital, LLC, Mirae Asset Securities (USA) Inc. and Virtu Americas LLC .

7RCC, is expected to purchase the initial Creation Baskets of Shares for $250,000, at a per-Share price of $25.00 for these 10,000 Shares (the “Seed Baskets”). Such proceeds are expected to be used by the Fund to purchase bitcoin and Carbon Credit Futures at or prior to the listing of Shares on the Exchange. 7RCC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker‑dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker‑dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers. or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker‑dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Sponsor expects that any broker‑dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker‑dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker‑dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Sponsor may indemnify the Authorized Purchasers, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets;

●	subtracting any liabilities; and

●	dividing the balance by the number of Shares.

Global Fund Services, in its capacity as the “Administrator,” calculates the NAV of the Fund once each trading day. It calculates NAV as of the earlier of the close of the Exchange or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:00 p.m. (ET).

In determining the NAV of the Fund, the Administrator values the bitcoin held by the Fund based on the Bitcoin Price calculated by the Index, unless otherwise determined by the Sponsor in its sole discretion. The value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. The Fund values the bitcoin held by the Fund based on the Bitcoin Price calculated by the Index for purposes of NAV. The Index requires each digital asset trading platform used to calculate the price of bitcoin to meet certain criteria, and the exchanges qualifying under such criteria are used to calculate the Bitcoin Price. Kaiko reviews the time-weighted average price between 3:00 pm and 4:00 pm ET and values bitcoin as the median value amongst the eligible platforms. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin. The Carbon Credit Futures will be valued using the settlement price at closing on the primary trading exchange. The ICE Endex determines and releases the settlement price of the EU CEA Carbon Credit Futures daily, generally by 5:15pm Central European Time (“CET”). The Administrator converts the value of Euro denominated assets into the U.S. dollar equivalent using published foreign currency exchange prices by an independent pricing vendor. With respect to the CCA Carbon Credit Futures and RGGI Carbon Credit Futures, ICE U.S. determines and releases the settlement price for each respective futures contract daily, generally by 2:30 pm ET. All major exchanges that trade Carbon Credit Futures, such as the ICE Endex and ICE U.S. exchanges, provide real time pricing information to the general public through data vendors such as Bloomberg, which the Administrator will use to value the Fund’s Carbon Credit Futures. For futures contracts that are not Carbon Credit Futures, the Fund will value those instruments in accordance with the settlement price at closing on the exchange upon which the futures contract trades.

If the Bitcoin Price and/or price of a Carbon Credit Future is not available or the Sponsor in its sole discretion determines that such price should not be used, the Fund’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The fair value of an asset of the Fund is determined by the Sponsor in good faith and in a manner that assesses such asset’s value based on consideration of all available facts and all available information on the valuation date. If the Sponsor in its sole discretion determines that a price does not reflect the accurate value of bitcoin or a given Carbon Credit Future, then the Sponsor will instruct the Administrator to employ an alternative method to determine the fair value of the Fund’s assets. The Sponsor will monitor for significant events related to crypto assets and/or carbon credits that may impact the value of bitcoin or Carbon Credit Futures and will determine in good faith, and in accordance with its valuation policies and procedures, whether to fair value the Fund’s bitcoin and/or Carbon Credit Futures on a given day (e.g., if an Index Pricing Source or price of a Carbon Credit Future is not available). In certain circumstances, the Sponsor will determine whether to fair value the Fund’s assets (bitcoin or Carbon Credit Futures) on a given day on whether certain pre-determined criteria have been met. For example, the Sponsor may fair value the Fund’s bitcoin or Carbon Credit Futures using observed market transactions from one or more exchanges. The Sponsor may also fair value the Fund’s bitcoin using a combination of inputs in certain situations (e.g., using observed market transactions, OTC quotations from brokers, etc.) and Carbon Credit Futures using a combination of inputs in certain situations (e.g., observable market-based inputs, including market quotations and/or trading platforms on which Carbon Credit Futures are traded). Accordingly, the NAV of the Fund may reflect the fair value of bitcoin or Carbon Credit Futures rather than market prices on certain exchanges at 4:00 p.m. ET. Fair value pricing involves subjective judgments, and it is possible that a fair value determination for bitcoin or Carbon Credit Futures may be materially different than the value that could be realized upon the sale of such bitcoin or Carbon Credit Future. In addition, fair value pricing could result in a difference between the prices used to calculate the Fund’s NAV and the prices used by the Index (i.e., the Bitcoin Price and/or prices for the Carbon Credit Futures). The Sponsor, in conjunction with the Administrator, will work in good faith to determine the fair value and implement the correct pricing for the Fund’s NAV. The Sponsor does not anticipate that the need to “fair value” bitcoin or Carbon Credit Futures will be a common occurrence.

Indicative Fund Value

The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC (“ICE Data”) calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s bitcoin and Carbon Credit Futures during the trading day. Changes in the value of cash and cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value will be disseminated on a per Share basis, as calculated by a third-party financial data provider, every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET by one or more major market vendors. The normal trading hours for the EU CEA Carbon Credit Futures on ICE Endex generally end at 5:00 pm CET (12:00 pm ET). This means that there is a gap in time at the end of each day during which the Fund’s Shares are traded on the NYSE Arca, but real-time trading prices for EU CEA Carbon Credit Futures are not available. As a result, during those gaps there is no update to the price of the EU CEA Carbon Credit Futures for the indicative fund value.

ICE Data will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters.

There are many instances in the market today where the indicative fund value and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust, provided that there is not a minimum number of shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Calculation of Principal Market NAV and Principal Market NAV per Share

The Fund’s periodic financial statements may not utilize the NAV of the Fund determined by reference to the Index to the extent the methodology used to calculate the Bitcoin Price is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market for bitcoin on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. The Fund intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Fund’s financial statements, the Fund follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Fund to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Fund may transact through Bitcoin Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Fund anticipates that, while multiple venues and types of markets will be available to the Bitcoin Trading Counterparties from whom the Sponsor acquires or disposes of the Fund’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Bitcoin Trading Counterparties, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. The Fund determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60 minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of bitcoin, cash and/or cash equivalents that are equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. (ET) on the day the order to create or redeem baskets is properly received. The Fund will sell its assets (in the case of redemption orders) or allocate proceeds (in the case of creation orders) as necessary in accordance with the assets of the Index. Stated differently, the Sponsor will facilitate the liquidation of an amount of bitcoin and Carbon Credit Futures that will, in aggregate, generate cash necessary to meet a redemption order or invest the proceeds from a creation order in bitcoin and Carbon Credit Futures, in each instance so that the Fund will continue to track the Index’s 80% allocation in bitcoin and 20% allocation in Carbon Credit Futures. With respect to Carbon Credit Futures, the Sponsor will instruct the liquidation or acquisition of each component Carbon Credit Future in accordance with the weighting of the Index (i.e., to maintain the weighting reflected in the Index of Carbon Credit Futures referencing EU ETS, CCA and RGGI). The Sponsor will retain discretion to determine which of the Custodians, to the extent there are multiple custodians for bitcoin or multiple custodians for cash and cash equivalents in connection with Carbon Credit Futures, are selected to facilitate the respective order.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker‑dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the bitcoin, cash and/or cash equivalents required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $300 to the Non-Digital Custodian for each creation order they place and a fee of $300 per order for redemptions. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the bitcoin and/or carbon credit markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell such assets and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker‑dealer under the Exchange Act and a member in good standing with FINRA or be exempt from being or otherwise not required to be registered as a broker‑dealer or a member of FINRA and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in their capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 10:00 a.m. (ET) or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit bitcoin, cash and/or cash equivalents, and/or a combination thereof with the Fund in an amount that equates to the value of the Basket, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non‑refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

In connection with any issuance of a Creation Basket, the Fund deploys assets in proportion to the Fund’s holdings. Accordingly, in the case of the issuance of a Creation Basket the Fund will allocate the proceeds to bitcoin and Carbon Credit Futures in proportion to the value of each of those instruments in the Fund’s portfolio. A portion of the assets attributable to the Carbon Credit Futures will be deposited with the FCM, and the remainder would remain deployed in connection with purchasing notional exposure to the respective Carbon Credit Futures in proportion to their weights in the Index.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount bitcoin, cash and/or cash equivalents that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) as of the opening of business on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding as of the opening of business on the purchase order date.  The Sponsor determines, directly in its sole discretion or in consultation with the Custodian and the Administrator, the requirements for cash, cash equivalents, and/or bitcoin, including the remaining maturities of the cash equivalents, which may be included in deposits to create baskets. If cash equivalents are to be included in a Creation Basket Deposit for orders placed on a given business day, the Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

The Administrator adjusts the quantity of cash constituting a Creation Basket Deposit as appropriate to reflect the value of the Fund’s assets.  The computation is made as promptly as practicable after 4:00 p.m. ET or at an earlier time set forth in the Authorized Purchaser Agreement or otherwise provided to all Authorized Purchasers on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.  To the extent the price at which the Fund executes a bitcoin purchase in connection with cash received as part of a Creation Basket exceeds the amount described in the paragraph above, the Authorized Purchaser that placed such order will be responsible for any such difference in price. The Sponsor expects that its bitcoin trading counterparties will be able to provide pricing based on the Index price at 4:00 p.m. EST, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Fund executes bitcoin trades will be the Bitcoin Price at 4:00 p.m. ET, and Authorized Purchasers bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Bitcoin Custodian and/or Non-Digital Custodian the required amount of bitcoin and/or cash by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodians when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Non-Digital Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 10:00 a.m., (ET), but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., (ET), on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.  In the event an Authorized Purchaser (or its designee) fails to deliver bitcoin pursuant to a Creation Basket, such Creation Basket may, in the Sponsor’s sole discretion, be converted to exclusively for cash.  If an Authorized Purchaser fails to consummate a Creation Basket comprising of exclusively cash, such order will be cancelled or delayed until the full deposit has been received.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent or transfer agent may reject a purchase order or a Creation Basket Deposit if:

•	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

•	circumstances outside the control of the Sponsor, Marketing Agent, transfer agent or Non-Digital Custodian make it, for all practical purposes, not feasible to process creations of baskets;

•

there is a possibility that any or all of the Carbon Credit Futures of the Fund on the relevant exchange from which the NAV of the Fund is calculated will be priced at a daily price limit restriction; or

•	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Marketing Agent or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit. The Marketing Agent shall notify the Authorized Purchaser of a rejection or revocation of any Purchase Order, however it is under no duty to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit, nor shall the Marketing Agent or the Fund incur any liability for the failure to give any such notification.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without notice to the Authorized Purchasers and may direct the Marketing Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a bitcoin transaction, when it believes the price of bitcoin is being inconsistently, irregularly, or discontinuously published from bitcoin trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Fund’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Fund’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Fund’s NAV.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 10:00 a.m. (ET) or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book‑entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Non-Digital Custodian the nonrefundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In connection with any redemption of a Redemption Basket, the Fund will raise sufficient assets to meet such redemption request. Accordingly, the Sponsor would instruct the sale of bitcoin to represent approximately 80% of such necessary assets, and reduce notional exposure to the applicable Carbon Credit Futures to cover the remaining assets needed to meet the redemption request. Such notional exposure would be reduced in proportionate amounts to maintain the proper exposure to the Index weights. After such liquidation, the Fund’s holdings would maintain its ratio to bitcoin and Carbon Credit Futures.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of bitcoin, cash and/or cash equivalents that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed. That notwithstanding, in the instance of a Redemption Basket in exchange for cash, no such distribution shall be made until the Custodians have received the cash from the Bitcoin Trading Counterparty from selling the Fund’s bitcoin . In converting the Fund’s bitcoin to cash to meet redemption requests, the Bitcoin Custodian will not send the requisite amount of bitcoin to the Bitcoin Trading Counterparty until the Non-Digital Custodian has received the cash from the Bitcoin Trading Counterparty and is instructed by the Sponsor to make such transfer. To the extent the redemption distribution consists of bitcoin, the Sponsor will authorize the transfer of the redemption bitcoin amount from the Bitcoin Custodian to the designated wallet address of the Authorized Purchaser (or its designee) once the Authorized Purchaser has delivered the Shares represented by the Basket to be redeemed to the Fund’s DTC account.

If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received. Pursuant to information from the Sponsor, the Non-Digital Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 12:00 p.m. (ET) on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book‑entry system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Carbon Credit Futures of the Fund on the relevant exchange from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., five baskets of 10,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

With respect to the suspension of creation or redemption orders, such suspension may cause to price of the Shares to deviate more significantly from the Fund’s NAV per Share than would be the case if such suspension had not occurred. The Fund will notify Shareholders of any such suspension in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $300 per order to the Non-Digital Custodian. The transaction fees may be reduced, increased or otherwise changed by the Sponsor.

In addition, in connection with the creation or redemption of Baskets entirely for cash, an Authorized Purchaser is responsible for any operational processing and brokerage costs, or other transfers fees or taxes associated with the purchase or sale of bitcoin from or to the Bitcoin Trading Counterparty. Such fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of bitcoin, cash, and/or cash equivalents equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker‑dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker‑dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Fund’s assets in the relevant markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Fund’s assets in the relevant markets. While the Shares trade on the NYSE Arca until 4:00 p.m. (ET), liquidity in the markets for carbon credit futures may be reduced after the close of the relevant exchange. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Fund uses the proceeds of the offering of Shares of the Fund to make investments in a manner consistent with its investment objective. Proceeds received by the Fund from the issuance of Creation Baskets will be used to acquire bitcoin and Carbon Credit Futures. Deposits of cash are held by the Non-Digital Custodian on behalf of the Fund until (i) transferred to the Bitcoin Custodian and used to acquire bitcoin; (ii) transferred to an FCM to facilitate the Fund’s investment in Carbon Credit Futures; (iii) accrued and distributed to pay fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor, (iv) distributed to Authorized Purchasers in connection with redemptions of Baskets, or (v) disposed of in a liquidation of the Fund. Deposits of bitcoin are held by the Bitcoin Custodian on behalf of the Fund until: (i) sold to facilitate the payment of fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor; (ii) distributed to Authorized Purchasers in connection with redemptions of Baskets; or (iii) disposed of in a liquidation of the Fund. When transacting in Carbon Credit Futures, the expenses due to the Sponsor for the Sponsor Fee and other Fund expenses are not considered when determining the number of Carbon Credit Futures to purchase or sell.

In connection with receipt of an order for a Creation Basket that consists of cash (partially or in full) and is accepted by the Marketing Agent and Transfer Agent, the Sponsor, on behalf of the Fund, is responsible for acquiring bitcoin and increasing its investment in Carbon Credit Futures in an amount equal to the value of the Basket. The proceeds will be allocated between the Bitcoin Custodian and the Non-Digital Custodian in accordance with the Fund’s investment strategies. The Bitcoin Trading Counterparties with which the Sponsor will engage in bitcoin transactions are unaffiliated third-parties and all transactions will be done on an arms-length basis. When seeking to purchase bitcoin on behalf of the Fund, the Sponsor will seek to purchase bitcoin at a price as close to the Bitcoin Price as practical from any of the approved Bitcoin Trading Counterparties. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers to and from the Fund of bitcoin are “on-chain” transactions represented on the Bitcoin blockchain. Transfer fees with respect to this on-chain transfer of bitcoin are paid by the Bitcoin Custodian. The Bitcoin Trading Counterparty must deposit the required amount of bitcoin by end of day Eastern Time on the business day following the Purchase Order Date prior to any movement of cash from the Non-Digital Custodian or delivery of Shares from the Transfer Agent. Upon receipt of the deposit amount of bitcoin at the Bitcoin Custodian from the Bitcoin Trading Counterparty, the Bitcoin Custodian will notify the Sponsor that the bitcoin has been received. The Sponsor will then notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Purchaser’s DTC account and will wire the cash previously sent by the Authorized Purchaser to the Bitcoin Trading Counterparty to complete settlement of the Purchase Order and the acquisition of the bitcoin by the Fund.

The Sponsor invests the balance of the Fund’s assets, after purchasing bitcoin, in assets in connection with the Carbon Credit Futures, including cash and cash equivalents, to the extent as needed for the notional value of its Carbon Credit Futures to equal that of the Index. The DCMs utilized by the Fund will be ICE U.S. and ICE ENDEX. When the Fund purchases Carbon Credit Futures, the Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Carbon Credit Futures at maturity. This deposit is known as initial margin. The Sponsor invests the Fund’s assets that remain after margin and collateral is posted (with respect to this investment sleeve) in cash and cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

●	held as margin or collateral with the FCM or other custodian.

●	used for other investments; and

●	held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post approximately 5% – 20% of the notional amount of a Carbon Credit Futures as initial margin when entering into such Carbon Credit Futures. Such amounts held by the FCM are held in segregation pursuant to the CEA and CFTC regulations. Ongoing margin and collateral payments will generally be required for the Carbon Credit Futures based on changes in the value of such futures. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest or other income is used for the Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Teucrium Funds, voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders of the Fund, or any other Teucrium Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, shareholders holding shares representing seventy‑five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees, do not devote their time exclusively to the Funds. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Teucrium Funds. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Teucrium Funds and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to ADMIS, which serves as the Fund’s clearing broker. BGC Environmental Brokerage Services (“BGC Environmental”) serves as one such executing broker. Because the Sponsor and BGC Environmental are both indirect subsidiaries of GFI Group LLC, a principal of the Sponsor, the Sponsor has a disincentive to replace BGC Environmental as an executing broker for the Fund because BGC Environmental is an affiliate of the Sponsor. In connection with this conflict of interest, Shareholders should understand that BGC Environmental, as with all executing brokers, receives a brokerage commission for futures interest transactions effected for the Fund.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodians, Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification. (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification. or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at Three Main Street, Suite 215, Burlington, VT 05401 or at the offices of the Administrator, U.S. Bancorp, Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.teucrium.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucrium.com.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201‑2997, will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucrium.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

Security Ownership of Principal Shareholders and Management

As of the date of this prospectus, the Fund has not yet commenced operations and therefore does not have any 5% holder of its Shares. No Class A Member and officers of the Fund owned any Shares beneficially.

Legal Matters

Litigation and Claims

A settlement agreement (“Agreement”), by and among Teucrium Trading, Salvatore Gilbertie, Carl Miller III, Cory Mullen‑Rusin, Steve Kahler, and Dale and Barbara Riker, was entered into as of April 26, 2024 and became effective on May 10, 2024. The Agreement resolves all of the claims raised in the actions captioned Dale Riker v. Sal Gilbertie et al., C.A. 656794/2020 (N.Y. Supreme Court), Sal Gilbertie, et. al. v. Dale Riker, et al., C.A. 2020‑1018‑LWW (Del. Ch.) and Dale Riker, et al. v. Teucrium Trading, LLC, C.A. 20221030‑LWW (Del. Ch.).

On May 10, 2024, Van Eck Associates Corporation replaced Dale Riker as a Class A member of the Sponsor.

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Eversheds Sutherland (US) LLP advised the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. Eversheds Sutherland (US) LLP also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed below in “U.S. Federal Income Tax Considerations.”

Experts

The audited combined financial statements of Teucrium Commodity Trust incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of 7RCC Spot Bitcoin and Carbon Credit Futures ETF included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at www.teucrium.com.

The Sponsor, the Trust, and the Teucrium Funds have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Teucrium Funds’ current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in shares of the Teucrium Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in shares of the Teucrium Funds, may be shared between and amongst the Sponsor and the Teucrium Funds. An investor cannot opt‑out of the sharing of nonpublic personal information between and amongst the Sponsor and the Teucrium Funds. However, the Sponsor and the Teucrium Funds will not use this information for any cross‑marketing purposes. In other words, all investors will be treated as having ”opted out” of receiving marketing solicitations from Teucrium Funds other than the Teucrium Fund(s) in which it invests.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

Teucrium’s Website is hosted in the United States and any data provided to Teucrium is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Fund and to an investment in the Shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, the Fund has not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, dealers or traders in securities, pension plans and trusts, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, certain former citizens or long-term residents of the United States, and financial institutions. Such persons should consult with their own tax advisors as to the U.S. federal income tax consequences of an investment in the Shares, which may differ substantially from those described herein. This summary assumes that investors hold Shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding this offering. Prospective investors should be aware that, although the Fund intends to adopt positions that it believes are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by the Fund and that, if challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate or gift tax or non-U.S., state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of Shares who is for U.S. federal income tax purposes:

●	A citizen or individual resident of the United States;

●	A corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●

A trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust or (ii) it has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes; or

●	An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. stockholder” is a beneficial owner of Shares who is neither a U.S. stockholder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner of a partnership holding Shares should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of Shares.

Tax matters are complicated and the tax consequences to an investor of an investment in the Shares will depend on the facts of his, her or its particular situation. The Fund encourages investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation of the Fund

The Fund has elected to be classified as a corporation for U.S. federal income tax purposes. As a corporation, the Fund will be subject to U.S. federal income tax imposed at a 21% rate with respect to its taxable income. The following discussion assumes that the Fund will be classified as a corporation for U.S. federal income tax purposes.

The Fund invests its assets primarily in bitcoin and carbon credit futures contracts.

In the case of bitcoin, due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain. The Fund’s dealings in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the United States, including as a result of changes in the legal regimes regulating digital assets, and the Fund’s operating results, as well as the price of digital assets, could be adversely affected thereby.

Taxation of U.S. Stockholders

Distributions by the Fund generally will constitute dividends for U.S. federal income tax purposes to the extent of the Fund’s current and accumulated earnings and profits, which are taxable to U.S. stockholders as ordinary dividend income. Provided that certain holding periods and other requirements are met, non-corporate U.S. stockholders may be eligible for reduced rates of U.S. federal income tax with respect to such distributions, and corporate U.S. stockholders may be eligible for a dividends-received deduction with respect to such distributions. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the U.S. stockholder’s adjusted tax basis in its Shares, and any remaining distributions would be treated as gain from the sale of Shares.

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. All or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

A redemption of Shares generally will be treated as a sale or exchange of such Shares. Redemptions that do not qualify for sale or exchange treatment will be treated as distributions described in the immediately preceding paragraph. A U.S. federal excise tax on stock repurchases may apply to the Fund in the event that the Fund redeems Shares.

The maximum rate on long-term capital gains for non-corporate taxpayers is currently 20%. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% surtax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Fund may be required to backup withhold from all distributions paid to any U.S. stockholder (other than a corporation, a financial institution, or a U.S. stockholder that otherwise qualifies for an exemption) (1) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such U.S. stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Fund that such U.S. stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Stockholders

Subject to the discussions below concerning backup withholding and FATCA (defined below), distributions by the Fund will be subject to U.S. federal withholding tax imposed at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of the Fund’s current and accumulated earnings and profits, unless an applicable exception applies. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Non-U.S. stockholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the Non-U.S. stockholder’s Shares.

If the distributions are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. stockholder (and, if an income tax treaty applies, such distributions are attributable to a permanent establishment maintained by such Non-U.S. stockholder in the United States), the Fund will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. stockholder that holds its Shares through a foreign partnership or a foreign trust, and such Non-U.S. stockholders are urged to consult their own tax advisors.

Subject to the discussion below concerning backup withholding and FATCA (defined below), gains realized by a Non-U.S. stockholder upon the sale of Shares (including upon redemption of the Shares in a transaction treated as a sale or exchange of the Shares for U.S. federal income tax purposes) will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the gains are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. stockholder (and, if an income tax treaty applies, such gains are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States) or (ii) such Non-U.S. stockholder is an individual present in the United States for 183 days or more during the year of the gain.

For a corporate non-U.S. stockholder, distributions and gains realized upon the sale of Shares that are effectively connected to the conduct of a trade or business in the United States by such a Non-U.S. stockholder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

The Fund generally must report to its documented Non-U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. stockholder resides or is established. Backup withholding, however, generally will not apply to distributions to a Non-U.S. stockholder, provided the Non-U.S. stockholder furnishes to the Fund or the dividend paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) establishing that it is a Non-U.S. stockholder or otherwise establishing an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. stockholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and non-U.S. tax consequences of an investment in the Shares.

Purchase and Redemption of Creation Units

An investor who exchanges bitcoin for a Creation Basket generally will recognize a gain or a loss. The gain or loss will be equal to the difference between the market value of the Creation Basket at the time of the exchange and the sum of the exchanger’s aggregate basis in the bitcoin surrendered (if any) and the amount of any cash consideration paid. A person who exchanges a Redemption Basket for cash and any bitcoin will generally recognize a gain or loss equal to the difference between the exchanger’s basis in the Redemption Basket Shares and the aggregate value of the bitcoin and/or cash received on such redemption. The IRS, however, may assert that a loss realized upon an exchange of securities for a Creation Basket cannot be deducted currently under the rules governing “wash sales,” or on the basis that there has been no significant change in economic position. Persons exchanging securities should consult their own tax advisor with respect to whether the wash sale rules apply and when a loss might be deductible.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code also requires withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs, unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their Shares, beneficial owners of Shares could be subject to this 30% withholding tax with respect to distributions on their Shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Prospective investors should consult their own tax advisors regarding the application of the foregoing.

THE TAX AND OTHER MATTERS DESCRIBED IN THIS SUMMARY DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS.

Investment by ERISA Accounts

General

Most employee benefit plans, and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA. (ii) a plan as defined in Section 4975 of the Code. or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly offered security exception described above applies if the equity interest is a security that is:

(1)         freely transferable (determined based on the relevant facts and circumstances).

(2)         part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other). and

(3)         either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares. The Sponsor believes that the Shares therefore constitute publicly offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan.

•	exercise any authority or control with respect to management or disposition of the assets of the plan.

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan.

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan. or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non‑exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related‑party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

Statements, Filings and Reports

The Trust will furnish annual reports (as of the end of each fiscal year) for the Fund to DTC purchasers for distribution to Shareholders, as required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.

The Trust will also post monthly reports to the Fund’s website (www.teucrium.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.

In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website: www.teucrium.com.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable. The Fund or its appointed agent will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund by contacting the Fund at Three Main Street, Suite 215, Burlington, Vermont 05401 or from the Fund’s website, www.teucrium.com.

Summary of Promotional and Sales Material

The Fund expects to use the following sales material it has prepared:

●	the Fund’s website, www.teucrium.com; and

●	the Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

Incorporation By Reference of Certain Information

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the information relating to the Fund in the documents set forth below that have been previously filed with the SEC and information relating to the Fund in any future filings that the Trust makes with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

•         The Trust’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025.

•         The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

•         The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 11, 2025; and

•         The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 10, 2025.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

7RCC Spot Bitcoin and Carbon Credit Futures ETF

Attention: Cory Mullen‑Rusin

Three Main Street Suite 215, Burlington, VT 05401

(802) 540‑0019

Our Internet website is www.teucrium.com. We make our electronic filings with the SEC, including our annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

Financial Statements

The financial statements of the Trust have been incorporated into this prospectus and registration statement as described above under “Incorporation By Reference of Certain Information.” The financial statements of the Fund are set forth below.

7RCC Spot Bitcoin and Carbon Credit Futures ETF

Index to Financial Statements

Page Number
Report of Independent Registered Public Accounting Firm	143
Statement of Assets and Liabilities	145
Notes to Statement of Assets and Liabilities	145

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholders of

7RCC Spot Bitcoin and Carbon Credit Futures ETF

Opinion on the financial statements

We have audited the accompanying statement of assets and liabilities of 7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”), a series of Teucrium Commodity Trust, as of December 10, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 10, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical audit matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ GRANT THORNTON LLP

We have served as the auditor of one or more of the series of Teucrium Commodity Trust since 2014.

New York, New York

January 26, 2026

7RCC Spot Bitcoin and Carbon Credit Futures ETF

Statement of Assets and Liabilities

December 10, 2025
Assets

Cash and cash equivalents
Cash	$100
Total assets	100

Net assets	$100

Shares outstanding	4

Net asset value per share	$25

See accompanying notes.

Notes to Statement of Assets and Liabilities

December 10, 2025

Note 1 — Organization and Business

7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”) is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed on September 17, 2025 and is managed and controlled by Teucrium Trading, LLC (the “Sponsor”). The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Sponsor registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017.  Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC, is a Delaware limited liability company, which was formed on January 4, 2022.  Teucrium Investment Advisors, LLC is a U.S. SEC registered investment advisor.  Teucrium Investment Advisors, LLC was registered with the CFTC as a CPO on May 2, 2022, a CTA on May 2, 2022, and a Swap Firm on May 9, 2022.  Teucrium Investment Advisors, LLC became a member of the NFA on May 9, 2022.

The investment objective of the Fund is to reflect the daily changes of the price in bitcoin and Carbon Credit Futures, as represented by the Index, less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or its investment strategy. The Fund’s investment strategy is to hold a combination of bitcoin and Carbon Credit Futures to replicate the performance of the Index in furtherance of its investment objective. The Index is designed to track the performance of investing in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures are linked to the value of emissions allowances issued under the following regimes: the European Union Emissions Trading System (“EU ETS”), the California Cap and Trade (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). To obtain exposure to the EU ETS, the Index uses Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures (“EU CEA Carbon Credit Futures”). To obtain exposure to the CCA, the Index uses ICE California Carbon Allowance Vintage Future contracts (“CCA Carbon Credit Futures”). To obtain exposure to the RGGI, the Index uses ICE RGGI (CO2 allowances) futures contracts (“RGGI Carbon Credit Futures”). The Fund seeks to achieve its investment objective by investing under normal market conditions the Fund invests in bitcoin, Carbon Credit Futures and cash and cash equivalents.  However, if necessary in order to comply with regulatory requirements or in view of conditions in the carbon credits market (including a potential lack of liquidity in the futures market for the Carbon Credit Futures), the Fund will invest in carbon credit futures contracts other than the Carbon Credit Futures.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations.  Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Index, or investment strategies.  The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the Exchange.  The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted.  However, in such instance the Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change.  Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker dealer.

The Fund invests 80% of its assets in bitcoin and the remainder in Carbon Credit Futures to the extent necessary to track the performance of the Index.  After fulfilling its margin and collateral requirements for the Carbon Credit Futures, the Fund invests the remainder of its proceeds attributable to the Carbon Credit Futures in short term financial instruments of the type commonly known as “cash and cash equivalents.”  Cash and cash equivalents may include short‑term Treasury bills, money market funds, and commercial paper or finance company paper of sufficient credit quality in the view of the Sponsor.

The Fund will create and redeem units only in blocks called creation baskets and redemption baskets, respectively.  Only authorized purchasers may purchase or redeem creation baskets or redemption baskets.  An authorized purchaser is under no obligation to create or redeem baskets, and an authorized purchaser is under no obligation to offer to the public units of any baskets it does create.  Baskets will generally be created when there is a demand for units, including, but not limited to, when the market price per unit is at (or perceived to be at) a premium to the NAV per share.  Authorized purchasers will then sell such units, which will be listed on the New York Stock Exchange (“NYSE”) Arca, to the public at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of the Fund at the time the authorized purchaser purchased the creation baskets and the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale,.  The prices of units offered by authorized purchasers are expected to fall between the Fund’s NAV and the trading price of the units on the NYSE Arca at the time of sale.  Similarly, baskets will generally be redeemed when the market price per unit is at (or perceived to be at) a discount to the NAV per share.  Retail investors seeking to purchase or sell units on any day are expected to affect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

Sponsor Fee

Under the Trust Agreement, the Sponsor will be responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.68% per annum on average net assets. The Fund will pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays the fees and expenses associated with the Trust’s tax, accounting, and reporting requirements with the exception of certain initial implementation services fees and base services fees which will be paid by the Sponsor.

Income Taxes

The Trust is organized and will be operated as a Delaware statutory trust. The Fund has elected to be classified as a corporation for U.S. federal income tax purposes.

The Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Fund will file income tax returns in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Fund recording a tax liability that reduces net assets.

The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include among other things questioning the tax classification of the Fund, the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Additions and Redemptions

Authorized Purchasers may purchase creation baskets consisting of 10,000 shares from the Fund. The amount of the proceeds required to purchase a creation basket will be equal to the net asset value of the shares in the creation basket determined as of 4:00 p.m. New York Time on the day the order to create the basket is properly received.

Authorized Purchasers may redeem shares from the Fund only in blocks of 10,000 shares called “redemption baskets”. The amount of the redemption proceeds for a redemption basket will be equal to the net asset value of the shares in the redemption basket determined as of 4:00 p.m.(ET) on the day the order to redeem the basket is properly received.

The Fund will receive or will pay the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers will be reflected in the Fund's statement of assets and liabilities as receivable for shares sold. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund's statement of assets and liabilities as payable for shares redeemed.

Calculation of Net Asset Value

The Fund’s NAV per Share is calculated by:

·	Taking the current market value of its total assets; and
·	Subtracting any liabilities; and
·	Dividing the balance by the number of Shares.

U.S. Bank Global Fund Services (“Global Fund Services”), in its capacity as the “Administrator,” calculates the NAV of the Fund once each trading day. It calculates NAV as of the earlier of the close of the Exchange or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:00 p.m. (ET).

In determining the NAV of the Fund, the Administrator values the bitcoin held by the Fund based on the Bitcoin Price calculated by the Index, unless otherwise determined by the Sponsor in its sole discretion. The value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. The Fund values the bitcoin held by the Fund based on the Bitcoin Price calculated by the Index for purposes of NAV. The Index requires each digital asset trading platform used to calculate the price of bitcoin to meet certain criteria, and the exchanges qualifying under such criteria are used to calculate the Bitcoin Price. Kaiko reviews the time-weighted average price between 3:00 pm and 4:00 pm ET and values bitcoin as the median value amongst the eligible platforms. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin. The Carbon Credit Futures will be valued using the settlement price at closing on the primary trading exchange. The ICE Endex determines and releases the settlement price of the EU CEA Carbon Credit Futures daily, generally by 5:15pm Central European Time (“CET”). The Administrator converts the value of Euro denominated assets into the U.S. dollar equivalent using published foreign currency exchange prices by an independent pricing vendor. With respect to the CCA Carbon Credit Futures and RGGI Carbon Credit Futures, ICE U.S. determines and releases the settlement price for each respective futures contract daily, generally by 2:30 pm ETF. All major exchanges that trade Carbon Credit Futures, such as the ICE Endex and ICE U.S. exchanges, provide real time pricing information to the general public through data vendors such as Bloomberg, which the Administrator will use to value the Fund’s Carbon Credit Futures. For futures contracts that are not Carbon Credit Futures, the Fund will value those instruments in accordance with the settlement price at closing on the exchange upon which the futures contract trades.

For purposes of financial statements and reports, the Sponsor will recalculate the NAV of the Fund where necessary to reflect the “fair value” of a Futures Contract when the Futures Contract of the Fund closes at its price fluctuation limit for the day. Treasury Securities held by the Fund are valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes. The NAV includes any unrealized profit or loss on open Commodity Interests and any other credit or debit accruing to each Fund but unpaid or not received by the Fund.

The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC (“ICE Data”) calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s bitcoin and Carbon Credit Futures during the trading day. Changes in the value of cash and cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value will be disseminated on a per Share basis, as calculated by a third-party financial data provider, every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET by one or more major market vendors.

There are many instances in the market today where the indicative fund value and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust, provided that there is not a minimum number of shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Sponsor has engaged the following Service Providers:

The Custodians

The Fund’s assets will be split among two custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC for the Fund’s bitcoin holdings. Separately, U.S. Bank, N.A., will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

Bitcoin Custodian. Gemini Trust Company, LLC serves as the Fund’s Bitcoin Custodian, pursuant to its custodial agreement, to hold a portion of the Fund’s bitcoin in accordance with the procedures outlined above in the section “Custody of the Fund’s Assets”. The Bitcoin Custodian has its principal offices at 315 Park Ave South, Floor 16, New York, NY 10010. Gemini Trust Company, LLC is a fiduciary under § 100 of the New York Banking Law. The Bitcoin Custodian is authorized to serve as the Fund’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement.

Non-Digital Custodian. In its capacity as the Non-Digital Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. The Non-Digital Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System.

Registrar, Transfer Agent, Fund Accountant, and Fund Administrator

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as Administrator for the Fund, performing certain administrative, accounting services, and preparing certain SEC and CFTC reports on behalf of the Fund. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202.

Marketing Agent

The Fund employs PINE Distributors LLC, as the Marketing Agent for the Fund. The Marketing Agent Services Agreement is among the Marketing Agent and the Trust. It calls for the Marketing Agent to work with the Transfer Agent in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Marketing Agent and Teucrium Trading LLC have also entered into a Registered Representative Services Agreement under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Marketing Agent under certain FINRA rules (“Registered Representatives”). As Registered Representatives of the Marketing Agent, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. Under the Registered Representative Services Agreement, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the Registered Representative Services Agreement and the Marketing Agent’s internal procedures. The Marketing Agent’s principal business address is 501 S. Cherry Street, Suite 610, Denver, CO 80264. The Marketing Agent is a broker‑dealer registered with the SEC and a member of FINRA.

7RCC

7RCC Global Inc. (“7RCC”) has its principal offices at 90 Alton Rd, Suite 1105, Miami Beach, FL 33139. 7RCC, established in 2021, is an alternative investment manager specializing in bridging the digital asset industry with environmentally conscious investment strategies. The firm focuses on developing innovative financial products that align with Environmental, Social, and Governance principles, catering to investors seeking sustainable investment opportunities. The team at 7RCC comprises professionals with extensive backgrounds in financial markets, blockchain technology, and sustainable investment practices.

7RCC is responsible for providing the Sponsor and Marketing Agent with research and analysis for use in the operation and marketing of the Fund. 7RCC has no role in maintaining, calculating or publishing the Index. 7RCC also has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

The Sponsor and 7RCC have entered into one or more agreements that sets forth certain terms and conditions applicable to the marketing, promotion, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses. From the Sponsor’s Fee paid to the Sponsor by the Fund, the Sponsor retains a management fee, in addition to paying the operational costs for the respective Fund. Following the deduction of such costs from the Sponsor Fee, 7RCC receives the resulting profits. If the Sponsor Fee is not sufficient to cover a Fund’s operating expenses, including amounts to be retained by the Sponsor, 7RCC will pay the shortfall.

Bitcoin Trading Counterparty

The Trust, on behalf of the Fund, has entered into a Digital Asset Purchase and Sale Agreement with Gemini, in its capacity as the Bitcoin Trading Counterparty. This agreement sets forth the general parameters under which a transaction in bitcoin will be effectuated, should any transaction with the Bitcoin Trading Counterparty occur. Under the agreement, the Fund shall determine and notify the Bitcoin Trading Counterparty of its intention to sell or purchase bitcoin. The Bitcoin Trading Counterparty does not have an obligation to accept any such offer from the Fund and shall be entitled to buy or sell the bitcoin from or to the Fund, respectively, according to the terms agreed to by both parties. Payment for and delivery of the bitcoin will be due as agreed between the Trust and the Bitcoin Trading Counterparty. Delivery of the bitcoin are considered to be completed when the bitcoin are credited to the Fund’s wallet. The agreement shall remain in effect until terminated in writing by either the Trust or the Bitcoin Trading Counterparty. The Bitcoin Trading Counterparty shall have no liability for any losses, liabilities, damages, fees or expenses of the Fund arising from the agreement, except that the Bitcoin Trading Counterparty may be liable for its gross negligence, willful misconduct, fraud, or material breach of the agreement. The agreement is governed by, and construed and enforced in accordance with, the laws of the State of New York.

Clearing Brokers

ADM Investor Services, Inc. (ADM) serves as the Fund’s clearing broker (the “Clearing Broker”) to execute and clear the Fund’s futures transactions and provide other brokerage-related services. The Clearing Broker is registered as an FCM with the CFTC, is a member of the National Futures Association (“NFA”) and is a clearing member of all major U.S. futures exchanges. The Clearing Broker is registered as broker-dealers (“BDs”) with the U.S. Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Index Provider

Kaiko serves as the index provider, benchmark administrator and calculates the price of bitcoin used by the Index.  Kaiko is also the central recipient of input data and evaluates the integrity and accuracy of the input data.  Solactive AG (“Solactive”) is calculation agent of the Index, and is also the index provider for each of the sub-indexes that comprise the Index.

Note 2 — Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 – Income Statement—Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The amendments require an entity to disaggregate certain income statement line-items within the Notes to the Financial Statements. The Sponsor is evaluating the impacts to the financial statements and disclosures to the Fund.

The FASB issued ASU 2023-07, Segment Reporting (Topic 280Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which enhances disclosure requirements about significant segment expenses that are regularly provided to the chief operating decision maker (the “CODM”). ASU 2023-07, among other things, (i) requires a single segment public entity to provide all of the disclosures as required by ASC 280, (ii) requires a public entity to disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources and (iii) provides the ability for a public entity to elect more than one performance measure. ASU 2023-07 is effective for the fiscal years beginning after December 15, 2023, and interim periods beginning with the first quarter ended March 31, 2025. Early adoption is permitted and retrospective adoption is required for all prior periods presented. Management has evaluated the applicability of ASU 2023-07 and concluded that the guidance will not have a material impact on the Fund’s financial statements upon commencement of operations, as the Fund will operate as a single reportable segment.

Note 3 - Organizational and Offering Costs

Expenses incurred in organizing of the Fund and the initial offering of the shares, including applicable SEC registration fees will be borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 4 – Indemnification

Under the Trust Agreement, the trustee (and its directors, employees and agents) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of its obligations and duties under the Trust’s organizational documents. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

Note 5 - Financial Highlights

The Fund has not commenced investment operations. As of December 10, 2025, the Fund issued four shares at $25.00 per share as seed capital. Other than the initial capitalization, the Fund had no operations, no investment activity, and no realized or unrealized gains or losses during the period. Net asset value remained unchanged at $25.00 per share from inception through the end of the period.

Note 6 - Subsequent Events

Management has evaluated the financial statements for subsequent events through the date of this filing and noted no material events requiring either recognition through the date of the filing or disclosure herein for the Trust and the Fund, except as noted below.

On December 18, 2025, the Trust”, the Sponsor, and Wilmington Trust Company, the trustee of the Trust (the “Trustee”), entered into a Sixth Amended and Restated Declaration of Trust and Trust Agreement (the “Declaration of Trust”). The Declaration of Trust reflects changes relating to the tax treatment of each series of the Trust  and contains other clarifying and conforming amendments. A copy of the Form 8-K describing the amendment to the Declaration of Trust can be found here: https://www.sec.gov/ix?doc=/Archives/edgar/data/1471824/000143774925038302/weat20251217_8k.htm

Information You Should Know

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

Where You Can Find More Information

The Trust has filed on behalf of the Fund a registration statement on Form S‑1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucrium.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Statement Regarding Forward‑Looking Statements‑

This prospectus includes “forward‑looking statements” which generally relate to future events or future performance. In some cases, you can identify forward‑looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as market volatility in the commodities markets and futures markets and indexes that track such movements, the Russia‑Ukraine conflict and conflicts in the Middle East, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward‑looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Fund?” Consequently, all the forward‑looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

Industry and Market Data

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and commodities futures market (particularly, carbon credit futures). While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “What Are the Risk Factors Involved with an Investment in the Fund?” in this prospectus.

Appendix A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

“Administrator” or “Global Fund Services: U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services.

“Authorized Purchaser”: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

“Authorized Purchaser Agreement”: An agreement entered into by an Authorized Purchaser with the Sponsor which provides the procedures for the creation and redemption of Baskets.

“Bitcoin Blockchain” or “Blockchain”: The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Bitcoin Custodian”: Gemini Trust Company, LLC.

“Bitcoin Network”: The decentralized, open source protocol of a peer-to-peer network that facilitates the creation, transmission and ownership of bitcoin.

“Bitcoin Price”: The U.S. Dollar value of a bitcoin as represented by the Index.

“Business Day”: Any day other than a day when any of the Exchange is closed for regular trading.

“Cap”: Maximum level of GHG emissions for a certain group of entities as defined by a regulator.

“Carbon Credit Futures”: Carbon credit futures contracts that comprise the Index

“CCMs”: Compliance carbon markets established by governments and operate under a cap-and-trade system.

“CEA”: Commodity Exchange Act of 1936, as amended.

“CFTC”: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

“Code”: The U.S. Internal Revenue Code of 1986, as amended.

“CO2”: Carbon-dioxide.

“Commodity Pool”: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

“Commodity Pool Operator” or “CPO”: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

“Commodity Trading Advisor” or “CTA”: A person or organization who: (a) for compensation or profit, engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value or advisability of trading any contract for the sale of a commodity for future delivery; (b) for compensation or profit, and as part of a regular business, issues or promulgates analyses or reports concerning a contract of sale of a commodity for future delivery, or (c) is registered with the CFTC as a CTA.

“Creation Basket”: A block of 10,000 Shares used by the Fund to issue Shares.

“Custodians”: Collectively, the Bitcoin Custodian and Non-Digital Custodian.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“FINRA”: Financial Industry Regulatory Authority.

“Forward Contract”: A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular underlying asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts.

“Futures Contract”: an exchange‑traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Typically, a futures contract is traded out or rolled on an exchange before delivery or receipt of the underlying commodity is required.

“Futures Commission Merchant” or “FCM”: A person or organization who: (a) is engaged in soliciting or in accepting orders for the purchase or sale of any commodity for future delivery, a security futures product, a commodity, swap, any agreement, contract or transaction, a commodity option, an authorized leverage transaction, or acting as a counter party in any agreement, contract or transaction, (b) in connection with any of these activities accepts money, securities or property to margin, guarantee, or secure any trades or contracts that may result therefrom, and (c) is registered with the CFTC as a FCM.

“Investment Company Act”: Investment Company Act of 1940, as amended

“Index”: 7RCC Kaiko Bitcoin Carbon Credit Index

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Investment Advisers Act”: Investment Advisers Act of 1940, as amended.

“Investment Company Act”: Investment Company Act of 1940, as amended.

“IRA”: An individual retirement account provided for under Section 408(m) of the Code.

“IRS”: The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“Kaiko”: Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden

“Margin”: The amount of equity required for an investment in futures contracts.

“Marketing Agent”: PINE Distributors, LLC.

“NAV”: Net Asset Value of the Fund.

“NFA”: National Futures Association.

“Non-Digital Custodian”: U.S. Bank, N.A.

“NSCC”: National Securities Clearing Corporation.

“Options”: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

“Redemption Basket”: A block of 10,000 Shares used by the Fund to redeem Shares.

“SEC”: The U.S. Securities and Exchange Commission.

“Secondary Market”: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

“Securities Act”: The Securities Act of 1933.

“Shareholders”: Holders of Shares.

“Shares”: Common units representing fractional undivided beneficial interests in the Fund.

“Sponsor”: Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

“Spot Contract”: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two‑day settlement.

“Solactive”: Solactive AG

“Swap Agreement”: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap.

“Tracking Error”: Possibility that the daily NAV of the Fund will not track the Index.

“Trust”: Teucrium Commodity Trust, a Delaware statutory trust under the DSTA and the pursuant to the Trust Agreement.

“Trust Agreement”: The Sixth Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of December 18, 2026.

“Trustee”: Wilmington Trust, National Association, the Delaware trustee of the Trust.

“U.S. Dollar” or “$”: United States Dollar or Dollars.

“Valuation Day”: Any day as of which the Fund calculates its NAV.

“Vault Balance”: One or more storage accounts in the name of the Sponsor and of the Fund held for the safekeeping of the Fund’s bitcoin.

“VCMs”: Voluntary carbon markets.

“You”: The owner of Shares.

Statement of Additional Information

7RCC Spot Bitcoin and Carbon Credit Futures ETF

This statement of additional information is the second part of a two‑part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (802) 540‑0019. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 20.

This statement of additional information and accompanying disclosure document are both dated February 20, 2026.

7RCC Spot Bitcoin and Carbon Credit Futures ETF

Table of Contents

Page

Commodity Market Participants	158

Regulation	158

Potential Advantages of Investment	161

Fund Performance	161

Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate‑sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time they must perform the contract. For example, if a hedger contracts to physically sell the commodity at a future date, they may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the physical contract, the hedger may accept delivery under their futures contract and sell the commodity quantity as required by the physical contract or they may buy the actual commodity, sell it under the physical contract and close out their futures contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that they expect to earn from farming, merchandising, or processing operations rather than to profit from their trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked‑in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks their capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Teucrium Funds are required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non‑traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to “commodity interests,” such as futures, swaps, and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e., a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd‑Frank Wall Street Reform and Consumer Protection Act (the “Dodd‑Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd‑Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal‑based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the OTC market, but are now designated as subject to the clearing requirement; and margin requirements for OTC swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non‑traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The Dodd‑Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd‑Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Spot Market Transactions

Spot markets, on the other hand, are largely unregulated and rely on pricing sources that track over-the-counter (OTC) transactions. For cryptoassets, including bitcoin, these OTC transactions are relatively new and usually take place in the so-called crypto exchanges or digital asset trading platforms.

Digital asset trading platforms are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities trading platforms or designated contract markets. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Furthermore, many spot markets and over-the-counter market venues do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or oversight of customer trading. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of bitcoin trading.

Many digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues.

Position Limits, Aggregation Limits, Price Fluctuation Limits

The CFTC and U.S. futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on a number of agricultural commodities (e.g., corn, oats, wheat, soybeans and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. A Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to a Fund.

The Dodd‑Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. Part 150 of the CFTC’s regulations specifies a policy for aggregation under the CFTC’s position limits regime for futures and option contracts on nine agricultural commodities (“the Aggregation Requirements”). The Aggregation Requirements address the circumstances under which market participants would be required to aggregate all their positions, for purposes of the position limits, of all positions in Reference Contracts of the 9 agricultural commodities held by a single entity and its affiliates, regardless of whether such positions exist on US futures exchanges, non‑US futures exchanges, or in OTC swaps. An affiliate of a market participant is defined as two or more persons acting pursuant to an express or implied agreement or understanding. The Sponsor does not anticipate that the Aggregation Requirements will have an impact on the ability of a Fund to meet its respective investment objectives.

Part 150 of the CFTC’s regulations establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts that all market participants must comply with, with certain exemptions (the “Position Limits Rule”). The Carbon Credit Futures are subject to position limits under the Position Limits Rule, and the Fund’s trading does not qualify for an exemption therefrom.

The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the commodities traded by the Fund:

Carbon Credit Futures Contract	Spot Month Position Limit	All Month and Single Month (excluding spot month) Aggregate Accountability Level
Intercontinental Exchange (“ICE”) EUA (Carbon Emission Allowances) futures contracts	25,000 contracts	25,000 contracts
ICE California Carbon Allowance Vintage Future contracts	25,000 contracts	30,000 contracts
ICE RGGI (CO2 allowances) futures contracts	25,000 contracts	25,000 contracts

For a discussion generally regarding the risks that position limits may pose for the Fund, see the risk factor in “What are the Risk Factors Involved With an Investment in the Fund” regarding position limits, accountability levels and daily price fluctuation limits.

The Position Limits Rule could inhibit the Fund’s ability to invest in the Carbon Credit Futures and thereby could negatively impact the ability of the Fund to meet its investment objective. Pursuant to the CFTC’s and the exchanges’ aggregation requirements, all accounts owned or managed by the Sponsor are combined for speculative position limits purposes. The Funds could be required to liquidate positions it holds in order to comply with such limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to a Fund.

These regulations and the resulting increased costs and regulatory oversight requirements may result in market participants being required or deciding to limit their trading activities, which could lead to decreased market liquidity and increased market volatility. In addition, transaction costs incurred by market participants are likely to be higher due to the increased costs of compliance with the regulations. These consequences could adversely affect a Fund’s returns.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

FCM

The CEA requires all FCMs, such as the Teucrium Funds’ clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

CFTC regulations require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income and Expense

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits, and cash reserves are maintained in cash and cash equivalents and interest is generally earned on available assets, which include unrealized profits credited to the Fund’s accounts.

Fund Performance

THE POOL HAS NOT COMMENCED TRADING YET AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

PROSPECTUS

7RCC SPOT BITCOIN AND CARBON CREDIT FUTURES ETF

Until [__________, ____] (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Teucrium Trading, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	(1)
Listing fee (actual)	$7,000
Auditor’s fees and expenses	$31,500
Legal fees and expenses	$45,000
Printing expenses	n/a
Miscellaneous expenses	n/a
Total	(2)

(1)          Applicable SEC registration fees have been deferred in accordance with Rules 456(d) and 457(u) of the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)          Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 14.         Indemnification of Directors and Officers.

The Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
3.1	Sixth Amended and Restated Declaration of Trust and Trust Agreement. (1)
3.2	Certificate of Trust of the Registrant. (2)
3.3	Instrument Establishing the Fund. (3)
5.1	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the Shares. (9)
8.1	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences. (9)
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the Sixth Amended and Restated Declaration of Trust and Trust Agreement).(1)
10.2	Marketing Agent Services Agreement. (4)
10.3	First Amendment to Marketing Agent Services Agreement. (9)
10.4	Form of Bitcoin Custody Agreement. (9)
10.5	Custody Agreement (5)
10.6	Third Amendment to the Custody Agreement. (9)
10.7	Fund Accounting Servicing Agreement. (6)
10.8	Third Amendment to the Fund Accounting Servicing Agreement. (9)
10.9	Transfer Agent Servicing Agreement. (7)
10.10	Third Amendment to the Transfer Agent Servicing Agreement. (9)
10.11	Fund Administration Servicing Agreement. (8)
10.12	Third Amendment to the Fund Administration Servicing Agreement. (9)
10.13	Form of Digital Asset Purchase and Sale Agreement. (9)
10.14	Sublicense Agreement*
23.1	Consents of Eversheds Sutherland (US) LLP (included in Exhibits 5.1 and 8.1). (9)
23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm. (9)
23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm. (9)
24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein).
107	Filing Fee Table. (3)
(1)	Previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on December 18, 2025, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (333-162033), filed on September 21, 2009 and incorporated by reference herein.
(3)	Previously filed as like-numbered exhibits to Registrant’s Registration Statement on Form S-1 (333-290330), filed on September 17, 2025 and incorporated by reference herein.
(4)	Previously filed as Exhibit 99.1 to Registrant’s Current Report on Form 8-K, filed on June 14, 2024 and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016, and incorporated by reference herein
(9)	Previously filed as like-numbered exhibits to Registrant’s Registration Statement on Form S-1 (333-290330), filed on January 27, 2026, and incorporated by reference herein.
*	Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That, or purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on February 18, 2026.

Teucrium Commodity Trust
By: Teucrium Trading, LLC, Sponsor

By:	/s/ Sal Gilbertie
Name: Sal Gilbertie Title: Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Teucrium Trading, LLC the sponsor of Teucrium Commodity Trust, hereby constitute and appoint Sal Gilbertie, Cory Mullen-Rusin and Springer Harris, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ Sal Gilbertie	President/Chief Executive Officer/Chief Investment Officer/Member of the Sponsor	February 18, 2026
Sal Gilbertie
/s/ Cory Mullen-Rusin	Chief Financial Officer/Chief Accounting Officer/Principal Financial Officer	February 18, 2026
Cory Mullen-Rusin
/s/ Springer Harris	Chief Operating Officer	February 18, 2026
Springer Harris